                                                                    EXHIBIT 99.1

                                CREDIT AGREEMENT

                          DATED AS OF SEPTEMBER 7, 2001

                                      AMONG

                            THE ACKERLEY GROUP, INC.
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                           CREDIT SUISSE FIRST BOSTON,
                             AS ADMINISTRATIVE AGENT

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      AS CO-ARRANGER AND SYNDICATION AGENT

                              --------------------


                           CREDIT SUISSE FIRST BOSTON,
                         AS LEAD ARRANGER AND BOOKRUNNER


                                TABLE OF CONTENTS

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                                                                                        Page No.
                                                                                        --------
Section 1.            DEFINITIONS...........................................................2

      1.1             Certain Defined Terms.................................................2

      1.2             Accounting Terms; Utilization of GAAP for Purposes of
                      Calculations Under Agreement.........................................28

      1.3             Other Definitional Provisions and Rules of Construction..............28


Section 2.            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................29

      2.1             Commitments; Making of Loans; the Register; Notes....................29

      2.2             Interest on the Loans................................................35

      2.3             Fees.................................................................39

      2.4             Repayments, Prepayments and Reductions in Revolving Loan
                      Commitments; General Provisions Regarding Payments; Application
                      of Proceeds of Collateral and Payments Under Subsidiary Guaranty.....39

      2.5             Use of Proceeds......................................................46

      2.6             Special Provisions Governing Eurodollar Rate Loans...................47

      2.7             Increased Costs; Taxes; Capital Adequacy.............................49

      2.8             Statement of Lenders; Obligation of Lenders and Issuing Lenders
                      to Mitigate and Reimbursement for Recoveries.........................53


Section 3.            LETTERS OF CREDIT....................................................54

      3.1             Issuance of Letters of Credit and Lenders' Purchase of
                      Participations Therein...............................................54

      3.2             Letter of Credit Fees................................................57

      3.3             Drawings and Reimbursement of Amounts Paid Under Letters of
                      Credit...............................................................57

      3.4             Obligations Absolute.................................................60

      3.5             Indemnification; Nature of Issuing Lenders' Duties...................61


Section 4.            CONDITIONS TO LOANS AND LETTERS OF CREDIT............................62

      4.1             Conditions to Term Loans and Initial Revolving Loans and Swing
                      Line Loans...........................................................62

      4.2             Conditions to All Loans..............................................67

      4.3             Conditions to Letters of Credit......................................68


Section 5.            COMPANY'S REPRESENTATIONS AND WARRANTIES.............................68

      5.1             Organization, Powers, Qualification, Good Standing, Business
                      and Subsidiaries.....................................................68

      5.2             Authorization of Borrowing, etc......................................70

      5.3             Financial Condition..................................................71

      5.4             No Material Adverse Change; No Restricted Junior Payments............71

      5.5             Title to Properties; Liens; Real Property; Intellectual Property.....71

      5.6             Litigation; Adverse Facts............................................73

      5.7             Payment of Taxes.....................................................73

      5.8             Performance of Material Contracts; Materially Adverse Agreements.....73

      5.9             Governmental Regulation..............................................74

      5.10            Securities Activities................................................74

      5.11            Employee Benefit Plans...............................................74

      5.12            Certain Fees.........................................................75

      5.13            Environmental Protection.............................................75

      5.14            Employee Matters.....................................................76

      5.15            Solvency.............................................................76

      5.16            Matters Relating to Collateral.......................................76

      5.17            Disclosure...........................................................77

      5.18            Subordinated Indebtedness............................................77


Section 6.            COMPANY'S AFFIRMATIVE COVENANTS......................................77

      6.1             Financial Statements and Other Reports...............................78

      6.2             Existence, etc.......................................................82

      6.3             Payment of Taxes and Claims; Tax.....................................82

      6.4             Maintenance of Properties; Insurance; Application of Net
                      Insurance/ Condemnation Proceeds.....................................83

      6.5             Inspection Rights; Lender Meeting....................................85

      6.6             Compliance with Laws, etc............................................85

      6.7             Environmental Matters................................................85

      6.8             Execution of Subsidiary Guaranty and Personal Property
                      Collateral Documents After the Closing Date..........................86

      6.9             Matters Relating to Additional Real Property Collateral..............87

      6.10            FCC Matters..........................................................88

      6.11            License Subs.........................................................88

      6.12            Post-Closing Mortgaged Properties....................................89


Section 7.            COMPANY'S NEGATIVE COVENANTS.........................................90

      7.1             Indebtedness.........................................................90

      7.2             Liens and Related Matters............................................91

      7.3             Investments; Acquisitions; LMA's.....................................92

      7.4             Contingent Obligations...............................................93

      7.5             Restricted Junior Payments...........................................94

      7.6             Financial Covenants..................................................94

      7.7             Restriction on Fundamental Changes; Asset Sales......................97

      7.8             Consolidated Capital Expenditures....................................98

      7.9             Transactions with Shareholders and Affiliates........................99

      7.10            Sales and Lease-Backs................................................99

      7.11            Conduct of Business.................................................100

      7.12            Amendments of Documents Relating to Subordinated Indebtedness.......100

      7.13            Fiscal Year.........................................................100


Section 8.            EVENTS OF DEFAULT...................................................100

      8.1             Failure to Make Payments When Due...................................100

      8.2             Default in Other Agreements.........................................101

      8.3             Breach of Certain Covenants.........................................101

      8.4             Breach of Warranty..................................................101

      8.5             Other Defaults Under Loan Documents.................................101

      8.6             Involuntary Bankruptcy; Appointment of Receiver, etc................101

      8.7             Voluntary Bankruptcy; Appointment of Receiver, etc..................102

      8.8             Judgments and Attachments...........................................102

      8.9             Dissolution.........................................................103

      8.10            Employee Benefit Plans..............................................103

      8.11            Change in Control...................................................103

      8.12            Invalidity of Subsidiary Guaranty; Failure of Security;
                      Repudiation of Obligations..........................................103

      8.13            FCC Licenses........................................................103

      8.14            Effective Subordination.............................................104


Section 9.            ADMINISTRATIVE AGENT................................................105

      9.1             Appointment.........................................................105

      9.2             Powers and Duties; General Immunity.................................106

      9.3             Independent Investigation by Lenders; No Responsibility For
                      Appraisal of Creditworthiness.......................................107

      9.4             Right to Indemnity..................................................108

      9.5             Successor Administrative Agent and Swing Line Lender................108

      9.6             Collateral Documents and Guaranties.................................109

      9.7             Duties of Other Agents..............................................110

      9.8             Administrative Agent May File Proofs of Claim.......................110


Section 10.           MISCELLANEOUS.......................................................111

      10.1            Successors and Assigns; Assignments and Participations in Loans
                      and Letters of Credit...............................................111

      10.2            Expenses............................................................115

      10.3            Indemnity...........................................................116

      10.4            Set-Off; Security Interest in Deposit Accounts......................117

      10.5            Ratable Sharing.....................................................117

      10.6            Amendments and Waivers..............................................118

      10.7            Independence of Covenants...........................................119

      10.8            Notices; Effectiveness of Signatures................................120

      10.9            Survival of Representations, Warranties and Agreements..............120

      10.10           Failure or Indulgence Not Waiver; Remedies Cumulative...............120

      10.11           Marshalling; Payments Set Aside.....................................121

      10.12           Severability........................................................121

      10.13           Obligations Several; Independent Nature of Lenders' Rights..........121

      10.14           Headings............................................................121

      10.15           Applicable Law......................................................122

      10.16           Construction of Agreement; Nature of Relationship...................122

      10.17           Consent to Jurisdiction and Service of Process......................122

      10.18           Waiver of Jury Trial................................................123

      10.19           Confidentiality.....................................................123

      10.20           Counterparts; Effectiveness.........................................124


Signature pages...........................................................................S-1

                                    EXHIBITS


               I      FORM OF NOTICE OF BORROWING

               II     FORM OF NOTICE OF CONVERSION/CONTINUATION

               III    FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

               IV     FORM OF SECURITIES AGREEMENTS

               V      FORM OF TERM NOTE

               VI     FORM OF REVOLVING NOTE

               VII    FORM OF SWING LINE NOTE

               VIII   FORM OF COMPLIANCE CERTIFICATE

               IX-A   FORM OF OPINION OF COMPANY COUNSEL

               IX-B   FORM OF OPINION OF FCC COUNSEL

               X      FORM OF OPINION OF O'MELVENY & MYERS LLP

               XI     FORM OF ASSIGNMENT AGREEMENT

               XII    FORM OF SOLVENCY CERTIFICATE

               XIII   FORM OF SUBSIDIARY GUARANTY

               XIV    FORM OF SECURITY AGREEMENT

               XV(A) FORM OF DEED OF TRUST

               XV(B) FORM OF MORTGAGE

               XVI    FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

                                    SCHEDULES


               1.1A   CONSOLIDATED EBITDA ADJUSTMENTS

               1.1B   CERTAIN OPERATING LEASES

               4.1C   CORPORATE STRUCTURE

               5.1    SUBSIDIARIES OF COMPANY

               5.5B   REAL PROPERTY

               5.5C   INTELLECTUAL PROPERTY

               5.6    LITIGATION

               7.1    CERTAIN EXISTING INDEBTEDNESS

               7.2    CERTAIN EXISTING LIENS

               7.3    CERTAIN EXISTING INVESTMENTS; LMA's

               7.4    CERTAIN EXISTING CONTINGENT OBLIGATIONS

               7.9    CERTAIN TRANSACTIONS WITH AFFILIATES

                            THE ACKERLEY GROUP, INC.
                                CREDIT AGREEMENT

                This CREDIT AGREEMENT is dated as of September 7, 2001 and entered into by and among THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), CSFB as Lead Arranger and Bookrunner, and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-arranger and Syndication Agent ("SYNDICATION AGENT").

                                 R E C I T A L S

                WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used to refinance certain existing indebtedness of Company, to finance certain tax payments and certain subordinated debt interest payments, and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

                WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its property, including a pledge of all of the capital stock of its wholly-owned Domestic Subsidiaries, all of the capital stock owned by Company in other Domestic Subsidiaries and 66% of the capital stock of each Foreign Subsidiary; and

                WHEREAS, all of the wholly-owned Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their property, including a pledge of all of the capital stock of their wholly-owned Domestic Subsidiaries, all of the capital stock owned by them in other Domestic Subsidiaries and 66% of the capital stock of each Foreign Subsidiary;

                NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

        1.1 CERTAIN DEFINED TERMS.

                The following terms used in this Agreement shall have the following meanings:

                "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 6.9.

                "ADDITIONAL MORTGAGES" has the meaning set forth in subsection 6.9.

                "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                "AGREEMENT" means this Credit Agreement dated as of September 7, 2001, as it may be amended, supplemented or otherwise modified from time to time.

                "APPROVED FUND" means a Fund that is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

                "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiary Guarantors of (i) any of the stock of any of Company's Subsidiaries,
(ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less up to a maximum aggregate amount for all such excluded assets since the Closing Date of $2,000,000).

                "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.

                "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

                "CASH" means money, currency or a credit balance in a Deposit Account or a Securities Account.

                "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's. Cash Equivalents includes any items described in the foregoing clauses (i)-(v) which are held in a Securities Account.

                "CHANGE IN CONTROL" means any of the following: (i) the Ackerley Family shall cease to beneficially own and control at least a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Company; (ii) the occurrence of any "Change of Control" as defined in any indenture governing Subordinated Indebtedness, and (iii) the consummation of a Rule 13e-3 transaction (as that term is defined in Rule 13e-3 under the Exchange Act), otherwise known as a "going private" transaction. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. As used herein, "Ackerley Family" means (a) Barry A. Ackerley and the spouse and lineal descendants of Barry A. Ackerley, whether by blood or adoption, (b) any trusts for the exclusive benefit of the individuals referred to in clause (a) above or the executor or administrator of the estate of or other legal representative of the individuals referred to in clause (a) above, and (c) any other Person, at least a majority of the outstanding voting stock of which is owned, of record and beneficially, by any of the Persons referred to in clause (a) or (b) above.

                "CLASS", as applied to Lenders, means each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.

                "CLOSING DATE" means the date on which the initial Loans are made.

                "COLLATERAL" means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

                "COLLATERAL DOCUMENTS" means the Security Agreement, the Securities Agreements, any Foreign Pledge Agreements, the Mortgages, if any, and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any property of that Loan Party as security for the Obligations.

                "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, and any successor statute as from time to time in effect.

                "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto.

                "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures for acquisitions or Investments made pursuant to subsection 7.3(vi). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                "CONSOLIDATED CASH NET INTEREST EXPENSE" means, for any period, Consolidated Net Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt.

                "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Net Interest Expense, (iii) provisions for taxes based on income,
(iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), and (vii) for Fiscal Quarters ending on or prior to June 30, 2002, the adjustments described in Schedule 1.1A in amounts not to exceed the amounts set forth on Schedule 1.1A for such Fiscal Quarters, but only, in the case of clauses (ii)-(vii), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Net Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and paid in cash with respect to such period.

                "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Net Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Debt, (iii) provisions for taxes based on income and paid in cash (excluding taxes paid in connection with Asset Sales), and (iv) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense for the consecutive four Fiscal Quarter period ending on such date.

                "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Closing Date, net of cash interest income of Company and its Subsidiaries on a consolidated basis.

                "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with

Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Senior Debt as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

                "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

                "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                "DOMESTIC SUBSIDIARY" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or
(2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

                "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in
connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                "ERISA AFFILIATE", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the
withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                "EURODOLLAR RATE" means, for any Interest Rate Determination Date, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum obtained by dividing (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

                "EVENT OF DEFAULT" means each of the events set forth in Section 8.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of January 22, 1999, between Company, the lenders named therein and First Union National Bank, as Administrative Agent, as amended or supplemented prior to the Closing Date.

                "EXISTING LETTERS OF CREDIT" means the Letters of Credit listed on Schedule 7.4 annexed hereto and identified as "Existing Letters of Credit".

                "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                "FCC LICENSE" means any of the licenses, permits, certificates of compliance, franchises, approvals or other authorizations issued by the FCC relating to the Stations.

                "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                "FINAL ORDER" means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent which shall have been obtained and (i) which shall not have been reversed, stayed, enjoined, annulled or suspended and (ii) for which the time for filing a request for administrative or judicial relief or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have been disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

                "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral and
(ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                "FLOOD HAZARD PROPERTY" means a Post-Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Company or any Domestic Subsidiary that owns capital stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

                "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                "FUNDED DEBT", as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

                "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at Eleven Madison Avenue, New York, New York or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                "FUNDING DATE" means the date of the funding of a Loan.

                "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                "GRANTING LENDER" has the meaning specified in subsection 10.1B(iv).

                "GUARANTIES" means the Subsidiary Guaranty.

                "GULFSTREAM LEASE" means that certain Master Equipment Lease Agreement dated as of August 16, 1999 between TC Aviation, Inc., as lessee, and General Electric Capital Corporation (as successor to First Security Bank National Association), as lessor, with respect to the lease of a Gulfstream Aerospace G and certain related equipment, and all other agreements executed in connection therewith, as modified, amended or supplemented from time to time.

                "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (vi) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof) but in all events specifically excluding any obligations under the Operating Leases described in Schedule 1.1B annexed hereto and any indebtedness incurred in connection with the financing of insurance premiums up to an aggregate of $1,000,000 in each Fiscal Year. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and
(ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

                "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

                "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of or other debt or equity interests in any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiary Guarantors, of any equity Securities of or other equity interests in such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

                "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                "ISSUING LENDER" means, with respect to any Letter of Credit, the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                "KEYCORP LEASE" means that certain Master Equipment Lease Agreement dated as of May 30, 2000 between AK Mobile Television, Inc., as lessee, and KeyCorp Leasing, as lessor, with respect to the lease of a HDTV mobile production facility and other related equipment, and all other agreements executed in connection therewith, as modified, amended or supplemented from time to time.

                "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent and the Lenders, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold

Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

                "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

                "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

                "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company.

                "LICENSE SUB" means any special purpose Subsidiary of a Loan Party which operates one or more Stations which is created or acquired to hold the FCC Licenses for such Station or Stations and "LICENSE SUBS" means all such License Subs, collectively.

                "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                "LMA" means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing agreement or management services agreement or similar arrangement with respect to the management or marketing of any radio or television station or any other broadcast properties.

                "LMA OBLIGATIONS" means all monetary obligations of Company or any Subsidiary to any other Person with respect to management fees, other compensation or other required payments (but specifically excluding any payments made in connection with the Company's or any Subsidiary's exercise of any purchase option contained in any LMA) from time to time owed pursuant to LMA's, whether matured or unmatured, absolute or contingent.

                "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Collateral Documents and Hedge Agreements between Company, any Subsidiaries and any Lender.

                "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries on a consolidated basis or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                "MATERIAL CONTRACT" means any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which Company or any of its Subsidiaries is a party other than the Loan Documents.

                "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property (i) reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries or (ii) at which an antenna or tower is located.

                "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XV(A) or Exhibit XV(B) annexed hereto, together with such changes thereto as may be required by Administrative Agent in its sole discretion or recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Post-Closing Date Mortgages and any Additional Mortgages, collectively.

                "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless (A) such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company or (B) such proceeds are in fact repatriated by reason of a voluntary action by the Company.

                "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder in excess of $250,000 per occurrence or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, excluding any such payments or proceeds related to billboards or similar outdoor advertising structures up to a maximum aggregate amount in any Fiscal Year of $2,000,000 or of $10,000,000 during the term of this Agreement, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

                "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Company.

                "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                "NOTES" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto.

                "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto.

                "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

                "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Loan Documents):

                (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and
                (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a diminution in the value of the Collateral, taken as a whole, in any material respect as security for the Obligations;

                (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a diminution in the value of the Collateral, taken as a whole, in any material respect as security for the Obligations;

                (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                (xii) licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                "POST-CLOSING DATE MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.12.

                "POST-CLOSING DATE MORTGAGES" has the meaning assigned to that term in subsection 6.12.

                "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of any applicable cure period or both, would constitute an Event of Default.

                "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                "PRO FORMA BASIS" means the compliance of Company with the financial covenants set forth in subsection 7.6 as of the last day of the four Fiscal Quarter period for which such determination is being made (the "COMPLIANCE PERIOD"), after giving effect on a pro forma basis to any permitted acquisitions made during such Compliance Period and any dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment, on the following basis:

                (i) any Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such permitted acquisitions and any Indebtedness repaid in connection with such permitted acquisitions or dispositions shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

                (ii) if such Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such permitted acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                (iii) income statement items (whether positive or negative) attributable to the property or business acquired or disposed of in such permitted acquisitions or dispositions shall be included as if such acquisitions or dispositions took place on the first day of such Compliance Period on a pro forma basis; and

                (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

                "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any assignments of any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

                "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property, other than any fee or leasehold interest in real property which is primarily used for the placement of billboards or similar outdoor advertising structures.

                "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

                "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                "REQUEST FOR ISSUANCE" means a request for an issuance of a Letter of Credit substantially in the form of Exhibit III annexed hereto.

                "REQUISITE CLASS LENDERS" means, at any time of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding 50% or more of the aggregate Revolving Loan Exposure of all Lenders and
(ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

                "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any repurchase, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

                "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 31, 2004.

                "REVOLVING LOAN EXPOSURE", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

                "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(ii).

                "REVOLVING NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                "SECURITIES ACCOUNTS" means, collectively, those securities accounts into which an aggregate of $54,000,000 of Term Loan proceeds will be deposited in escrow on the Closing Date, which proceeds will be held and invested pursuant to the Securities Agreements.

                "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                "SECURITIES AGREEMENTS" means, collectively, those Securities Account Control Agreements between Company, Administrative Agent and each of the securities intermediaries signatory thereto, executed and delivered on the Closing Date and substantially in the form of Exhibit IV annexed hereto, as such Securities Agreements may thereafter be amended, supplemented or otherwise modified from time to time.

                "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIV annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                "SENIOR DEBT" means Consolidated Total Debt minus Subordinated Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                "SPC" has the meaning assigned to such term in subsection 10.1B(iv).

                "SOLVENT", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its

Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                "STATION" means each radio or television station owned and operated by the Loan Parties, and each radio or television station hereafter acquired by any Loan Party in accordance with this Agreement, and "STATIONS" means all such Stations, collectively.

                "SUBORDINATED INDEBTEDNESS" means (i) Company's 9.00% Senior Subordinated Notes due 2009 and (ii) any Indebtedness of Company or any of its Subsidiaries incurred from time to time and expressly subordinated in right of payment to the Obligations.

                "SUBSIDIARY", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "SUBSIDIARY GUARANTOR" means any wholly-owned Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing wholly-owned Subsidiaries of Company on the Closing Date and to be executed and delivered by additional wholly-owned Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                "SWING LINE LENDER" means CSFB, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

                "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

                "SWING LINE NOTE" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Syndication Agent appointed pursuant to subsection 9.5A.

                "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) by the United States or by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office.

                "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                "TERM LOAN EXPOSURE", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                "TERM LOAN MATURITY DATE" means August 31, 2006.

                "TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

                "TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Term Loans of any Lenders, substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                "TRANSACTION COSTS" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

                "TRANSFER FCC CONSENT" means the initial or any subsequent written action or actions by the FCC approving any assignment of FCC Licenses for the Stations from a Loan Party to a License Sub, as required hereunder.

                "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

        1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

        1.3     OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

        2.1     COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iii).

                (i) Term Loans. Each Lender that has a Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Term Loan Commitment will be set forth in an allocation letter delivered to such Lender by CSFB and the aggregate amount of the Term Loan Commitments is $100,000,000; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on September 30, 2001 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment will be set forth in an allocation letter delivered to such Lender by CSFB and the aggregate original amount of the Revolving Loan Commitments is $20,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on September 30, 2001 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

        Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                (iii) Swing Line Loans.

                        (a) General Provisions. Swing Line Lender hereby agrees,
                subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $4,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on September 30, 2001 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                        Anything contained in this Agreement to the contrary
                notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                        (b) Swing Line Loan Prepayment with Proceeds of
                Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving

                Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                        (c) Swing Line Loan Assignments. If for any reason (1)
                Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                        (d) Revolving Lenders' Obligations. Anything contained
                herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iii)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                B. BORROWING MECHANICS. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate
Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

                Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

                C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan or Swing Line Lender, as the case may be, of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Administrative Agent at the Funding and Payment Office not later than 2:00 P.M. (New York City time) on the applicable Funding Date in same day funds in Dollars. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans, and Swing Line Lender shall make the proceeds of such Swing Line Loans, available to Company on the applicable Funding Date in same day funds in Dollars.

                Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date,

Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                D. THE REGISTER.

                Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term Loan, Revolving Loans and Swing Line Loans of each Lender from time to time (the "REGISTER"). Company and Administrative Agent shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit V, Exhibit VI or Exhibit VII annexed hereto, respectively, with appropriate insertions.

        2.2 INTEREST ON THE LOANS.

                A. RATE OF INTEREST. Subject to the provisions of subsections
2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                        (a) if a Base Rate Loan, then at the sum of the Base
                Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Interest Coverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv); or

                        (b) if a Eurodollar Rate Loan, then at the sum of the
                Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Interest Coverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv):

                               Consolidated
                            Interest Coverage        Eurodollar Rate               Base
                                  Ratio                   Margin               Rate Margin
                            -----------------        ---------------           -----------
Greater than                    2.00:1.00                 3.75%                   2.75%
Or equal to

Less than                       2.00:1.00                 4.25%                   3.25%

        provided that, until the delivery of the Compliance Certificate for the first Fiscal Quarter ending six months after the Closing Date, the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 4.25% per annum and for Revolving Loans that are Base Rate Loans shall be 3.25% per annum.

                (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

                        (a) if a Base Rate Loan, then at the sum of the Base
                Rate plus 4.00% per annum; or

                        (b) if a Eurodollar Rate Loan, then at the sum of the
                Eurodollar Rate plus 5.00% per annum.

                (iii) Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin for Revolving Loans shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Compliance Certificate (subject to the provisions of the foregoing clause (i)); provided that, if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

                (iv) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus a rate equal to the commitment fee percentage pursuant to subsection 2.3A.

                B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

                (vii) there shall be no more than five Interest Periods outstanding at any time; and

                (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

                C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity) provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

                D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $5,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto unless Company pays all costs and expenses required pursuant to subsection 2.6D.

                Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

                E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

        2.3     FEES.

                A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by 1.50% per annum (the "commitment fee percentage"), such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

                B. OTHER FEES. Company agrees to pay to Administrative Agent and each Lender such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent and Company and each such Lender.

        2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                A. SCHEDULED PAYMENTS OF TERM LOANS. Company shall make principal payments on the Term Loans in installments on the last Business Day of each March, June, September and December of each year, for the period commencing on December 31, 2001 and ending on September 30, 2005, in the amount of $250,000 each, and for the period commencing on December 31, 2005 and ending on the Term Loan Maturity Date, in the amount of $24,000,000 each; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

                B. PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company pays all costs and expenses required under subsection 2.6D; provided further that (x) prior to the first anniversary of the Closing Date any Term Loans may be prepaid only upon the payment of a premium equal to 2.00% of the principal amount of Term Loans so prepaid and (y) on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date any Term Loans may be prepaid only upon the payment of a premium equal to 1.00% of the principal amount of Term Loans so prepaid. Administrative Agent will promptly notify each Lender for the Loans to be prepaid of such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount. Administrative Agent will promptly notify each Revolving Lender of such reduction. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                        (a) Prepayments and Reductions From Net Asset Sale
                Proceeds. No later than the first Business Day after the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided however that Company may, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, and to the extent that the aggregate amount of such reinvested Net Asset Sale Proceeds from the Closing Date through the date of determination does not exceed $5,000,000, deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 360 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that pending reinvestment such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Company shall, no later than 360 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                        (b) Prepayments and Reductions from Net
                Insurance/Condemnation Proceeds. No later than the first Business Day (unless otherwise provided in subsection 6.4C) following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                        (c) Prepayments and Reductions Due to Issuance of Equity
                Securities. No later than the first Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or of any Subsidiary of Company, other than any Net Securities Proceeds received in connection with a transaction described in subsection 7.7(vii), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Securities Proceeds; provided however that in the event that Company's Consolidated Interest Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter as set forth in the Compliance Certificate for such Fiscal Quarter delivered to Administrative Agent pursuant to subsection 6.1(iv), is not less than 2.00:1.00, such percentage shall be reduced to 50%.

                        (d) Prepayments and Reductions Due to Issuance of
                Indebtedness. No later than the first Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                        (e) Prepayments and Reductions from Consolidated Excess
                Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ended December 31, 2001), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Consolidated Excess Cash Flow; provided however that in the event that Company's Consolidated Interest Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter as set forth in the Compliance Certificate for such Fiscal Quarter delivered to Administrative Agent pursuant to subsection 6.1(iv), is not less than 2.00:1.00, such percentage shall be reduced to 75%.

                        (f) Calculations of Net Proceeds Amounts; Additional
                Prepayments and Reductions Based on Subsequent Calculations. Company shall provide Administrative Agent with not less than three Business Days' prior written or telephonic notice of any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), which notice, if given by telephone, shall be promptly confirmed in writing to Administrative Agent. Administrative Agent shall promptly notify each Lender of such prepayment and of the amount of the prepayment proposed to be applied to such Lender's Loans. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                        (g) Prepayments Due to Reductions or Restrictions of
                Revolving Loan Commitments. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                        (h) Prepayment Premiums. Concurrently with any
                prepayment of the Term Loans pursuant to subsection 2.4B(iii)(a)-(d), Company shall pay to the holders of such Term Loans (x) prior to the first anniversary of the Closing Date, a premium equal to 2.00% of the principal amount of Term Loans so prepaid and (y) on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, a premium equal to 1.00% of the principal amount of Term Loans so prepaid.

                (iv) Application of Prepayments.

                        (a) Application of Voluntary Prepayments by Type of
                Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

                        (b) Application of Mandatory Prepayments by Type of
                Loans. Any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                        (c) Application of Mandatory Prepayments of Term Loans
                to the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection

                2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Notwithstanding the foregoing, in the case of any mandatory prepayment of the Term Loans, each Lender of the Term Loans has the option to waive its right to receive the amount of such mandatory prepayment of its Term Loans by delivering to Administrative Agent a written notification of such Lender's election to waive such mandatory prepayment by 3:00 P.M. (New York City time) on the second Business Day preceding the date of such proposed prepayment. If any Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, the amount of such mandatory prepayment (but not any related premium) that otherwise would have been applied to mandatorily prepay the Term Loans of such Lender or Lenders shall be applied instead to the mandatory prepayment of the Revolving Loans and/or permanent reduction of the Revolving Loan Commitments up to a maximum of $10,000,000 for all such reductions.

                        (d) Application of Prepayments to Base Rate Loans and
                Eurodollar Rate Loans. Any mandatory prepayment of Term Loans shall be applied to all then outstanding Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) without regard to whether such Loans are Base Rate Loans or Eurodollar Rate Loans and without regard to the Interest Period of any such Eurodollar Rate Loans. Mandatory prepayments to be applied to Revolving Loans, and voluntary prepayments of Term Loans or Revolving Loans (considering such Term Loans and Revolving Loans being prepaid separately), shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                C. GENERAL PROVISIONS REGARDING PAYMENTS.

                (i) Manner and Time of Payment. All payments by Company of principal, premium, interest, fees and other Obligations hereunder shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of any premium and of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of premium or interest, as the case may be, before application to principal.

                (iii) Apportionment of Payments. Except as otherwise provided in subsection 2.4B(iv)(c), aggregate principal, premium and interest, payments in respect of Term

        Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection
        2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                (iv) Payments on Business Days. Except as otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                (i) Proceeds of Collateral. All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral by Administrative Agent under any Collateral Document shall be applied promptly by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                        (a) To the payment of all costs and expenses of such
                sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                        (b) thereafter, to the extent of any excess such
                proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                        (c) thereafter, to the extent of any excess such
                proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                (ii) Application of Payments Under Subsidiary Guaranty. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                        (a) To the payment of the costs and expenses of any
                collection or other realization under such Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Subsidiary Guaranty;

                        (b) thereafter, to the extent of any excess such
                payments, to the payment of all other Guarantied Obligations (as defined in such Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

                        (c) thereafter, to the extent of any excess such
                payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        2.5     USE OF PROCEEDS.

                A. TERM LOANS. The proceeds of the Term Loans shall be applied by Company to (i) refinance Company's Indebtedness under its Existing Credit Agreement, approximately $26,300,000 of which is currently outstanding, (ii) deposit $54,000,000 into the Securities Accounts, an aggregate of $45,000,000 of which will be used to make tax payments in October and December 2001 related to Company's sale of certain assets, including the Seattle Supersonics, and $9,000,000 of which will be used to make the interest payment in January 2002 on Company's 9.00% Senior Subordinated Notes due 2009 and (iii) to pay fees and expenses related to the foregoing. The remaining proceeds of the Term Loans will be utilized by Company for working capital and other general corporate purposes.

                B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.

                C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

        2.6     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

                C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

                G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

        2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

                (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;



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

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

                B. TAXES.

                (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                        (a) Company shall notify Administrative Agent of any
                such requirement or any change in any such requirement as soon as Company becomes aware of it;

                        (b) Company shall pay any such Tax when such Tax is due,
                such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                        (c) the sum payable by Company in respect of which the
                relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                        (d) within 30 days after paying any sum from which it is
                required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                (iii) Evidence of Exemption from U.S. Withholding Tax.

                        (a) Each Lender that is organized under the laws of any
                jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
                Code) of Company or (iii) a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                        (b) Each Non-US Lender, to the extent it does not act or
                ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                        (c) Each Non-US Lender hereby agrees, from time to time
                after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                        (d) Company shall not be required to pay any additional
                amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

        2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE AND REIMBURSEMENT FOR RECOVERIES.

                A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

                C. REIMBURSEMENT. Administrative Agent and each Lender agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of Company or (ii) previously deducted by Company as to which it has been indemnified by Company, Administrative Agent or such Lender, as the case may be, shall reimburse Company to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of Company under this subsection 2.8C with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that Company, upon the request of Administrative Agent or such Lender, agrees to repay to Administrative Agent or such Lender, as the case may be, the amount paid over to Company (together with any penalties, interest or other charges), in the event Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Government Authority. The determination by Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

SECTION 3. LETTERS OF CREDIT

        3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

                A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

                (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                (iv) any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
        Code);

                (v) any Commercial Letter of Credit having an expiration date
        (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or
        (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                (vi) any Letter of Credit denominated in a currency other than Dollars.

                B. MECHANICS OF ISSUANCE.

                (i) Request for Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance no later than 1:00 P.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

                (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

                (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                (iv) Notification to Revolving Lenders. Upon the issuance of or amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such Standby Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment. In the case of Commercial Letters of Credit, in the event that Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week. Administrative Agent shall notify each Revolving Lender in writing on a quarterly basis of the contents of such reports.

                C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

        3.2     LETTER OF CREDIT FEES.

                Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                (iii) For purposes of calculating any fees payable under clauses
        (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

        3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
                CREDIT.

                A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such



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

Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

                B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

                C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                (i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent and Administrative Agent shall notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender (other than Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 2:00 P.M. (New York City time) on the first Business Day after the date notified by Administrative Agent and Administrative Agent shall make available to Issuing Lender, in Dollars and in same day funds, at the office of such Issuing Lender on such Business Day, the aggregate amount of the participation



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

        payments so received by Administrative Agent. In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent to recover for the benefit of Revolving Lenders from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which such participation payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit Administrative Agent shall distribute, or in the case of payments received by such Issuing Lender, such Issuing Lender shall distribute to Administrative Agent and Administrative Agent shall distribute, to each Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of all such payments subsequently received by Administrative Agent or by such Issuing Lender from Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                (i) Payment of Interest by Company. Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by an Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.



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

                (ii) Distribution of Interest Payments by Administrative Agent. Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection
        3.2 if no drawing had been honored under such Letter of Credit and (y) to Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to the immediately preceding clause (x), and
        (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

        3.4     OBLIGATIONS ABSOLUTE.

                The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;



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

                (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

        3.5     INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

                A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 2.7, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

                B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any



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reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

                Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

                The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

        4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE LOANS.

                The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its



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        jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                (iv) Executed originals of the Loan Documents to which such Person is a party; and

                (v) Such other documents as Administrative Agent may reasonably request.

                B. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                C. CORPORATE STRUCTURE. The corporate organizational structure of Company and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

                D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date; that Company has performed in all material respects all agreements and has satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; and that since December 31, 2000, there has been no Material Adverse Effect and there exists no event, condition or state of facts which could reasonably be expected to result in a Material Adverse Effect other than those disclosed in documents filed by Company with the Securities and Exchange Commission on or prior to August 14, 2001.

                E. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries, including balance sheets and income and cash flow statements, as of the end of and for each of the last two fiscal years ended December 31, 1999 and December 31, 2000, (ii) unaudited financial statements for the fiscal quarters ended March 31, 2001, and June 30, 2001, (iii) pro forma consolidated balance sheet and income statement, giving effect to the refinancing of the Existing Credit Agreement and related transactions, and (iv) projected financial statements (including balance sheets and income and cash flow statements) of



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Company and its Subsidiaries for the period ending December 31, 2005, all of the foregoing to be (x) substantially consistent with any financial statements for the same periods delivered to the Administrative Agent prior to August 14, 2001, and, in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial results for such periods delivered to the Administrative Agent prior to August 14, 2001, and (y) otherwise in form and substance satisfactory to Administrative Agent and the Lenders.

                F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Graham & Dunn, PC, counsel for Loan Parties, and of Rubin, Winston, Diercks, Harris & Coke, L.L.P., special FCC counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A and Exhibit IX-B annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

                G. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit X annexed hereto.

                H. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Company dated the Closing Date, substantially in the form of Exhibit XII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Loan Parties, on a consolidated basis, will be Solvent.

                I. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

                J. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration,



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

or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

                K. AMENDMENTS TO GULFSTREAM LEASE AND KEYCORP LEASE. Administrative Agent shall have received a fully executed amendment to each of the Gulfstream Lease and KeyCorp Lease waiving any existing defaults under such Gulfstream Lease and KeyCorp Lease and amending any references to the Existing Credit Agreement in such Gulfstream Lease and KeyCorp Lease to this Agreement, in form and substance satisfactory to Administrative Agent in its reasonable discretion.

                L. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements which may have been made with respect to any personal property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;



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

                (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

                (v) Opinions of Local Counsel. Upon Administrative Agent's request, delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

                M. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

                (i) Termination of Existing Credit Agreements and Related Liens; Existing Letters of Credit. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreements (the aggregate principal amount of which Indebtedness (including letters of credit) shall not exceed $28,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder (other than those permitted pursuant to subsection 7.2A), and
        (d) made arrangements satisfactory to Administrative Agent with respect to the Existing Letters of Credit.

                (ii) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1M, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents) shall consist of (a) approximately (but in no event more than) $200,000,000 in aggregate principal amount of Company's outstanding 9.00% Senior Subordinated Notes due 2009 and (b) Indebtedness in an aggregate amount not to exceed $3,000,000 on Schedule 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent.

                N. COMPLETION OF SYNDICATION. The Term Loan Commitments and the Revolving Loan Commitments in the aggregate principal amounts of $100,000,000 and $20,000,000, respectively, shall have been successfully syndicated to financial institutions satisfactory to Administrative Agent.

                O. LIQUIDITY. After giving effect to the refinancing of the Existing Credit Agreement and the consummation of the transactions contemplated hereby, the sum of Borrower's cash and cash equivalents shall not be less than $64,000,000, including $54,000,000 deposited in the Securities Accounts.



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                P. COMPLETION OF PROCEEDINGS. All corporate and other
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        4.2     CONDITIONS TO ALL LOANS.

                The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.

                B. As of that Funding Date:

                (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

                (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                (v) Company shall have delivered such other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent.



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

        4.3     CONDITIONS TO LETTERS OF CREDIT.

                The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

        5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                A. ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failures to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.

                C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

                D. SUBSIDIARIES. All of the Subsidiaries of Company and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The Capital Stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or to have such power and authority, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

                E. FCC AND STATION MATTERS.

                (i) Schedule 5.1 correctly describes each of the radio and television broadcast stations owned by any Loan Party.

                (ii) Schedule 5.1 correctly sets forth all of the FCC Licenses (other than auxiliary service licenses) held by each Loan Party and its Subsidiaries and correctly sets forth the expiration date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law and no Loan Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Loan Party, is reasonably expected to lead to the revocation of any FCC License. The Loan Parties have the right to use all FCC Licenses required in the ordinary course of business for the Stations and each such FCC License is in full force and effect and the Loan Parties are in material compliance therewith with no known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of any applicable cure period or both would permit, the revocation, modification or restriction of any FCC License in any material respect. From and after the time required by subsection 6.11, each FCC License will be held by a License Sub.

                (iii) Each Loan Party has duly filed in a timely manner all filings which are required to be filed by such Loan Party under the Communications Act and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio and television signals.

                (iv) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by any Loan Party) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof.

                (v) Schedule 5.1 correctly describes each LMA to which any Loan Party is a party and sets forth the termination date and amounts payable thereunder. Each such LMA is in full force and effect, is in compliance with the Communications Act, and the Loan Parties are in substantial compliance with each such LMA to the extent each is a party thereto. No such LMA applies to any Station or restricts the operation or programming of any Station, and the Loan Parties act as "programmer" or in a similar capacity with respect to each such LMA.

        5.2     AUTHORIZATION OF BORROWING, ETC.

                A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries or their respective assets and properties, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except, in each case, to the extent such violations, conflicts, Liens or failures to obtain such approvals or consents, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization, except (i) Governmental Authorizations the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) any filings of Uniform Commercial Code financing statements and other



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

instruments described on Schedule 4(i) to the Security Agreement necessary to perfect the Liens created by the Collateral Documents.

                D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        5.3     FINANCIAL CONDITION.

                Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information set forth in subsection 4.1E. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries on a consolidated basis.

        5.4     NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                Since August 14, 2001, no event or change has occurred that has resulted in or evidences, either individually or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

        5.5     TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                PROPERTY.

                A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under



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

subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                B. REAL PROPERTY. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (but not any amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset on which an antenna or tower is located and substantially all other leases, subleases, or assignments of leases (but not any amendments, modifications, supplements, renewals or extensions of any thereof) affecting other Real Property Assets, in each case regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party and to the knowledge of the Company each other party thereto, enforceable against such Loan Party or such other party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles, except to the extent that any such default or lack of enforceability, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. On or before the date set forth in subsection 6.12 for delivery of the Post-Closing Date Mortgages, Company shall deliver to Administrative Agent an updated Schedule 5.5B which includes all leases, subleases, or assignments of leases not listed on the Schedule 5.5B delivered on the Closing Date and all amendments, modifications or supplements to and renewals or extensions thereof and of the leases, subleases and assignments of leases listed on the Schedule 5.5B delivered on the Closing Date.

                C. INTELLECTUAL PROPERTY. As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim except for such claims that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Company or any of its Subsidiaries on the Closing Date are described on
Schedule 5.5C annexed hereto.



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

        5.6     LITIGATION; ADVERSE FACTS.

                Except as set forth in the Form 10-K filed by the Company with the Securities and Exchange Commission for the period ending December 31, 2000, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        5.7     PAYMENT OF TAXES.

                Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Company knows of no proposed material tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

        5.8     PERFORMANCE OF MATERIAL CONTRACTS; MATERIALLY ADVERSE
                AGREEMENTS.

                A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contacts, and no condition exists that, with the giving of notice or the lapse of any applicable cure period or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.



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

        5.9     GOVERNMENTAL REGULATION.

                Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

        5.10    SECURITIES ACTIVITIES.

                A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

        5.11    EMPLOYEE BENEFIT PLANS.

                A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

                B. No ERISA Event has occurred or is reasonably expected to occur, except that Company retains potential secondary liability for withdrawal liability under Section 4204 of ERISA in connection with the sale of the Seattle Supersonics National Basketball Association franchise if the purchaser withdraws from the NBA plans within five years, in an amount not expected to be in excess of $3,000,000.

                C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates, but certain executives of Company may be provided post-termination coverage under the Company's health plan pursuant to the terms of their contracts.

                D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

                E. To the Company's knowledge, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from all Multiemployer Plans (within the meaning of Section 4203 of ERISA) to which the Company, its Subsidiaries or their respective ERISA Affiliates contributes is not expected to exceed an amount in excess of $1,000,000.

        5.12    CERTAIN FEES.

                No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

        5.13    ENVIRONMENTAL PROTECTION.

                Except for such exceptions as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect:

                (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or
        (c) any Hazardous Materials Activity;

                (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries;

                (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;



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

                (v) Company and its Subsidiaries have been and are in compliance with all current or reasonably foreseeable future requirements under applicable Environmental Laws.

        5.14    EMPLOYEE MATTERS.

                There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate for all such strikes or work stoppages, to result in a Material Adverse Effect.

        5.15    SOLVENCY.

                Company and its Subsidiaries, taken as a whole, are and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

        5.16    MATTERS RELATING TO COLLATERAL.

                A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken pursuant to subsections 4.1L, 6.8, 6.9, and 6.12 and (ii) the delivery to Administrative Agent of any Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering and sale of securities.

                C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

                D. MARGIN REGULATIONS. The pledge of the Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

        5.17    DISCLOSURE.

                No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature and those disclosed in documents filed by Company with the Securities and Exchange Commission on or before August 14,
2001) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

        5.18    SUBORDINATED INDEBTEDNESS.

                The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions of all Subordinated Indebtedness of Company and its Subsidiaries.

SECTION 6. COMPANY'S AFFIRMATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.



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        6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements on a consolidated basis in conformity with GAAP. Company will deliver to Administrative Agent (and Administrative Agent will deliver to Lenders):

                (i) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, beginning with the Fiscal Quarter ending September 30, 2001 (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period;

                (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the



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        Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7 and setting forth Company's Consolidated Interest Coverage Ratio, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its



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

        Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

                (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary Guarantor to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;



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                (ix) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in any case:

                                (x) would be required to be disclosed by Company
                        pursuant to the Exchange Act (such disclosures to be made to Administrative Agent when required to be disclosed pursuant to the Exchange Act); or

                                (y) seeks to enjoin or otherwise prevent the
                        consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                (xii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Years through Fiscal Year 2006 (the "FINANCIAL PLAN" for such Fiscal Years), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

                (xiii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;



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                (xiv) New Subsidiaries: promptly upon any Person becoming a
        Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
        Schedule 5.1 annexed hereto for all purposes of this Agreement);

                (xv) Broadcasting Ratings: upon the request of Administrative Agent or any Lender, all copies of subscribed Arbitron rating books (winter, fall, spring, summer) with respect to the Stations, in a form agreed upon by the Loan Parties and Administrative Agent; and

                (xvi) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

        6.2     EXISTENCE, ETC.

                Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; except to the extent the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        6.3     PAYMENT OF TAXES AND CLAIMS; TAX.

                A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).



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        6.4     MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
                INSURANCE/ CONDEMNATION PROCEEDS.

                A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) from and after the date that the Post-Closing Date Mortgages are required to be delivered pursuant to subsection 6.12, flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $100,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

                C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.



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                (ii) Net Insurance/Condemnation Proceeds Received by Company.
        Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied within 360 days following receipt thereof, promptly to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/ Condemnation Proceeds, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

                (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause
        (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided that if so required by Administrative Agent, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however that if at any time Administrative Agent reasonably determines that such repair, restoration or replacement cannot be completed within 360 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.



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        6.5     INSPECTION RIGHTS; LENDER MEETING.

                A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested or at any time or from time to time following the occurrence and during the continuance of any Event of Default.

                B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

        6.6     COMPLIANCE WITH LAWS, ETC.

                Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

        6.7     ENVIRONMENTAL MATTERS.

                A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

                (i) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (b) any remedial action taken by Company or any other Person in response to
        (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
        (2) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                (ii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications, environmental audits, investigations, analyses or reports with respect to (a) any environmental matters or Environmental Claims that, individually or in the aggregate, could reasonably be



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        expected to result in a Material Adverse Effect and (b) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to result in Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

        6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a wholly-owned Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on substantially all of the assets of and equity interests in such Domestic Subsidiary described in the applicable forms of Collateral Documents.

                B. FOREIGN SUBSIDIARIES. In the event that any Person becomes a Foreign Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and, if such Subsidiary is directly owned by Company or a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 66% of the capital stock of such Foreign Subsidiary.

                C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the



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extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary if the Subsidiary is a Subsidiary Guarantor as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary (except to the extent such Subsidiary is an immaterial Subsidiary) in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due incorporation and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

        6.9     MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                A. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property on which an antenna or tower is located or with a fair market value in excess of $1,000,000 or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any such fee interest in real property or any Material Leasehold Property, in the case of clause (ii) above excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith using best efforts, but are unable, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, documents, environmental reports that would have been delivered if such Additional Mortgaged Property were a Post-Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent; provided however, that notwithstanding the foregoing, Company and any such Subsidiary Guarantor shall not be required to comply with the provisions of this subsection 6.9 prior to the time at which compliance is required with respect to Post-Closing Date Mortgaged Properties under subsection 6.12.

                B. REAL ESTATE APPRAISALS. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of



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any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

        6.10    FCC MATTERS.

                Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Loan Party to grant to Administrative Agent, on behalf and for the ratable benefit of Lenders, a security interest in the FCC Licenses of such Loan Party, Administrative Agent, on behalf and for the ratable benefit of Lenders, shall have a security interest in such licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, Administrative Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to applicable law for (a) the operation and effectiveness of any grant, right or remedy hereunder or under any Loan Document or (b) taking any action that may be taken by Administrative Agent hereunder or under any Loan Document, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of Administrative Agent, on behalf and for the ratable benefit of Lenders. Company agrees that, during the continuance of an Event of Default and at the request of the Administrative Agent or the Requisite Lenders, Company shall promptly file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Administrative Agent, on behalf and for the ratable benefit of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to Administrative Agent or trustee or other fiduciary acting in lieu of Administrative Agent in order to ensure compliance with applicable law, on behalf and for the ratable benefit of Lenders, or their successors or assigns, of the FCC Licenses held by it.

        6.11    LICENSE SUBS.

                Each Loan Party operating one or more Stations shall cause the FCC License for such Station or Stations to be transferred to a License Sub pursuant to a Transfer FCC Consent which shall be a Final Order (i) no later than 180 days after the Closing Date with respect to FCC Licenses owned by any such Loan Party as of the Closing Date or such longer period of time as may be approved by Administrative Agent (and by Syndication Agent, with respect any extension beyond the 210th day following the Closing Date) or (ii) no later than
(A) the later of 90 days after the acquisition of any such FCC License with respect to any FCC Licenses acquired by any such Loan Party after the Closing Date and (B) 180 days after the Closing Date or such longer period of time as may be approved by Administrative Agent (and by Syndication Agent, with respect any extension beyond the 210th day following the Closing Date). Each Loan Party shall cause each License Sub to (i) observe all customary formalities regarding its existence, (ii) not commingle its properties with those of its Affiliates, or any other Person, (iii) accurately maintain its own bank accounts and separate books of account, (iv) pay its own liabilities from its own separate assets, (v) not incur any Indebtedness or other liabilities, not make loans to or assume or guaranty the obligations of any Person (other than pursuant to the Subsidiary Guaranty), (vi) execute a counterpart of the Subsidiary Guaranty and Security Agreement and (vii) not grant or permit to exist any Lien on any of its properties or assets other than Permitted Encumbrances and Liens created pursuant to the Collateral Documents. Each

Loan Party shall pledge to Administrative Agent for the benefit of Lenders all of the outstanding shares of each License Sub held by such Loan Party.

        6.12 POST-CLOSING MORTGAGED PROPERTIES. On or before the date that is 180 days after the Closing Date or such longer period of time as may be approved by Administrative Agent (and by Syndication Agent, with respect any extension beyond the 210th day following the Closing Date), Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

        A. POST-CLOSING DATE MORTGAGES. Fully executed and notarized Mortgages (each a "POST-CLOSING DATE MORTGAGE" and, collectively, the "POST-CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
Schedule 5.5B and designated as a Real Property Asset to be mortgaged on or before the date that is 180 days after the Closing Date and each other Real Property Asset reasonably requested by Administrative Agent to be mortgaged based on information contained on the updated Schedule 5.5B delivered pursuant to subsection 5.5B (each a "POST-CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "POST-CLOSING DATE MORTGAGED PROPERTIES");

        B. OPINIONS OF LOCAL COUNSEL. If requested by Administrative Agent, an opinion of counsel in each state in which a Post-Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Post-Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

        C. LANDLORD CONSENTS AND ESTOPPELS; RECORDED LEASEHOLD INTERESTS. In the case of each Post-Closing Date Mortgaged Property consisting of a Leasehold Property (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest, provided, however, in each case, Company and each applicable Subsidiary Guarantor shall be required to use its best efforts to obtain such Landlord Consent and Estoppel and evidence and provided, further, if such Landlord Consent and Estoppel can not be obtained despite Company's or the applicable Subsidiary Guarantor's best efforts, Company or the applicable Subsidiary Guarantor, shall not be required to deliver a Post-Closing Date Mortgage with respect thereto if the encumbrancing of such Leasehold Property requires the consent of any applicable lessor or then-existing senior lienholder;

        D. MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Post-Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

        E. ENVIRONMENTAL REPORTS. Such transaction screens, reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Post-Closing Date Mortgaged Properties as have been requested by Administrative Agent.

        F. ENVIRONMENTAL INDEMNITY AGREEMENT. An environmental indemnity agreement in the form of Exhibit XVI annexed hereto.

SECTION 7. COMPANY'S NEGATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

        7.1     INDEBTEDNESS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (i) Company may become and remain liable with respect to the Obligations;

                (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases aggregating not in excess of $3,000,000 at any one time;

                (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiary Guarantors, and any wholly-owned Subsidiary Guarantor of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary Guarantor of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany

        Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

                (vi) Company may remain liable with respect to Indebtedness evidenced by the 9.00% Senior Subordinated Notes due 2009 in an original aggregate principal amount not to exceed $200,000,000;

                (vii) Company or a Subsidiary of Company may become and remain liable with respect to (x) Indebtedness of any Person assumed in connection with any acquisition of such Person or such Person's assets permitted under subsection 7.3 provided that such Indebtedness is not created in anticipation of such acquisition and (y) purchase money Indebtedness incurred for the purpose of financing all or any part of the purchase price of any asset; provided that the aggregate amount of Indebtedness outstanding under this clause (vii) does not exceed $5,000,000; and

                (viii) Company and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

        7.2     LIENS AND RELATED MATTERS.

                A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                (i) Permitted Encumbrances;

                (ii) Liens granted pursuant to the Collateral Documents;

                (iii) Liens described in Schedule 7.2 annexed hereto;

                (iv) Liens securing Indebtedness permitted under subsection 7.1(vii); provided, however, that the Lien shall apply only to the asset so acquired or so financed; and

                (v) Liens securing Indebtedness permitted under subsection 7.1(iii).

                B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

                C. NO FURTHER NEGATIVE PLEDGES. Neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to indentures governing Company's Subordinated Indebtedness and specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

                D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement and (b) as may be provided in an agreement with respect to an Asset Sale.

        7.3     INVESTMENTS; ACQUISITIONS; LMA'S.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person, or enter into any LMA or incur any LMA Obligations, except:

                (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company and Company and its wholly-owned Subsidiary Guarantors may make and own additional equity Investments in their respective wholly-owned Subsidiary Guarantors;

                (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                (v) Company and its Subsidiaries may continue to own the Investments owned by them in any Person (in addition to the Investments in Subsidiaries permitted by subsection 7.3(ii)) and to be a party to LMA's and incur LMA Obligations, in each case as in existence on the Closing Date and described in Schedule 7.3 annexed hereto;

                (vi) Company and its Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) having a fair market value not in excess of $2,000,000 in any one Fiscal Year and $5,000,000 in the aggregate since the Closing Date and continue to own such assets after the acquisition thereof; provided that such amounts shall be increased to $4,000,000 and $10,000,000, respectively, at such time as Company's Consolidated Interest Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter as set forth in the Compliance Certificate for such Fiscal Quarter delivered to Administrative Agent pursuant to subsection 6.1(iv) equals or exceeds 2.00:1.00, provided, further Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary;

                (vii) Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7;

                (viii) Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim; and

                (ix) Central NY News, Inc. ("PROGRAMMER") may make the $11,000,000 loan described in Section 6.1(d) of that certain WETM-TV Local Marketing Agreement dated as of February 1, 2000 between Smith Television of New York, Inc. ("OWNER") and Programmer (the "WETM LMA") and acquire the stock of Newco (as such term is defined in the WETM LMA) if Owner delivers a Spinoff Notice (as such term is defined in the WETM
        LMA) pursuant to Section 6.1(a) of the WETM LMA.

        7.4     CONTINGENT OBLIGATIONS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                (iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements in a notional amount equal to the principal amount being hedged;

                (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets permitted hereunder;

                (v) Company may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any of Company's Subsidiary Guarantors permitted by subsection 7.1;

                (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto; and

                (vii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of Company's Indebtedness under subsection 7.1(vi).

        7.5     RESTRICTED JUNIOR PAYMENTS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may make (i) regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12 and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to its shareholders in an aggregate amount which does not exceed $1,000,000 since the Closing Date.

        7.6     FINANCIAL COVENANTS.

                A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the Consolidated Interest Coverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                              MINIMUM INTEREST
      PERIOD                                   COVERAGE RATIO
      ------                                  ----------------
      September 30, 2001                         1.07:1.00
      December 31, 2001                          1.07:1.00

                                              MINIMUM INTEREST
      PERIOD                                   COVERAGE RATIO
      ------                                  ----------------
      March 31, 2002                             1.26:1.00
      June 30, 2002                              1.31:1.00
      September 30, 2002                         1.41:1.00
      December 31, 2002                          1.46:1.00

      March 31, 2003                             1.46:1.00
      June 30, 2003                              1.46:1.00
      September 30, 2003                         1.56:1.00
      December 31, 2003                          1.56:1.00

      March 31, 2004                             1.75:1.00
      June 30, 2004                              1.75:1.00
      September 30, 2004                         1.95:1.00
      December 31, 2004                          2.28:1.00

      March 31, 2005                             2.28:1.00
      June 30, 2005                              2.38:1.00
      September 30, 2005                         2.38:1.00
      December 31, 2005                          2.53:1.00

      March 31, 2006                             2.53:1.00
      June 30, 2006                              2.53:1.00
      September 30, 2006                         2.53:1.00

                B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio, calculated on a Pro Forma Basis, of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                               MINIMUM FIXED
      PERIOD                               CHARGE COVERAGE RATIO
      ------                               ---------------------
      September 30, 2001                         0.57:1.00
      December 31, 2001                          0.69:1.00

      March 31, 2002                             0.83:1.00
      June 30, 2002                              0.84:1.00
      September 30, 2002                         0.88:1.00
      December 31, 2002                          0.88:1.00

      March 31, 2003                             0.93:1.00
      June 30, 2003                              0.93:1.00

                                               MINIMUM FIXED
      PERIOD                               CHARGE COVERAGE RATIO
      ------                               ---------------------
      September 30, 2003                         0.98:1.00
      December 31, 2003                          0.98:1.00

      March 31, 2004                             0.98:1.00
      June 30, 2004                              1.18:1.00
      September 30, 2004                         1.18:1.00
      December 31, 2004                          1.38:1.00

      March 31, 2005                             1.38:1.00
      June 30, 2005                              1.38:1.00
      September 30, 2005                         1.38:1.00
      December 31, 2005                          1.49:1.00

      March 31, 2006                             1.49:1.00
      June 30, 2006                              1.49:1.00
      September 30, 2006                         1.49:1.00

                C. MAXIMUM SENIOR LEVERAGE RATIO. Company shall not permit the Consolidated Senior Leverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

      PERIOD                               MAXIMUM SENIOR LEVERAGE RATIO
      ------                               -----------------------------
      September 30, 2001                           3.48:1.00
      December 31, 2001                            3.34:1.00

      March 31, 2002                               2.77:1.00
      June 30, 2002                                2.42:1.00
      September 30, 2002                           2.37:1.00
      December 31, 2002                            2.07:1.00

      March 31, 2003                               2.07:1.00
      June 30, 2003                                1.88:1.00
      September 30, 2003                           1.88:1.00
      December 31, 2003                            1.68:1.00

      March 31, 2004                               1.42:1.00
      June 30, 2004                                1.42:1.00
      September 30, 2004                           1.16:1.00
      December 31, 2004                            1.16:1.00

      PERIOD                               MAXIMUM SENIOR LEVERAGE RATIO
      ------                               -----------------------------
      March 31, 2005                               1.00:1.00
      June 30, 2005                                1.00:1.00
      September 30, 2005                           1.00:1.00
      December 31, 2005                            1.00:1.00

      March 31, 2006                               1.00:1.00
      June 30, 2006                                1.00:1.00
      September 30, 2006                           1.00:1.00

        7.7     RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

                (i) any Subsidiary of Company (other than a License Sub) may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

                (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                (iv) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $25,000,000 in the aggregate since the Closing Date; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the consideration received shall not be less than 80% cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                (v) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

                (vi) Any Person may be merged with or into Company or any Subsidiary (other than a License Sub) if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) in the case of Company, Company shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsections 6.8 and 6.9, (c) if the Subsidiary is a Subsidiary Guarantor such Subsidiary Guarantor is the continuing or surviving Person, and (d) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

                (vii) So long as no Event of Default or Potential Event of Default exists, Company and its Subsidiaries may sell additional Capital Stock first issued after the Closing Date in iKnow Bakersfield, LLC and any other Subsidiary of the Company existing on or formed after the Closing Date whose primary business is the management, operation, investment or other participation in or of www.iknowbakersfield.com in Bakersfield, California, www.iknowrochester.com in Rochester, New York and www.iknowcentralcoast.com in Monterey, California (the "IKNOW NETWORK") (iKnow Bakersfield, LLC and such Subsidiaries are collectively referred to as the "IKNOW SUBSIDIARIES") to third Persons, provided that Company and its Subsidiaries shall own not less than 51% of the Capital Stock in each such iKnow Subsidiary and provided further that such sales of such additional Capital Stock shall not exceed $5,000,000 in the aggregate; and

                (viii) If Owner delivers a Spinoff Notice pursuant to Section 6.1(a) of the WETM LMA, transfer all shares of common stock in Owner owned by Programmer to Owner pursuant to Section 6.1(a) of the WETM LMA.


        7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 25% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):

                                   MAXIMUM CONSOLIDATED
         FISCAL YEAR               CAPITAL EXPENDITURES
         -----------               --------------------
            2001                        $15,000,000
            2002                        $15,000,000
            2003                        $15,000,000
            2004                        $15,000,000
            2005                        $15,000,000
            2006                        $15,000,000

provided, further, that the annual Maximum Consolidated Capital Expenditures shall be increased to $20,000,000 for a Fiscal Year if the Consolidated Interest Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter as set forth in the Compliance Certificate for such Fiscal Quarter delivered to Administrative Agent pursuant to subsection 6.1(iv) equals or exceeds 2.00:1.00.

        7.9     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to
(i) any transaction between Company and any of its wholly-owned Subsidiary Guarantors or between any of its wholly-owned Subsidiary Guarantors, (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries or (iii) any transactions described on Schedule 7.9 annexed hereto.

        7.10    SALES AND LEASE-BACKS

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming



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the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

        7.11    CONDUCT OF BUSINESS.

                From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders; provided that, notwithstanding anything to the contrary in this Agreement, no License Sub shall engage in any business or incur any liabilities other than the ownership of its respective FCC Licenses and the execution, delivery and performance of the Loan Documents to which it is a party and activities incidental to the foregoing.

        7.12    AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

        7.13    FISCAL YEAR.

                Company shall not change its Fiscal Year-end from December 31.

SECTION 8. EVENTS OF DEFAULT

                If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

        8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

                Failure by Company to pay any installment of principal or premium of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five Business Days after the date due; or



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        8.2     DEFAULT IN OTHER AGREEMENTS.

                (i) Failure of Company or any of its Subsidiaries to pay when due any principal or premium of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

        8.3     BREACH OF CERTAIN COVENANTS.

                Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

        8.4     BREACH OF WARRANTY.

                Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

        8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

        8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the



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        Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

        8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

                (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

        8.8     JUDGMENTS AND ATTACHMENTS.

                Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $2,000,000 (exclusive of amounts covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder); or



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        8.9     DISSOLUTION.

                Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

        8.10    EMPLOYEE BENEFIT PLANS.

                There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

        8.11    CHANGE IN CONTROL.

                A Change in Control shall have occurred; or

        8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

        8.13    FCC LICENSES.

                Any FCC License (other than auxiliary service licenses) relating to a Station shall be canceled, terminated, modified in any material adverse respect, renewed on terms that materially and adversely affect the economic or commercial value thereof, or finally denied renewal for any reason; or



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        8.14    EFFECTIVE SUBORDINATION.

        Any of the subordination provisions in any Subordinated Indebtedness shall cease, for any reason, to be in full force and effect, or any Person which is a party to any agreement relating to such Subordinated Indebtedness shall so assert;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

                Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

SECTION 9. ADMINISTRATIVE AGENT

        9.1     APPOINTMENT.

                A. APPOINTMENT OF ADMINISTRATIVE AGENT. CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.



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                B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the
purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

        9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

                A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only



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those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in



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accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

        9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

        9.4     RIGHT TO INDEMNITY.

                Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become



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impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

        9.5     SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

                A. SUCCESSOR ADMINISTRATIVE AGENT. Any Agent (a) may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company and (b) may be removed as Agent under the Loan Documents at any time with or without cause upon written notice to Agent and Company signed by the Requisite Lenders. Upon any such notice of resignation or removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Requisite Lenders' removing of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or a state thereof and having a combined capital and surplus of at least Two Hundred Million Dollars ($200,000,000). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                B. SUCCESSOR SWING LINE LENDER. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of CSFB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

        9.6     COLLATERAL DOCUMENTS AND GUARANTIES.

                Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment,



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modification, termination or waiver of any provision contained in any Collateral
Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital
Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

        9.7     DUTIES OF OTHER AGENTS.

                To the extent any other Lender is identified in this Agreement as a "co-agent" or as a documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

        9.8     ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in



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        order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

                (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

                Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                Nothing contained in this subsection 9.8 prohibits or otherwise precludes a Lender from filing a separate proof of claim.

SECTION 10. MISCELLANEOUS

        10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of



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each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                B. ASSIGNMENTS.

                (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitments assigned and in the case of any assignment of all or any portion of a Revolving Loan Commitment, Revolving Loans or Letter of Credit participations shall be made only as an assignment of the same proportionate part of the assigning Lender's Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 if required by Administrative Agent (unless the assignee is already a Lender, an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required, and in the case of assignments on the same day by a Lender to more than one fund managed, administered or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) and (d), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, if no Event of Default has occurred and is continuing, Company, shall have consented thereto (which consent shall not be unreasonably withheld). Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering



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        all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV,
        Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

                (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                (iii) Company Consent. If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Company in writing prior to such fifth Business Day.

                (iv) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Company, the option to provide to



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        Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 10.1B(iv) may not be amended without the written consent of the SPC.

                C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more banks or other entities in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection
10.5 as though it were a



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Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7.

                D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank and any Lender which is a Fund may pledge its Notes to a trustee for the benefit of its investors; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

                F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

        10.2    EXPENSES.

                Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to



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any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1K or 6.9A; (vi) the costs incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; and (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party or otherwise protecting the interests of the Administrative Agent and the Lenders hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

        10.3    INDEMNITY.

                In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may



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be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries; provided that, in the case of the legal fees and disbursements of an Indemnitee's legal counsel that is separate from the legal counsel for the Indemnitees as a group, that Indemnitee shall have been reasonably advised by legal counsel for the Indemnitees as a group that it would be prudent for that Indemnitee to have legal representation separate from that provided by legal counsel for the Indemnitees as a group.

                To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

        10.4    SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Company and each other Loan Party against and on account of the obligations and liabilities of Company or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not



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(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

        10.5 RATABLE SHARING.

                Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the parties acknowledge and agree that neither General Electric Capital Corporation nor any Affiliate thereof shall have any obligation to share in any manner any payments received or realized by such parties in connection with any relationship (other than as a Lender hereunder) between such parties and Company and its Subsidiaries, including, without limitation, the Gulfstream Lease.



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        10.6    AMENDMENTS AND WAIVERS.

                No amendment, modification, termination or waiver of any provision of any Loan Document, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders)
(1) reduce the principal amount of any Loan, (2) postpone the scheduled final maturity date of any Loan, postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder, (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (6) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (7) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit or Swing Line Loans; (b) each Lender, (1) change in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders),
(2) change in any manner any provision of any Loan Document that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or agree to subordinate any such Lien with respect to all or substantially all of the Collateral to any other creditor or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit,
(iv) no amendment, modification, termination or waiver of any provision of subsection 4.2, subsection 4.3 or any waiver of any Event of Default or Potential Event of Default shall be effective without the written concurrence of Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and more than 50% of the aggregate Term Loan Exposure of all Lenders, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, and (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (vi)). Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

        10.7    INDEPENDENCE OF COVENANTS.

                All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

        10.8    NOTICES; EFFECTIVENESS OF SIGNATURES.

                Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall,

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subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

        10.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 2.8C, 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

        10.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        10.11   MARSHALLING; PAYMENTS SET ASIDE.

                Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

        10.12   SEVERABILITY.

                In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        10.13   OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

        10.14   HEADINGS.

                Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        10.15   APPLICABLE LAW.

                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

        10.16   CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

                Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

        10.17   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
        SECTION 5-1402 OR OTHERWISE.

        10.18   WAIVER OF JURY TRIAL.

                EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        10.19   CONFIDENTIALITY.

                Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company,
(h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 by such Lender or its directors, officers, employees or agents, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to Administrative Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall use its commercially reasonable efforts to notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

        10.20   COUNTERPARTS; EFFECTIVENESS.

                This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                COMPANY:

                                       THE ACKERLEY GROUP, INC.


                                       By:
                                              ----------------------------------
                                       Name:  Kevin Hylton
                                       Title: Senior Vice President, Chief
                                              Financial Officer and Assistant
                                              Secretary


                                       Notice Address:

                                       1301 Fifth Avenue, Suite 4000
                                       Seattle, Washington 98101
                                       Attention:  Kevin Hylton/Chief Financial
                                                   Officer
                                       Telephone: 206-624-2888
                                       Facsimile: 206-623-7853

                LENDERS:

                                       CREDIT SUISSE FIRST BOSTON,
                                       individually and as Administrative Agent


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       Notice Address:

                                       11 Madison Avenue
                                       New York, New York 10010
                                       Attention: Lauri Sivaslian
                                       Telephone: 212-325-9909
                                       Facsimile: 212-325-8228

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Co-Arranger and Syndication Agent


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       Notice Address:

                                              GE Capital -- Commercial Finance
                                              2325 Lakeview Parkway, Suite 700
                                              Alpharetta, GA 30004
                                              Attention: Richard Varalla
                                              Telephone: 678-624-7978
                                              Facsimile: 678-624-7903
                                              Reference: Ackerley

                                    EXHIBITS

I       FORM OF NOTICE OF BORROWING
II      FORM OF NOTICE OF CONVERSION/CONTINUATION
III     FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV      FORM OF SECURITIES AGREEMENTS
V       FORM OF TERM NOTE
VI      FORM OF REVOLVING NOTE
VII     FORM OF SWING LINE NOTE
VIII    FORM OF COMPLIANCE CERTIFICATE
IX      FORM OF OPINION OF COMPANY COUNSEL
X       FORM OF OPINION OF O'MELVENY & MYERS LLP
XI      FORM OF ASSIGNMENT AGREEMENT
XII     FORM OF SOLVENCY CERTIFICATE
XIII    FORM OF SUBSIDIARY GUARANTY
XIV     FORM OF SECURITY AGREEMENT
XV(A)   FORM OF DEED OF TRUST
XV(B)   FORM OF MORTGAGE
XVI     FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

                                    EXHIBIT I
                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

                Pursuant to that certain Credit Agreement dated as of September __, 2001, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and Credit Suisse First Boston, as Administrative Agent ("ADMINISTRATIVE AGENT"), this represents Company's request to borrow as follows:

Date of borrowing:    ___________________, _________
Amount of borrowing:  $___________________

        Type of Loans:         [ ] a.Term Loans
                               [ ] b.Revolving Loans
                               [ ] c.Swing Line Loan
        Interest rate option:  [ ] a.Base Rate Loan(s)
                               [ ] b.Eurodollar Rate Loans with an initial
                               Interest Period of ____________ month(s)

                The Administrative Agent shall deposit the proceeds of the Loans in the account of Company using the following remittance instructions:__________
_______________________________________________________________________________.

                The undersigned officer, to the best of his or her knowledge, and Company certify that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

                (iv) The undersigned has read this Notice of Borrowing and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the making of any Loans requested hereunder, and (b) all conditions precedent to the making of any such Loans have been complied with.



DATED:
      ------------------------
                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT II
                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                        NOTICE OF CONVERSION/CONTINUATION


                Pursuant to that certain Credit Agreement dated as of September __, 2001, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent, this represents Company's request to convert or continue Loans as follows:

1.      Date of conversion/continuation:  __________________, _______

2.      Amount of Loans being converted/continued:  $___________________

3.      Type of Loans being converted/continued:
        [ ] a.      Term Loans
        [ ] b.      Revolving Loans

4.      Nature of conversion/continuation:
        [ ] a.      Conversion of Base Rate Loans to Eurodollar Rate Loans
        [ ] b.      Conversion of Eurodollar Rate Loans to Base Rate Loans
        [ ] c.      Continuation of Eurodollar Rate Loans as such

5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)

                In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:
      ------------------------
                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT III
                FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                Pursuant to that certain Credit Agreement dated as of September __, 2001, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent ("ADMINISTRATIVE AGENT"), this represents Company's request for the issuance of a Letter of Credit by [Administrative Agent][name of other Lender] as follows:

1.      Issuing Lender:      a.     Administrative Agent
                             b.     [_________________________________]

2.      Date of issuance of Letter of Credit: ________________, ________

3.      Type of Letter of Credit:   [ ] a.       Commercial Letter of Credit
                                    [ ] b.       Standby Letter of Credit

4.      Face amount of Letter of Credit:  $________________________

5.      Expiration date of Letter of Credit: ________________, ________

7.      Name and address of beneficiary:

               _______________________________________________
               _______________________________________________
               _______________________________________________
               _______________________________________________

8.      Attached hereto is:

        [ ] a. the verbatim text of such proposed Letter of Credit
        [ ] b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                The undersigned officer, to the best of his or her knowledge, and Company certify that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier



                                     III-1
        date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

                (iv) The undersigned has read this Request for Issuance of Letter of Credit and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the issuance of any Letter of Credit requested hereunder, and (b) all conditions precedent to the issuance of any Letter of Credit have been complied with.


DATED:
      ------------------------
                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------



                                     III-2

                                    EXHIBIT V
                                FORM OF TERM NOTE
                            THE ACKERLEY GROUP, INC.

$____________                                                 New York, New York
                                                              September __, 2001

                FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY"), promises to pay to ________________ ("PAYEE") or its registered assigns the principal amount of _________________________ ($[__________________]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of September __, 2001 by and among Company, the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is one of Company's "Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                     [Signature continued on following page]

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT VI
                             FORM OF REVOLVING NOTE
                            THE ACKERLEY GROUP, INC.

$_____________________                                        New York, New York
                                                              September __, 2001

                FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY"), promises to pay to ________________ ("PAYEE") or its registered assigns, the lesser of (x) _______________________ ($[____________________]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of September __, 2001 by and among Company, the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is one of Company's "Revolving Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                     [Signature continued on following page]

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                  TRANSACTIONS

                                       ON

                                 REVOLVING NOTE


                                                             Outstanding
            Type of        Amount of        Amount of         Principal
           Loan Made       Loan Made      Principal Paid       Balance       Notation
Date       This Date       This Date        This Date         This Date       Made By
----       ---------       ---------        ---------         ---------       -------



                                   EXHIBIT VII
                             FORM OF SWING LINE NOTE
                            THE ACKERLEY GROUP, INC.

$4,000,000                                                    New York, New York
                                                              September __, 2001

                FOR VALUE RECEIVED, THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY"), promises to pay to CREDIT SUISSE FIRST BOSTON ("PAYEE") or its registered assigns, the lesser of (x) Four Million Dollars ($4,000,000) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of September __, 2001 by and among Company, the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.



                                     VII-1

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                     [Signature continued on following page]



                                     VII-2

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            THE ACKERLEY GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------



                                     VII-3

                                  TRANSACTIONS

                                       ON

                                 SWING LINE NOTE


                                                           Outstanding
                  Amount of             Amount of           Principal
                  Loan Made          Principal Paid          Balance           Notation
Date              This Date             This Date           This Date           Made By
----              ---------             ---------           ---------           -------





                                     VII-4

                                  EXHIBIT VIII
                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

                (1) We are the duly elected [President] and [Chief Financial Officer] of The Ackerley Group, Inc., a Delaware corporation ("COMPANY");

                (2) We have reviewed the terms of that certain Credit Agreement dated as of September __, 2001, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

                [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________]

                The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsection 6.1(iv) of the Credit Agreement.

THE ACKERLEY GROUP, INC.


By:
   ---------------------------------
Title:
      ------------------------------



                                     VIII-1

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

                This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.

A.      INDEBTEDNESS
        1.     Indebtedness in respect of Capital Leases:               $_____________
        2.     Maximum permitted under subsection 7.1(iii):             $3,000,000
        3.     Indebtedness assumed in connection with acquisition of
               Person or assets permitted under subsection 7.3          $_____________
        4.     Purchase money indebtedness                              $_____________
        5.     Sum of acquisitions permitted under subsection 7.3
               and purchase money indebtedness (A.3+A.4)                $_____________
        6.     Aggregate maximum permitted under
               subsection 7.1(vii):                                     $5,000,000
        7.     Unsecured indebtedness permitted under
               subsection 7.1(viii):                                    $_____________
        8.     Maximum permitted under subsection 7.1(viii):            $5,000,000

B.      LIENS
        1.     Liens securing Indebtedness permitted under
               subsection 7.1(vii):                                     $_____________
        2.     Maximum permitted under subsection 7.2A(iv):             $5,000,000
        3.     Liens securing Indebtedness permitted under
               subsection 7.1(iii):                                     $_____________
        4.     Maximum permitted under subsection 7.2A(v):              $3,000,000
        5.     Other Liens securing Indebtedness:                       $_____________
        6.     Maximum permitted under subsection 7.2A(vi):             $5,000,000

C.      INVESTMENTS
        1.     Investments permitted under subsection 7.3(vi)
               since beginning of current Fiscal Year:                  $_____________
        2.     Maximum Investments permitted under subsection 7.3(vi)
               for current Fiscal Year:                                 [$2,000,000*]
               [*$4,000,000 if the Consolidated Interest Coverage
               Ratio equals or exceeds 2.00:1.00]
        3.     Aggregate Investments permitted under subsection
               7.3(vi) since date of Credit Agreement:                  $_____________
        4.     Aggregate maximum Investments permitted under
               subsection 7.3(vi) since date of Credit Agreement:       [$5,000,000**]
               [**$10,000,000 if the Consolidated Interest Coverage
               Ratio equals or exceeds 2.00:1.00]



                                     VIII-2

D.      RESTRICTED JUNIOR PAYMENTS
        1.     Restricted Junior Payments made since Closing Date
               under subsection 7.5(ii):                                $_____________
        2.     Maximum Restricted Junior Payments permitted since
               Closing Date under subsection 7.5(ii):                   $1,000,000

E.      MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO (FOR THE
        FOUR-FISCAL QUARTER PERIOD ENDING _____________, ____)
        1.     Consolidated Net Income:                                 $_____________
        2.     Consolidated Net Interest Expense:                       $_____________
        3.     Provisions for taxes based on income:                    $_____________
        4.     Total depreciation expense:                              $_____________
        5.     Total amortization expense:                              $_____________
        6.     Other non-cash items reducing Consolidated
               Net Income:                                              $_____________
        7.     For fiscal quarters ending prior to June
               30, 2002, Schedule 1.1A adjustments                      $_____________
        8.     Other non-cash items increasing Consolidated
               Net Income:                                              $_____________
        9.     Consolidated EBITDA (1+2+3+4+5+6+7-8):                   $_____________
        10.    Interest Coverage Ratio (9):(2):                         ____:1.00
        11.    Minimum ratio required under subsection 7.6A:            ____:1.00

F.      MINIMUM FIXED CHARGE COVERAGE RATIO (FOR THE FOUR-FISCAL
        QUARTER PERIOD ENDING _____________, ____)
        1.     Consolidated EBITDA (E.9 above):                         $_____________
        2.     Consolidated Cash Net Interest Expense:                   $_____________
        3.     Scheduled principal payments in respect of
               Consolidated Total Debt                                  $_____________
        4.     Provisions for taxes based on income
               and paid in cash (excluding taxes paid in connection
               with Asset Sales)                                        $_____________
        5.     Consolidated Capital Expenditures:                       $_____________
        6.     Consolidated Fixed Charges (2+3+4+5):                    $_____________
        7.     Fixed Charge Coverage Ratio (1):(6):                     ____:1.00
        8.     Minimum ratio required under subsection 7.6B:            ____:1.00

G.      MAXIMUM CONSOLIDATED SENIOR LEVERAGE RATIO
        (AS OF _____________, ____)
        1.     Consolidated Senior Debt:                                $_____________
        2.     Consolidated EBITDA (E.9 above):                         $_____________
        3.     Consolidated Senior Leverage Ratio (1):(2):              ____:1.00
        4.     Maximum ratio permitted under subsection 7.6C:           ____:1.00

H.      FUNDAMENTAL CHANGES
        1. Aggregate fair market value of Asset Sales permitted under subsection 7.7(iv)



                                     VIII-3

               since date of Credit Agreement:                          $_____________
        2.     Aggregate maximum permitted under
               subsection 7.7(iv):                                      $25,000,000
        3.     Aggregate sales of additional Capital Stock
               in the iKnow Subsidiaries permitted under
               subsection 7.7(vii)                                      $_____________
        4.     Aggregate maximum permitted under
               subsection 7.7(vii)                                      $5,000,000


I.      CONSOLIDATED CAPITAL EXPENDITURES
        1.     Consolidated Capital Expenditures for Fiscal
               Year-to-date:                                            $_____________
        2.     Consolidated Capital Expenditures permitted under
               subsection 7.8 in immediately preceding Fiscal Year:     [$15,000,000***]
        3.     Consolidated Capital Expenditures actually
               expended under subsection 7.8 in immediately
               preceding Fiscal Year:                                   $_____________
        4.     Amount of carry forward (lesser of (x) (I.2-I.3)
               and (y) (.25 * I.2))                                     $_____________
        5.     Consolidated Capital Expenditures permitted under
               subsection 7.8 for current Fiscal Year:                  [$15,000,000***]
        6.     Maximum amount of Consolidated Capital
               Expenditures permitted under
               subsection 7.8 for current Fiscal Year (I.4+I.5)         $_____________
               [*** Increased to $20,000,000 for a Fiscal Year if the
               Consolidated Interest Coverage Ratio as of the last day
               of the immediately preceding Fiscal Quarter equals or
               exceeds 2.00:1.00]



                                     VIII-4

                                   EXHIBIT IX
                       FORM OF OPINION OF COMPANY COUNSEL


                               September __, 2001


Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010

        and

The Lenders Signatory to the
Credit Agreement Referenced Below

        Re: Credit Agreement dated as of September __, 2001, among The Ackerley Group, Inc., the financial institutions signatory thereto as Lenders, and Credit Suisse First Boston, as Administrative Agent

Ladies and Gentlemen:

                We have acted as counsel to The Ackerley Group, Inc., a Delaware corporation ("Company"), in connection with that certain Credit Agreement dated as of September __, 2001 (the "Credit Agreement") among Company, the financial institutions signatory thereto as Lenders ("Lenders"), and Credit Suisse First Boston, as Administrative Agent ("Administrative Agent"). This opinion is rendered to you at the request of the Company in compliance with subsection 4.1F of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                We have also acted as counsel to the subsidiaries listed on Schedule A attached hereto in connection with the Credit Agreement and the Transaction Documents (as defined below). The subsidiaries of the Company listed on Schedule A attached hereto are collectively referred to herein as the "Subsidiary Guarantors". The Company and the Subsidiary Guarantors are collectively referred to herein as the "Loan Parties".

                In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

                (a) The Organizational Documents of each Loan Party, as amended to date;

                (b) All records of proceedings and actions of the Board of Directors or other governing body of each Loan Party relating to the Credit Agreement, the other Loan Documents (as defined below) and the transactions contemplated thereby;

                (c) The Credit Agreement;

                (d) The Term Notes, Revolving Notes and Swing Line Note delivered today (the "Notes").

                (e) The Subsidiary Guaranty;

                (f) The Security Agreement;

                (g) Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest (collectively, the "IP Grants");

                (h) executed copies of UCC-1 Financing Statements naming Company as debtor and Administrative Agent as secured party (the "Company Financing Statements") to be filed in the locations described on Part I of Schedule 4(i) to the Security Agreement (the "Company Filing States");

                (i) executed copies of UCC-1 Financing Statements naming each Subsidiary Guarantor as debtor and Administrative Agent as secured party (the "Subsidiary Financing Statements") to be filed in the locations described on Part II of Schedule 4(i) to the Security Agreement (the "Subsidiary Filing States"); and

                (j) the Securities Agreements.

                The documents referred to in paragraphs c-j, inclusive, are collectively referred to herein as the "Transaction Documents." The documents referred to in paragraphs c-g, inclusive, and paragraph j are collectively referred to herein as the "Loan Documents."

                We have been furnished with, and with Administrative Agent's and Lenders' consent have relied upon, certificates of officers of the Loan Parties with respect to certain factual matters, copies of which have been delivered to Administrative Agent and the Lenders. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Administrative Agent and the Lenders. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

                We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only United States Federal law, the law of the State of New York, the General Corporation Law of the State(s) of Delaware, Washington [and each other state of incorporation for any Loan Party]. References in this opinion letter to the "New York UCC," the "Washington UCC" and the "Delaware UCC" mean the Uniform Commercial Code as in effect on the date hereof in the States of New York, Washington and Delaware, respectively. With respect to the Delaware UCC, we have reviewed the provisions of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in the Commerce Clearing House Inc. Secured Transaction Guide as supplemented through __________, 2001 (the "Guide") and our opinions herein on the Delaware UCC are based solely on such review.

                On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

                1. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Company is duly qualified to do business as a foreign corporation, and is in good standing, in [LIST JURISDICTIONS].

                2. Each Subsidiary Guarantor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority, as the case may be, to own and operate its properties and to carry on its business as now conducted. Each Subsidiary Guarantor is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing, in [LIST JURISDICTIONS].

                3. Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party, to issue the Notes and to carry out the transactions contemplated thereby.

                4. Each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform the Transaction Documents to which it is a party, and to carry out the transactions contemplated thereby.

                5. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the issuance and payment of the Notes have been duly authorized by all necessary corporate action on the part of Company. The Transaction Documents have been duly executed and delivered by Company and the Loan Documents to which Company is a party constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

                6. The execution, delivery and performance of the Transaction Documents to which the Subsidiary Guarantors are a party have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of each Subsidiary Guarantor that is a party thereto. The Transaction Documents to which the Subsidiary Guarantors are a party have been duly executed and delivered by each Subsidiary Guarantor that is listed on the signature pages thereof and the Loan Documents to which the Subsidiary Guarantors are a party constitute the legally valid and binding obligations of each such Subsidiary Guarantor, enforceable against each such Subsidiary Guarantor in accordance with their respective terms.

                7. Neither the execution and delivery of the Transaction Documents to which they are a party by the Loan Parties nor the issuance and payment of the Notes by the Company, nor the consummation of the transactions contemplated thereby nor the compliance with the terms and conditions thereof by the Loan Parties (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the

Organizational Documents of any Loan Party or any of their respective Subsidiaries, (y) any term of any material agreement, instrument, order, writ, judgment or decree (collectively, the "Material Agreements") identified to us by an officer of the Company and set forth on Schedule B attached hereto to which any Loan Party or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound, or (z) any present federal, New York, Washington or Delaware General Corporate [or other relevant state corporate law] statute, rule or regulation binding on any Loan Party or any of their respective Subsidiaries, or (B) results in the creation of any Lien upon any of the properties or assets of any Loan Party under any Material Agreement (other than Liens created pursuant to the Collateral Documents).

                8. No consents or approvals of, authorizations by, or registrations, declarations or filings with, any federal, New York, Washington or Delaware General Corporate [or other relevant state corporate law] Government Authority are required by any Loan Party in connection with the execution and delivery by the Loan Parties of the Transaction Documents to which they are a party or the extensions of credit under the Credit Agreement or the payment by Company of its Obligations thereunder or the issuance and payment of the Notes or the consummation of the transactions contemplated thereby, except for the filing of the Company Financing Statements in the Company Filing States, the filing of the Subsidiary Financing Statements in the Subsidiary Filing States and the filing and recordation of the IP Grants in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

                9. To the best of our knowledge after due inquiry, (i) there are no actions, suits or proceedings pending or threatened against any Loan Party or any of their respective Subsidiaries that have could reasonably be expected to materially and adversely affecting either the ability of any Loan Party to perform its obligations under any Loan Document or the financial condition or operations of the Loan Parties taken as a whole, and (ii) there are no actions, suits or proceedings pending against any Loan Party that seek to enjoin the consummation of transactions contemplated by the Loan Documents.

                10. Schedule A hereto sets forth the number of shares of each class of capital stock or limited liability company interests of each Subsidiary Guarantor that are authorized and that are issued and outstanding. Such issued and outstanding shares or limited liability company interests have been duly authorized by all necessary corporate or limited liability company action on the part of the applicable Subsidiary Guarantor, as the case may be, are validly issued, fully-paid and nonassessable, and are owned of record by the parties identified as such owners on Schedule A.

                11. The Security Agreement creates in favor of Administrative Agent a security interest in such of the Collateral (as defined therein) of the Loan Parties that are parties thereto that is of a type in which a security interest can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "Code").

                12. Upon the filing of the Company Financing Statements with the Secretaries of State of the Company Filing State(s) and the Subsidiary Financing Statements with the Secretaries of State of the Subsidiary Filing State(s), Administrative Agent will have a perfected security interest in the Loan Parties' interests in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of financing statements in the Company Filing States and the Subsidiary Filing States under the New York UCC, the Washington UCC and the Delaware UCC.

                13. The Security Agreement, together with the delivery of the instruments representing the shares of stock and pledged debt identified on Schedules 1(e)(i) and 1(e)(ii) to the Security Agreement (the "Pledged Securities") to Administrative Agent in the State of New York or Washington, endorsed in blank or to Administrative Agent, create in favor of Administrative Agent a perfected security interest under the New York Code or the Washington Code, respectively, in the Pledged Securities, free of adverse claims.

                14. The Security Agreement and the Securities Agreements create in favor of the Administrative Agent perfected security interests in the Securities Accounts and the Securities Collateral (as defined in the Security Agreement) carried in the Securities Accounts under the New York UCC, the Washington UCC and the Delaware UCC, free of adverse claims.

                15. Upon the due filing and recordation of the IP Grants in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the payment of all filing and recordation fees associated therewith and the filing of the Company Financing Statements in the Company Filing States and the Subsidiary Financing Statements in the Subsidiary Filing States, the Administrative Agent will have a perfected security interest in the Loan Parties' interests in the United States patents, United States registered trademarks and United States registered copyrights specifically identified in
Schedule I to the IP Grants, to the extent a security interest in such Collateral can be perfected by such filings.

                16. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                17. It is not necessary in connection with the execution and delivery of the Credit Agreement and issuance and payment of the Notes to Lenders to register the Credit Agreement, the Notes or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

                18. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                19. All Obligations under the Credit Agreement are within the definition of "Senior Debt" as defined in, and are entitled to the benefits of the subordination provisions contained in, the Indenture dated as of December 14, 1998, as amended to the date hereof, governing the Company's 9.00% Senior Subordinated Notes due January 5, 2009.

                20. Set forth on Schedule 5.1E annexed to the Credit Agreement is a complete list of all of the FCC Licenses, including the authorized call signs, communities of licenses, and expiration dates, of the Loan Parties. Each FCC License: (i) is validly held by the Loan Party identified as the licensee/permittee thereof on such Schedule 5.1E; (ii) is in full force and effect; and (iii) is not subject to any conditions other than those generally or routinely applicable to radio and television broadcast licenses for a station of a type similar to the Stations. The FCC

Licenses include all FCC licenses, permits, authorizations and waivers necessary for the Loan Parties to operate the Stations in the ordinary course of business on the channels assigned to Stations pursuant to their respective FCC Licenses. To our knowledge, no FCC License, permit or authorization is held by the Loan Parties and used in the operation of the Stations other than the FCC Licenses. We have no reason to believe that any FCC License will not, subject to the filing of timely license renewal applications and payment of any applicable filing fees, be renewed in the ordinary course.

                21. Based upon a review of our files and the publicly available files of the FCC, (i) there are no judgments, decrees or orders that have been issued by the FCC against any of the Loan Parties or FCC Licenses that could be expected to result in a forfeiture or the suspension, termination prior to its expiration date, revocation, material impairment, material adverse modification or non-renewal of any FCC License or that could have a material adverse effect upon or cause material disruption to the operations of any of the Stations, and
(ii) there is no FCC or other proceeding inquiry or other administrative action pending or, to the best of our knowledge, threatened by or before the FCC (including any judicial review of an order, decree or other action by the FCC) against any of the Loan Parties, including, without limitation, any notice of violation, notice of apparent liability, order to show cause or other order, or investigative proceeding, that reasonably could be expected to result in a forfeiture or the suspension, termination prior to its expiration date, revocation, material impairment, material adverse modification or non-renewal of any FCC License or that could have a material adverse effect upon or cause material disruption to the operations of any of the Stations.

                22. No consents, approvals, notices, authorizations, registrations, declarations or filings by or with the FCC are required by any of the Loan Parties under the Communications Act in connection with: (i) the extensions of credit under the Loan Documents; (ii) the due execution, delivery and performance of its obligations under any of the Loan Documents by any of the Loan Parties that are party thereto; (iii) the issuance, delivery and payment of the Notes; (iv) the pledge of and grant of a security interest in the Collateral under and as defined in the Collateral Documents by each Loan Party thereto; or
(v) the exercise by Administrative Agent or any of the Lenders of any of their respective rights and remedies under the Collateral Documents; except that: (A) copies of certain of the Loan Documents must be filed with the FCC by certain of the Loan Parties, provided that the failure to file such copies will not affect the due execution and delivery by any Loan Party of any Loan Document to which it is a party or adversely affect the validity and enforceability thereof under the Communications Act; and (B) to the extent that the exercise of certain rights of Administrative Agent and the Lenders would result in a voluntary or an involuntary assignment or transfer of control of any FCC License, such transfer or assignment will require the prior consent of the FCC.

                23. None of: (i) the execution, delivery and performance of each Loan Document; (ii) the issuance, delivery and payment of the Notes; and (iii) compliance with the terms and conditions thereof by each Loan Party thereto, (A) violates or conflicts with or will violate or conflict with any provision of the Communications Act, or (B) results in, or will result in, a forfeiture or the suspension, termination prior to its expiration date, revocation, material impairment, material adverse modification or non-renewal of any FCC License.

                24. We call to your attention the fact that the Loan Documents select the internal laws of the State of New York as the governing law, except with respect to the Collateral Documents where the laws of another jurisdiction may govern perfection and the effect of perfection or non-perfection. It is our opinion that a federal or state court sitting in the State of New York or in the State of Washington will honor the parties' choice of the internal laws of the State of New York as the law applicable to the Loan Documents (to the extent set forth in such Loan Documents) and to the determination of whether the obligations created by the Loan Documents are usurious.

                [STANDARD QUALIFICATIONS AND ASSUMPTIONS TO COME FROM COMPANY COUNSEL]

                This opinion is rendered only to Administrative Agent and Lenders and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Administrative Agent or any Lender for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. You may, however, deliver copies of this opinion to your accountants, attorneys and other professional advisors, to regulatory agencies having jurisdiction over you and to permitted transferees of the Loans or Notes; and any such transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.

Very truly yours,

                                   SCHEDULE A

                            AUTHORIZED CAPITAL STOCK


GUARANTOR                AUTHORIZED          ISSUED AND OUTSTANDING           RECORD OWNER
---------                ----------          ----------------------           ------------





                                   Schedule A

                                   SCHEDULE B

                         SCHEDULE OF MATERIAL AGREEMENTS



                                   Schedule B

                                    EXHIBIT X

                    FORM OF OPINION OF O'MELVENY & MYERS LLP


September __, 2001

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010

                and

The Lenders Party to the Credit
Agreement referenced below

                Re:     Loans to The Ackerley Group, Inc.

Ladies and Gentlemen:

                We have acted as counsel to Credit Suisse First Boston, as Administrative Agent (in such capacity, "Administrative Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of September __, 2001 (the "Credit Agreement") among The Ackerley Group, Inc., a Delaware corporation ("Company"), the financial institutions listed therein as lenders, and Administrative Agent and in connection with the preparation and delivery of certain related documents.

                We have participated in various conferences with representatives of Company and Administrative Agent and conferences and telephone calls with Graham & Dunn, PC and Rubin, Winston, Diercks, Harris & Coke L.L.P., counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Graham & Dunn, PC and Rubin, Winston, Diercks, Harris & Coke L.L.P., (collectively, the "Opinions") and the officer's certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

                Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officer's certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

Respectfully submitted,

                                   EXHIBIT XI
                          FORM OF ASSIGNMENT AGREEMENT

                              ASSIGNMENT AGREEMENT

                This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented, restated or otherwise modified to the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                SECTION 1. ASSIGNMENT AND ASSUMPTION.

                (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, for an agreed consideration, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and/or outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment, Revolving Loans or Letter of Credit participations shall be made only as an assignment of the same proportionate part of the Assignor's Revolving Loan Commitment, Revolving Loans and Letter of Credit participations.

                (b) Payment of the consideration for the assignment described above by Assignee shall be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

                (c) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(c) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

                (d) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Term Loans and the Pro Rata Share corresponding to the Assigned Share as set forth in
Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

                SECTION 2. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim and that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Term Loans and the Pro Rata Share corresponding to the Assigned Share.

                (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

                (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

                (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                SECTION 3. MISCELLANEOUS.

                (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

                (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

                (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be given as set forth in subsection 10.8 of the Credit Agreement. The notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

                (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF

NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee and delivery thereof to Administrative Agent, (ii) the execution of a counterpart hereof by Company and Administrative Agent as evidence of their consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of any required processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) of the Credit Agreement, and (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date.

                                SCHEDULE OF TERMS


1.      Borrower: The Ackerley Group, Inc.

2. Name and Date of Credit Agreement: Credit Agreement dated as of September __, 2001 by and among The Ackerley Group, Inc., the financial institutions listed therein as Lenders, Credit Suisse First Boston, as Administrative Agent, and the other agents party thereto.

3.      Amounts:

                                                              Re: Term               Re:
                                                                Loans           Revolving Loans
                                                           -----------------   -----------------
        (a)   Aggregate Term Loans/Commitments of all
              Lenders:                                     $                   $
                                                            ----------------    ----------------
        (b)   Assigned Share/Pro Rata Share:                               %   %
        (c)   Amount of Assigned Share of Commitments:                   N/A   $
                                                                                ----------------
        (d)   Amount of Assigned Share of Term Loans:      $                   $
                                                            ----------------    ----------------

4.      Settlement Date:   ____________, 20__

5.      Payment Instructions:

        ASSIGNOR:                                   ASSIGNEE:

        --------------------------                  ----------------------------
        --------------------------                  ----------------------------
        --------------------------                  ----------------------------
        --------------------------                  ----------------------------

        Attention:                                  Attention:
                  ----------------                            ------------------
        Reference:                                  Reference:
                  ----------------                            ------------------

6.      Notice Addresses:

        ASSIGNOR:                                   ASSIGNEE:

        --------------------------                  ----------------------------
        --------------------------                  ----------------------------
        --------------------------                  ----------------------------
        --------------------------                  ----------------------------

        Attention:                                  Attention:
                  ----------------                            ------------------
        Reference:                                  Reference:
                  ----------------                            ------------------

7.      Signatures:

        [NAME OF ASSIGNOR],                         [NAME OF ASSIGNEE],
        as Assignor                                 as Assignee
        By:                                         By:
           -----------------------                     -------------------------

        Title:                                      Title:
              --------------------                        ----------------------
        Consented to, if required under             Consented to and accepted
        Credit Agreement


        THE ACKERLEY GROUP, INC.                    CREDIT SUISSE FIRST BOSTON,
                                                    as Administrative Agent
        By:                                         By:
           -----------------------                     -------------------------
        Title:                                      Title:
              --------------------                        ----------------------

                                   EXHIBIT XII
                          FORM OF SOLVENCY CERTIFICATE

                              SOLVENCY CERTIFICATE

                This SOLVENCY CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of September __, 2001 (the "CREDIT AGREEMENT") by and among The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), the financial institutions referred to therein as Lenders ("LENDERS") and Credit Suisse First Boston, as Administrative Agent ("ADMINISTRATIVE AGENT"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Company. In such capacity I am a senior financial officer of Company and I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of Company, acted on behalf of Company in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

                B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Company for the purpose of discussing the meaning of its contents.

                C. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Company and its Subsidiaries on a consolidated basis for the fiscal years of Company ending December 31, 2001 through December 31, 2005, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Company will be paid from the cash flow generated by the operations of Company and its Subsidiaries and other cash resources that will become available to Company and its Subsidiaries during such fiscal years. The Projected Financial Statements were prepared on the basis of information available at __________, 2001. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

                D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Company and its Subsidiaries on a consolidated basis (the "FAIR VALUE SUMMARY BALANCE SHEET") as of September __, 2001, the expected Closing Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet is attached hereto as Exhibit B and has been prepared as described in paragraphs F and G below and not in accordance with GAAP.



                                     XII-1

                E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Company and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Company and its Subsidiaries on a consolidated basis and the probable liability on all of their debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. The specific methodology used by management for valuing Company and its Subsidiaries is set forth in paragraph G below.

                G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

                With respect to the asset values reflected in the Fair Value Summary Balance Sheet. I have included the net working capital of Company and its Subsidiaries, calculated as the difference between the current assets and current liabilities reported in their ___________, ____ financial statements, and I have relied on the capitalization of earnings methodology -- whereby earnings before interest and taxes (EBIT) are capitalized at a specified EBIT multiple -- to arrive at the estimated fair value of the long-term assets of Company and its Subsidiaries. For these purposes I have utilized an EBIT multiplier of ____, which reflects a conservative estimate of the EBIT multiplier reflected in acquisition prices paid for total ownership positions in companies whose lines of business are similar to those of Company and its Subsidiaries.

                With respect to liabilities reflected in the Fair Value Summary Balance Sheet, I have included long-term liabilities reported by Company and its Subsidiaries in their __________, ____ financial statements and debts to be incurred or assumed by Company and its Subsidiaries under the Credit Agreement and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties and pension plan liabilities), I have consulted with legal, financial and other personnel of Company and its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.



                                     XII-2

                Based on the foregoing, I have reached the following conclusions:

                1. Company is not now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render Company "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Company on the basis thereof would reflect the net value of Company as $__________ representing the difference between asset values of $__________ and liabilities of $__________.

                2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, Company will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Company will have positive cash flow (or ability to borrower or refinance) after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted Indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings and the disposition of surplus assets) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.

                3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Company with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

                4. To the best of my knowledge, Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement.



                                     XII-3

                I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this _____ day of August, 2001.

        THE ACKERLEY GROUP, INC.,


        Name:
             --------------------------
        Title: Chief Financial Officer



                                     XII-4

                                  EXHIBIT XIII
                           FORM OF SUBSIDIARY GUARANTY

                               SUBSIDIARY GUARANTY

                This SUBSIDIARY GUARANTY is entered into as of September __, 2001 by the undersigned (each a "GUARANTOR", and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of Credit Suisse First Boston, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

                A. The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), has entered into that certain Credit Agreement dated as of September __, 2001 with Lenders and Guarantied Party, as Administrative Agent for Lenders (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                B. Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

                C. Guarantied Party, Lenders and each Hedge Provider for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as "BENEFICIARIES".

                D. A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Company, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

                F. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.



                                     XIII-1

                NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Hedge Providers to enter into the Lender Hedge Agreements, Guarantors hereby agree as follows:

                1. GUARANTY. (a) In order to induce Lenders to extend credit to Company pursuant to the Credit Agreement and the entry by Hedge Providers into the Lender Hedge Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of Company and all obligations of Company under Lender Hedge Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Hedge Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Company or from time to time renew them after they have been satisfied.


                Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

                Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

                In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

                Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.



                                     XIII-2

                (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this
Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement


                (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.


                2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Hedge Agreements notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Hedge Agreements and the obligations of any other Guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other Guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns,



                                     XIII-3
and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Hedge Agreements.

                4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay



                                     XIII-4
to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

                5. WAIVERS. Each Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;
(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in
Section 3 and 4 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments and



                                     XIII-5

Lender Hedge Agreements shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

                Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

                7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

                8. FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

                9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Company as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.



                                     XIII-6

                10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Hedge Provider shall have any obligation under any Lender Hedge Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Company is to cause such Guarantor and such Subsidiaries to perform or observe.


                11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

                12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale ; provided that, if the sale of such stock constitutes an Asset Sale as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the Net Cash Proceeds of such Asset Sale to the extent required by the Credit Agreement.

                13. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                14. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                (a) The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or Lender Hedge Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder



                                     XIII-7
shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                (b) In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                (c) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                (d) This Guaranty shall inure to the benefit of the Beneficiaries and their respective successors and assigns.

                (e) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

                (f) EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in



                                     XIII-8
entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                15. ADDITIONAL GUARANTORS. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

                16. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

                17. GUARANTIED PARTY AS AGENT.

                        (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

                        (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any



                                     XIII-9
appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring (Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                18. NOTICE OF HEDGE AGREEMENTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Guarantied Party from Company, a Guarantor or the Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.


                  [Remainder of page intentionally left blank.]



                                    XIII-10

                IN WITNESS WHEREOF, each Guarantor and solely for the purposes of the waiver of the right to jury trial contained in Section 14, Guarantied Party, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



[NAME OF GUARANTOR]


By:
   ---------------------------------
Title:
      ------------------------------
Address:
        ----------------------------

        ----------------------------

        ----------------------------


[NAME OF GUARANTOR]


By:
   ---------------------------------
Title:
      ------------------------------
Address:
        ----------------------------

        ----------------------------

        ----------------------------

[NAME OF GUARANTOR]

By:
   ---------------------------------
Title:
      ------------------------------
Address:
        ----------------------------

        ----------------------------

        ----------------------------

CREDIT SUISSE FIRST BOSTON

By:
   ---------------------------------
Title:
      ------------------------------
Address:       11 Madison Avenue
               New York, New York 10010
               Attention:
                         -----------

                                    EXHIBIT A
                  FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS

                This COUNTERPART (this "COUNTERPART"), dated _______, 20__, is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of September ___, 2001 (as it may be from time to time amended, modified, restated or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Credit Suisse First Boston, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

                IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20__.

[NAME OF ADDITIONAL GUARANTOR]


By:
   ---------------------------------
Title:
      ------------------------------
Address:
        ----------------------------

        ----------------------------

        ----------------------------

                                   EXHIBIT XIV
                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

                This SECURITY AGREEMENT (this "AGREEMENT") is dated as of September __, 2001 and entered into by and among THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively "SUBSIDIARY GRANTORS") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with
Section 22 hereof (each of the Company, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS") and CREDIT SUISSE FIRST BOSTON, as administrative agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                A. Pursuant to the Credit Agreement dated as of September __, 2001 (said Credit Agreement, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions listed therein as Lenders, and Credit Suisse First Boston, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT"), Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                B. Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

                C. Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated the date hereof (said Subsidiary Guaranty, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.



                                     XIV-1

                D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Providers to enter into the Lender Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

                SECTION 1. GRANT OF SECURITY.

                Each Grantor, to the full extent permitted by law, hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                (a) all machinery and equipment in all of its forms, all parts thereof and all accessions thereto, including, without limitation, audio and/or video recording equipment, transmitting towers, transmitters and broadcasting equipment (any and all such machinery, equipment, parts and accessions being the "EQUIPMENT");

                (b) all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

                (c) all accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                (d) all deposit accounts, including the restricted deposit account established and maintained by Secured Party pursuant to Section 12 (the "COLLATERAL ACCOUNT"), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest,



                                     XIV-2
cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing ("DEPOSIT ACCOUNTS");

                (e) the "SECURITIES COLLATERAL", which term means:

                        (i) all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in a Person, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on
        Schedule 1(e)(i), and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 975(a) or a successor provision of the Internal Revenue Code), the Pledged Shares shall not include any shares of stock of such issuer in excess of the number of shares of such issuer possessing up to but not exceeding 66% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                        (ii) all indebtedness from time to time owed to such Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, or by any obligor of which Grantor is a direct or indirect Subsidiary, including the indebtedness described on
        Schedule 1(e)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                        (iii) all other investment property, securities (whether certificated or uncertificated), securities entitlements, securities accounts (including, without limitation the Securities Accounts), commodity contracts, commodity accounts, financial assets, all credit balances held in the Securities Accounts, any property credited to the Securities Accounts or acquired in exchange for, with proceeds from, or distributions on, such property, and all interest, dividends, cash, instruments, securities and other property or proceeds received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, of such Grantor;

                (f) the "INTELLECTUAL PROPERTY COLLATERAL", which term means:



                                     XIV-3

                        (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (which together with all goodwill relating to the Copyrights and Patents, the "ASSOCIATED GOODWILL");

                        (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule 1(f)(ii), as the same may be amended pursuant hereto from time to time), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                        (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (including, without limitation, the works listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries



                                     XIV-4

        (including, without limitation, the registrations listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights;

                (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

                (h) the agreements listed in Schedule 1(h), as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                (i) to the extent not included in any other paragraph of this
Section 1, all general intangibles, including, without limitation, tax refunds, payment intangibles, other rights to payment or performance, choses in action, software and judgments taken on any rights or claims included in the Collateral;

                (j) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                (k) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, DAT tapes and other recorded media, and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;



                                     XIV-5

                (l) all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Grantor for the operation of its business, including, without limitation, each of the FCC Licenses listed on Schedule 5.1E to the Credit Agreement, in each case, to the extent permitted by applicable law, including the Communications Act, and the rules and regulations of the FCC, and all rights incident or appurtenant to such FCC Licenses, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such FCC Licenses, to the maximum extent permitted by applicable law;

                (m) any motor vehicle, van, truck or car with any broadcast or transmission equipment currently owned or hereafter acquired by any Grantor (each, a "BROADCAST VEHICLE"), a schedule of which Company shall provide to Administrative Agent on or before the date that the Post-Closing Date Mortgages are required to be delivered pursuant to subsection 6.12 of the Credit Agreement;

                (n) all other tangible personal property to the extent not included in the foregoing, now or hereafter owned or leased by any Grantor or in which any Grantor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Facilities (the "OTHER PERSONALTY"); and

                (o) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor's rights or interests in any authorization, license, permit, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such authorization, license, permit, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any authorization, license, permit, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York (the "UCC") or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold, unless a Grantor has executed a leasehold mortgage or leasehold deed of trust covering such real property leasehold.

                Each item of Collateral listed in this Section 1 that is defined in Articles 8 or 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of Grantors that the



                                     XIV-6
description of the Collateral set forth above be construed to include the broadest possible range of assets.

                SECTION 2. SECURITY FOR OBLIGATIONS.

                This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor. "SECURED OBLIGATIONS" means:

                (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Hedge Agreement, and

                (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Grantors now or hereafter existing under or arising out of or in connection with the Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Company or such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Hedge Provider as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

                SECTION 3. GRANTORS REMAIN LIABLE.

                Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.



                                     XIV-7

                SECTION 4. REPRESENTATIONS AND WARRANTIES.

                Each Grantor represents and warrants as follows:

                (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien. Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                (b) LOCATIONS OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, or in the case of an Additional Grantor, the date of the applicable counterpart entered into pursuant to Section 22 (each, a "COUNTERPART") located at the places specified in Schedule 4(b), except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations specified in
Schedule 4(b), or (ii) to customers of a Grantor.

                (c) NEGOTIABLE DOCUMENTS OF TITLE. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

                (d) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on Schedule 4(d); such Grantor's type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable Government Authority of the jurisdiction of organization are listed on Schedule 4(d).

                (e) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names listed in Schedule 4(e) annexed hereto.

                (f) DELIVERY OF CERTAIN COLLATERAL. All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral (including, without limitation, the Securities Collateral) have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

                (g) SECURITIES COLLATERAL. (i) All of the Pledged Shares described on Schedule 1(e)(i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) all of the Pledged Debt described on
Schedule 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) except as set forth on Schedule 1(e)(i), the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof (subject to the proviso to Section 1(e)(i) with respect to shares of a foreign controlled



                                     XIV-8
corporation), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares; (iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (v) Schedule 1(e)(i) sets forth all of the Pledged Shares owned by each Grantor on the date hereof; and
(vi) Schedule 1(e)(ii) sets forth all of the Pledged Debt in existence on the date hereof.

                (h) INTELLECTUAL PROPERTY COLLATERAL.

                        (i) a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(f)(i);

                        (ii) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(f)(ii);

                        (iii) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth in Schedule 1(f)(iii);

                        (iv) after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable; and

                        (v) no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office.

                (i) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Hedge Providers hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(i), (ii) in the case of the Securities Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank,
(iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the filing of a Grant of Trademark Security Interest, substantially in the form of Exhibit I, and a Grant of Patent Security Interest, substantially in the form of Exhibit II, with the United States Patent and Trademark Office and the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit III, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a "GRANT"), and (iv) in the case of Equipment or Broadcast Vehicles that are covered by a certificate of title, the filing with the



                                     XIV-9
registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Hedge Providers will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                SECTION 5. FURTHER ASSURANCES.

                (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) (A) execute and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of specified items of Collateral and (C) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) promptly upon Secured Party's written request with respect to any Equipment (other than a Broadcast Vehicle) that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof and promptly upon Secured Party's reasonable request (but in no event prior to the date that the Post-Closing Date Mortgages are required to be delivered pursuant to subsection 6.12 of the Credit Agreement) with respect to any Broadcast Vehicle, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (vi) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (viii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, (ix) at Secured Party's request, promptly execute and deliver to Secured



                                     XIV-10

Party agreements providing for the control, as that term is defined in the UCC, by Secured Party of all deposit accounts of such Grantor, and (x) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of
Exhibit IV (a "PLEDGE SUPPLEMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Supplement to Secured Party, the representations and warranties contained in clauses (i)-(iv) of Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                (c) INTELLECTUAL PROPERTY COLLATERAL. Without limiting the generality of the foregoing Section 5(a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party and record in all places where a Grant is recorded an IP Supplement, substantially in the form of Exhibit V (an "IP SUPPLEMENT"), pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the



                                     XIV-11
applicable Trademark Registration or Copyright Registration, as the case may be. Upon delivery to Secured Party of an IP Supplement, Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii) hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral included on Schedule A to such IP Supplement. Each Grantor hereby authorizes Secured Party to modify this Agreement without the signature or consent of any Grantor by attaching Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii), as applicable, that have been modified to include such Intellectual Property Collateral or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest; provided, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                SECTION 6. CERTAIN COVENANTS OF GRANTORS.

                Each Grantor shall:

                (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;

                (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

                (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

                (e) except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.



                                     XIV-12

                SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

                Each Grantor shall:

                (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on Schedule 4(b) or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

                (c) keep correct and accurate records of Inventory owned by such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for such Inventory;

                (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $50,000, and in any event upon the occurrence of an Event of Default (as defined in Section 16(a)), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

                (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party;

                (f) each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement; and

                (g) upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 18.

                SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

                (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d), upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may



                                     XIV-13
request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                (b) Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

                (a) DELIVERY. Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as



                                     XIV-14
applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

                (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Shares that is wholly-owned or controlled by Company and/or the Subsidiary Grantors, other than any iKnow Subsidiary (each, an "AFFILIATE ISSUER") to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an Affiliate Issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 66% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each Affiliate Issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor; provided, notwithstanding anything contained in this clause (iv) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 66% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing loss or depreciation in the value of the Securities Collateral; (viii) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and
(ix), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for the control, as that term is defined in the UCC, by Secured Party of all securities entitlements and securities accounts of such Grantor.

                (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and provided further, such Grantor shall



                                     XIV-15
give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors or other members of a governing body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party); (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

                Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Securities Collateral in the same form as so received (with any necessary endorsements).

                In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly



                                     XIV-16
execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

               (a)    Each Grantor shall:

                        (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                        (ii) use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

                        (iii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                        (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

                        (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                        (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

                (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in



                                     XIV-17
respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                (c) Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedules 1(f)(i), 1(f)(ii) or 1(f)(iii), as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

                (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and



                                     XIV-18

Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

                (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

                SECTION 11. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                (a) Each Grantor shall at its expense:

                        (i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

                        (ii) upon the reasonable request of Secured Party, furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents



                                     XIV-19
        received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

                (b) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall:

                        (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                        (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                        (iii) waive any default under or breach of the Assigned Agreements;

                        (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                        (v) take any other action in connection with the Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

                SECTION 12. COLLATERAL ACCOUNT.

                Secured Party is hereby authorized to establish and maintain at its office at Eleven Madison Avenue, New York, New York as a blocked account in the name of Company and under the sole dominion and control of Secured Party, a restricted deposit account designated as "The Ackerley Group, Inc. Collateral Account". All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement. To the extent



                                     XIV-20
permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

                SECTION 13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

                Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;

                (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

                (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

                (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve



                                     XIV-21
or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                SECTION 14. SECURED PARTY MAY PERFORM.

                If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 19(b).

                SECTION 15. STANDARD OF CARE.

                The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                SECTION 16. REMEDIES.

                (a) GENERALLY. If any Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Hedge Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender constituting a part of the Collateral, (vii) without notice to any Grantor, transfer to or to register



                                     XIV-22
in the name of Secured Party or any of its nominees any or all of the Securities Collateral, and (viii) without notice to Grantors, exercise dominion and control over and refuse to permit further withdrawals from any Securities Account, including, without limitation, issuing any Entitlement Order (as defined in the Securities Agreements). Secured Party or any Lender or Hedge Provider may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Hedge Providers (but not any Lender or Hedge Provider in its individual capacity unless Requisite Lenders or Requisite Obligees (as defined in Section 21(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

                (b) SECURITIES COLLATERAL.

                        (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and,



                                     XIV-23
        notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                        (ii) Without limiting the generality of subsections 10.2 and 10.3 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, and each Lender and each Hedge Provider and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

                (c) COLLATERAL ACCOUNT. If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Company is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Company shall deliver funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by Company for deposit in the



                                     XIV-24

Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Company shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 18 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Company has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

                SECTION 17. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

                (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may



                                     XIV-25
reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

                (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

                SECTION 18. APPLICATION OF PROCEEDS.

                Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization by Secured Party upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

                SECTION 19. INDEMNITY AND EXPENSES.

                (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Hedge Provider from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Hedge Provider's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.



                                     XIV-26

                (c) The obligations of Grantors in this Section 19 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Lender Hedge Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

                SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASE.

                (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Hedge Provider may assign or otherwise transfer any Lender Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Lender Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Hedge Providers herein or otherwise.

                (b) Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, such Grantor shall deliver an Officer's Certificate (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Secured Party shall, at such Grantor's expense, so long as Secured Party has no reason to believe that the Officer's Certificate delivered by such Grantor with respect to such sale is not true and correct, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

                SECTION 21. SECURED PARTY AS AGENT.

                (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Providers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including



                                     XIV-27
without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 16 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, (A) the holders of a majority of the aggregate notional amount under all Lender Hedge Agreements (including Lender Hedge Agreements that have been terminated) or (B) if all Lender Hedge Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 21(a), each Hedge Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Provider that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Hedge Providers in accordance with the terms of this Section 21(a).

                (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                (c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.



                                     XIV-28

                SECTION 22. ADDITIONAL GRANTORS.

                The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of Exhibit VI annexed hereto. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

                SECTION 23. AMENDMENTS; ETC.

                No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 22 and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                SECTION 24. NOTICES.

                Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

                SECTION 25. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE.

                No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.



                                     XIV-29

                SECTION 26. SEVERABILITY.

                In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                SECTION 27. HEADINGS.

                Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                SECTION 28. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

                SECTION 29. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE , COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO



                                     XIV-30

SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                SECTION 30. WAIVER OF JURY TRIAL.

                GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                SECTION 31. COUNTERPARTS.

                This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                SECTION 32. FCC MATTERS.

                (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Secured Party will not take any action pursuant to this Agreement or any other Loan Document that would constitute or result in any assignment of an FCC License or any transfer of control of any Grantor or any Station if such assignment of license or transfer of control would require under then existing applicable law, the prior approval of the FCC, without first obtaining such approval of the FCC.

                (b) Secured Party and each Grantor agree that notwithstanding anything in this Agreement or in any other Loan Document to the contrary, (i) voting rights and management



                                     XIV-31
rights with respect to the Collateral will remain with the applicable Grantor upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such rights to Secured Party, a receiver or their respective designees shall have been obtained, and (ii) prior to the exercise of voting rights by any purchaser at any sale of the Collateral following the occurrence of an Event of Default and foreclosure upon the Collateral by Secured Party, any prior required consent of the FCC will be obtained.

                (c) Each Grantor agrees to take any actions that Secured Party may reasonably request in writing in order to enable Secured Party to obtain and enjoy the full rights and benefits granted by this Agreement and any of the related documents, including, without limitation, the use of each Grantor's best efforts, consistent with the rules, regulations and policies of the FCC (collectively, the "FCC REGULATIONS"), to obtain the approval of the FCC for any action or transaction relating to any FCC License for which such FCC action is then required or prudent. Such obligation to take any and all of the action required to be taken pursuant to the immediately preceding sentence shall specifically include the preparation, signing and filing, or causing to be prepared, signed and filed, with the FCC the assignor's, transferor's or controlling person's application or applications for consent to the assignment of FCC Licenses or transfer of control thereof necessary or appropriate under FCC Regulations for approval of (i) any sale or transfer to Secured Party or a receiver or their respective designees of all or part of the equity interests in any Grantor or the assets and FCC Licenses of any Grantor, and (ii) any assumption by Secured Party or a receiver or any of their respective designees of voting and management rights relating to the equity interests in any Grantor. No Grantor shall take action to obstruct, impede or infringe upon Secured Party's exercise and enforcement of its rights, benefits and remedies under this Agreement and any agreement related hereto, and each Grantor agrees to cooperate fully with any and all actions taken by Secured Party in good faith pursuant to this Agreement, including, without limitation, the full and complete cooperation and assistance in all proceedings, correspondence and other communications before or with the FCC or in connection with obtaining the approvals referred to above. Each Grantor acknowledges that the foregoing provisions are, inter alia, intended to ensure that, until the Loans have been indefeasibly paid in full and upon the occurrence and during the continuance of an Event of Default, Secured Party receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, FCC Regulations), all rights necessary to sell the assets of the Stations including the FCC Licenses, and to exercise all remedies available to them under this Agreement and the other Loan Documents, the UCC or other applicable law. Each Grantor further acknowledges and agrees that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that effect in any manner Secured Party's rights of access to, security interest in, or use or sale of, the FCC Licenses, or the procedures necessary to enable Secured Party to obtain such rights of access, use or sale, the parties hereto shall amend this Agreement and the other Loan Documents in such manner as Secured Party shall reasonably request, in order to provide such rights to the greatest extent possible, consistent with then-applicable law and governmental policy, provided that such modifications do not materially adversely affect the substantive economic rights of any other party hereto.

                (d) Without limiting the generality of the foregoing or limiting in any way the rights of Secured Party under the Loan Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration or otherwise) and (ii) Secured Party shall have provided to



                                     XIV-32

Grantors not less than thirty (30) days' prior written notice, Secured Party shall be entitled to apply for and have a receiver, trustee or similar official appointed under the state or federal law by a court of competent jurisdiction in any action taken by Secured Party to enforce Secured Party's rights and remedies hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of Grantors, to seek from the FCC an involuntary assignment or transfer of control of each FCC License from Grantors to Secured Party, its designee or any transferee, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership or trusteeship, including the compensation of the receiver, trustee or similar official, and to the payment of the Loans and other fees and expenses due under the Credit Agreement and under the other Loan Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. Each Grantor agrees to authorize any involuntary assignment or transfer of control of the FCC Licenses upon the request of the receiver, trustee or other official so appointed and, if Grantors refuse to authorize such transfer, Grantors' approval may be ordered or required by a court of competent jurisdiction. Such receiver, trustee or other appointed official shall also have the power to dispose of the FCC Licenses in any manner lawful in the jurisdiction in which his appointment is confirmed, including the power to conduct a public or private sale of the FCC Licenses, such sale being subject to the prior approval of the FCC as set forth herein.

                (e) EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER, TRUSTEE OR SIMILAR OFFICIAL AS PROVIDED ABOVE, OR TO PREVENT SECURED PARTY OR ANY RECEIVER, TRUSTEE OR SIMILAR OFFICIAL TO SEEK FROM THE FCC AN INVOLUNTARY TRANSFER OF THE FCC LICENSES. EACH GRANTOR (I) GRANTS SUCH WAIVER AND CONSENTS KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER, TRUSTEE OR SIMILAR OFFICIAL APPOINTED FOR THE FOREGOING PURPOSES, AND/OR TO SEEK FROM THE FCC AN INVOLUNTARY TRANSFER OF THE FCC LICENSES IS CONSIDERED ESSENTIAL BY SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF SECURED PARTY'S RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH REMEDIES UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING SECURED PARTY AND LENDERS TO MAKE THE LOANS TO COMPANY AND HEDGE PROVIDERS TO ENTER INTO THE LENDER HEDGE AGREEMENTS; AND (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH SECURED PARTY IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER, TRUSTEE OR SIMILAR OFFICIAL OVER ALL OR ANY PORTION OF THE COLLATERAL. SECURED PARTY ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS SECTION 32 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY GRANTOR'S RIGHT TO FILE FOR PROTECTION UNDER THE BANKRUPTCY CODE AT ANY TIME PRIOR TO THE APPOINTMENT OF A RECEIVER, TRUSTEE OR SIMILAR OFFICIAL.



                                     XIV-33

                (f) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, references to "Secured Party" and "Administrative Agent" shall include any trustee or other fiduciary acting in lieu of Secured Party or Administrative Agent in order to ensure compliance with the Communications Act or other applicable law.

                SECTION 33. SECURITIES ACCOUNTS.

                (a) Within five (5) Business Days after Borrower has delivered evidence reasonably satisfactory to Administrative Agent that Borrower has paid Borrower's October, 2001 and December, 2001 installments of income taxes related to the sale of certain assets, including the Seattle Supersonics, Administrative Agent shall deliver to the securities intermediaries that are signatories to the Securities Agreements a written authorization to disburse to Borrower an amount equal to the positive balance, if any, of (i) $45,000,000 minus (ii) the amounts disbursed from the Securities Account for payment of Borrower's October, 2001 and December, 2001 installments of income taxes in accordance with the terms of the Securities Agreements.

                (b) Within five (5) Business Days after Borrower has delivered evidence reasonably satisfactory to Administrative Agent that Borrower has paid Borrower's January, 2002 installment of interest with respect to Borrower's 9.00% Senior Subordinated Notes due 2009 (and Borrower's October, 2001 and December, 2001 installments of income taxes related to the sale of certain assets, including the Seattle Supersonics, to the extent not previously delivered), Administrative Agent shall deliver to the securities intermediaries that are signatories to the Securities Agreements a Termination Notice (as such term is defined in the Securities Agreements).

                  [Remainder of page intentionally left blank]



                                     XIV-34

                IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE ACKERLEY GROUP, INC.


By:
   ---------------------------------
Title:
      ------------------------------



EACH OF THE ENTITIES LISTED ON SCHEDULE A ANNEXED HERETO


By:
   ---------------------------------
on behalf of each of the entities listed on Schedule A annexed hereto


Name:
     -------------------------------
Title:
      ------------------------------



CREDIT SUISSE FIRST BOSTON,
as Secured Party


By:
   ---------------------------------
Title:
      ------------------------------

                                   Schedule A

Name                               Notice Address for each Subsidiary Grantor
----                               ------------------------------------------




                               SCHEDULE 1(e)(i) TO
                               SECURITY AGREEMENT

--------------------------------------------------------------------------------------------
                            CLASS
                         OF STOCK OR         STOCK                           PERCENTAGE OF
                            EQUITY        CERTIFICATE     PAR     NUMBER OF   OUTSTANDING
    STOCK ISSUER           INTEREST          NOS.        VALUE     SHARES    SHARES PLEDGED
============================================================================================

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------



                                   1(e)(i)-1

                              SCHEDULE 1(e)(ii) TO
                               SECURITY AGREEMENT

--------------------------------------------------------------------------------
                                                                AMOUNT OF
                           DEBT ISSUER                        INDEBTEDNESS
================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                   1(e)(ii)-1

                               SCHEDULE 1(f)(i) TO
                               SECURITY AGREEMENT

U.S. TRADEMARKS:

     Registered              Trademark        Registration       Registration
        Owner               Description          Number              Date
----------------------     -------------     --------------     --------------




FOREIGN TRADEMARKS:

     Registered              Trademark        Registration       Registration
        Owner               Description          Number              Date
----------------------     -------------     --------------     --------------






                                    1(f)(i)-1

                              SCHEDULE 1(f)(ii) TO
                               SECURITY AGREEMENT

U.S. PATENTS ISSUED:

       Patent No.            Issue Date           Invention            Inventor
       ----------            ----------           ---------            --------





U.S. PATENTS PENDING:

    Applicant's          Date          Application
        Name             Filed           Number          Invention      Inventor
    -----------          -----         -----------       ---------      --------





FOREIGN PATENTS ISSUED:

       Patent No.            Issue Date           Invention            Inventor
       ----------            ----------           ---------            --------






                                   1(f)(ii)-1

FOREIGN PATENTS PENDING:

    Applicant's         Date       Application
       Name            Filed         Number          Invention        Inventor
------------------    --------    -------------    --------------   ------------






                                   1(f)(ii)-2

                              SCHEDULE 1(f)(iii) TO
                               SECURITY AGREEMENT

U.S. COPYRIGHTS:

                               Registration        Date of         Registered
         Title                      No.             Issue            Owner
-------------------------     --------------      ----------      ------------





FOREIGN COPYRIGHT REGISTRATIONS:

                                                 Registration        Date of
        Country                 Title                 No.             Issue
------------------------     -------------      --------------     -------------





PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

                               Reference         Date of            Copyright
         Title                    No.          Application          Claimant
------------------------     -------------     ------------      ---------------




PENDING FOREIGN COPYRIGHT REGISTRATIONS & APPLICATIONS:

                                                   Registration        Date of
        Country                  Title                  No.             Issue
------------------------     ---------------      --------------     -----------






                                  1(f)(iii)-1

                                SCHEDULE 1(h) TO
                               SECURITY AGREEMENT

                               Assigned Agreements



                                     1(m)-1

                                  SCHEDULE 4(b)
                                       TO
                               SECURITY AGREEMENT

                      Locations of Equipment and Inventory

NAME OF GRANTOR                             LOCATIONS OF EQUIPMENT AND INVENTORY
---------------                             ------------------------------------










                                     4(b)-1

                                  SCHEDULE 4(d)
                                       TO
                               SECURITY AGREEMENT

             Office Locations, Type and Jurisdiction of Organization

                                                           JURISDICTION
    NAME OF             TYPE OF            OFFICE               OF             ORGANIZATION
    GRANTOR           ORGANIZATION       LOCATIONS         ORGANIZATION           NUMBER
-----------------    ---------------   ---------------    ---------------   -------------------










                                     4(d)-1

                                  SCHEDULE 4(e)
                                       TO
                               SECURITY AGREEMENT

                                   Other Names

Name of Grantor                                   Other Names
---------------                                   -----------






                                     4(e)-1

                                  SCHEDULE 4(i)
                                       TO
                               SECURITY AGREEMENT

                                 Filing Offices

Grantor                                      Filing Offices
-------                                      --------------







                                     4(i)-1

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT


                  FORM OF GRANT OF TRADEMARK SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

               WHEREAS, The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), has entered into a Credit Agreement dated as of September __, 2001 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

               WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

               [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of September __, 2001 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

               WHEREAS, pursuant to the terms of a Security Agreement dated as of September __, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral;

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A) (the "TRADEMARK REGISTRATIONS"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"); and

               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

               IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of August, 2001.

[NAME OF GRANTOR]


By:
        -----------------------------
Title:
        -----------------------------

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST


U.S. TRADEMARKS:

     Registered                 Trademark              Registration             Registration
        Owner                  Description                Number                    Date
----------------------     --------------------     --------------------     --------------------





FOREIGN TRADEMARKS:

     Registered                 Trademark              Registration             Registration
        Owner                  Description                Number                    Date
----------------------     --------------------     --------------------     --------------------




                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                    FORM OF GRANT OF PATENT SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

               WHEREAS, The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), has entered into a Credit Agreement dated as of September __, 2001 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

               WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

               [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of September __, 2001 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

               WHEREAS, pursuant to the terms of a Security Agreement dated as of September __, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral;

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); and

               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

               IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of August, 2001.

[NAME OF GRANTOR]



By:
        -----------------------------
Title:
        -----------------------------

                                   SCHEDULE A
                                       TO
                        GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

       Patent No.               Issue Date              Invention               Inventor
       ----------               ----------              ---------               --------





PATENTS PENDING:

    Applicant's            Date            Application
       Name                Filed             Number            Invention          Inventor
    -----------            -----           -----------         ---------          --------




                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT


                  FORM OF GRANT OF COPYRIGHT SECURITY INTEREST

               WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

               WHEREAS, The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), has entered into a Credit Agreement dated as of September __, 2001 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

               WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

               [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of September __, 2001 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Hedge Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

               WHEREAS, pursuant to the terms of a Security Agreement dated as of September __, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Copyright Collateral;

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in



                                     III-1
which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.



                                     III-2

               IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of August, 2001.

[NAME OF GRANTOR]



By:
        -----------------------------
Title:
        -----------------------------


                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHTS:

Title          Registration No.     Date of Issue         Registered Owner
-----          ----------------     -------------         ----------------

       Patent No.               Issue Date              Invention               Inventor
       ----------               ----------              ---------               --------





PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

Title          Reference No.        Date of Application          Copyright Claimant
-----          -------------        -------------------          ------------------




                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT


                                PLEDGE SUPPLEMENT

               This Pledge Supplement, dated __________________, is delivered pursuant to the Security Agreement, dated September __, 2001 between ____________________, a _______________ ("GRANTOR"), the other Grantors named therein, and __________________ (as it may be from time to time amended, modified, restated or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

               Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

               IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of
_______________.

[GRANTOR]



By:
        -----------------------------
Title:
        -----------------------------

                                                                    EXHIBIT V TO
                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

               This IP SUPPLEMENT, dated _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of September __, 2001 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"), among The Ackerley Group, Inc., [Insert Name of Grantor], the other Grantors named therein, and Credit Suisse First Boston, as Secured Party, and
(ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

               Grantor grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

               IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ______________.

[NAME OF GRANTOR]



By:
        -----------------------------
Title:
        -----------------------------

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT


                               FORM OF COUNTERPART

               This COUNTERPART (this "COUNTERPART"), dated _______, is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of September __, 2001 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among The Ackerley Group, Inc., the other Grantors named therein, and Credit Suisse First Boston, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:

               (i) authorizes Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

               (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

               (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL GRANTOR]



By:
        -----------------------------
Title:
        -----------------------------

                                  EXHIBIT XV(A)
                              FORM OF DEED OF TRUST



             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])



                                   BY AND FROM


                     ___________________________, "GRANTOR"


                                       TO


                          [NAME OF TRUSTEE], "TRUSTEE"

                               FOR THE BENEFIT OF

                           CREDIT SUISSE FIRST BOSTON,
             IN ITS CAPACITY AS ADMINISTRATIVE AGENT, "BENEFICIARY"


                          DATED AS OF __________, 2001

                             LOCATION:
                             MUNICIPALITY:
                             COUNTY:
                             STATE:


           THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
            TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899
                           ATTENTION: CHRISTINE H. SUH
                                FILE #185,550-059

             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

               THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "DEED OF TRUST") is dated as of __________, 2001 by and from ___________________________, a
______________________ ("GRANTOR"), whose address is , to [Trustee Name] ("TRUSTEE") for the benefit of CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") for the lenders party from time to time to the Credit Agreement (defined below) and the Hedge Providers (defined below) (all such lenders, together with their respective successors and assigns, and the Hedge Providers are collectively referred to as the "LENDERS"), having an address at 11 Madison Avenue, New York, New York 10010 (Administrative Agent, together with its successors and assigns, "BENEFICIARY").

                                    RECITALS

               A. Administrative Agent and the Lenders have entered into a Credit Agreement dated as of September __, 2001, with The Ackerley Group, Inc., a Delaware corporation ("BORROWER"), pursuant to which Administrative Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to the Borrower (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Initially capitalized terms used in this Deed of Trust without definition are defined in the Credit Agreement.

               B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders (in such capacity, collectively, the "HEDGE PROVIDERS") at the time such Lender Hedge Agreements are entered into in accordance with the terms of the Credit Agreement.

               C. [Grantor has executed and delivered that certain Subsidiary Guaranty dated of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY") in favor of Beneficiary and the Lenders, pursuant to which Grantor has guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Credit Agreement and other Loan Documents to which it is a party and the obligations of Borrower under the Lender Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof.] (1)

               D. Pursuant to the Credit Agreement, in order to induce Administrative Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Hedge Providers to enter into the Lender Hedge Agreements, Grantor has agreed to execute and deliver this Deed of Trust.


----------

(1) To be modified if the Grantor is Borrower.



                                    XV(A)-1

                                    ARTICLE 1
                                   DEFINITIONS

        SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

               (a) "INDEBTEDNESS": (1) All indebtedness of Borrower to Beneficiary and the Lenders, the full and prompt payment of which has been guaranteed by Grantor 1 pursuant to the Subsidiary Guaranty, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents and the Lender Hedge Agreements, and (b) principal, interest and other amounts which may hereafter be loaned by Beneficiary or any of the Lenders under or in connection with the Credit Agreement, any of the other Loan Documents or the Lender Hedge Agreements, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the Lenders under documents which recite that they are intended to be secured by this Deed of Trust. The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all of Grantor's obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement.

               (b) "MORTGAGED PROPERTY": All of Grantor's right, title and interest in and to the following: (1) the fee interest in the real property described on Exhibit A and the leasehold interest in the real property described in Exhibit A created by the Subject Lease, if any, (hereafter defined) together with any greater estate therein as hereafter may be acquired by Grantor (the "LAND") together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Grantor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the "REAL PROPERTY"); (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"); (3) all fixtures, machinery, appliances, goods, building or other materials, motors, generators, conduits, switchboards, communications apparatus, equipment, (including, without limitation, audio and/or video recording equipment, transmitting towers, transmitters and broadcasting equipment and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage), and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the "FIXTURES") (the Real Property, Improvements and Fixtures are collectively referred to as the "PREMISES"); (4) all personal property, goods,



                                    XV(A)-2
equipment and supplies used in the commercial operations on the Premises, including communication systems, visual and electronic surveillance systems and transportation systems and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now or hereafter owned or leased by Grantor or in which Grantor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, and including everything in clause (3) not permitted to be deemed fixtures and improvements, substitutions, and replacements to any of the foregoing (the "PERSONALTY"); (5) all reserves, escrows or impounds required under the Credit Agreement or other Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"); (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"); (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"); (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"); (9) all property tax refunds (the "TAX REFUNDS"); (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"); (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "INSURANCE"); and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises or Personalty (the "CONDEMNATION AWARDS"). As used in this Deed of Trust, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein.

               (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Subsidiary Guaranty and the other Loan Documents to which it is a party.1

               (d) "SUBJECT LEASE": All of the leases described on Exhibit B attached hereto and incorporated herein by this reference.

               (e) "UCC": The Uniform Commercial Code in the [State]. If the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [State], then, as to the matter in question, the term "UCC" means the UCC (as defined in the Credit Agreement) in effect in that state.



                                    XV(A)-3

                                    ARTICLE 2
                                      GRANT

        SECTION 2.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

               Grantor warrants, represents and covenants to Beneficiary and Lenders as follows:

        SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Grantor has (i) good, sufficient and legal title to the Premises; (ii) valid leasehold interests in the Subject Lease and in any leasehold interest in the Personalty; and (iii) good title to all Personalty and to all other Mortgaged Property free and clear of any Liens except for the Permitted Encumbrances. This Deed of Trust creates valid, enforceable First Priority Liens and security interests against the Mortgaged Property.

        SECTION 3.2. FIRST LIEN STATUS. Grantor shall preserve and protect the First Priority Lien and security interest status of this Deed of Trust and the other Loan Documents. If any Lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such Lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

        SECTION 3.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be paid and performed.

        SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except for the sale of Inventory in the ordinary course of business and sales permitted pursuant to subsection 7.7 of the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.

        SECTION 3.5. INSPECTIONS.

               (a) Inspections and Meeting. Grantor shall permit (i) any authorized representatives designated by Beneficiary to visit and inspect any of the Mortgaged Property,



                                    XV(A)-4
including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its finances and accounts with its officers and independent public accountants (provided that Grantor may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

               (b) Environmental Inspection. Grantor agrees that upon a reasonable belief by Beneficiary that Grantor has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at the Premises or by Grantor, Beneficiary may conduct its own reasonable investigation of such matter at the Premises and Grantor agrees to use its best efforts to obtain permission for Beneficiary's professional consultant to conduct its own investigation of any such matter at the Premises. Grantor hereby grants to Beneficiary and its agents, employees, consultants and contractors the right to enter into or on to the Premises upon reasonable notice to Grantor to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation.

        SECTION 3.6. OTHER COVENANTS. All of the covenants of Borrower to the extent applicable to the Mortgaged Property in the Credit Agreement are incorporated herein by this reference and are hereby made by Grantor with respect to the Mortgaged Property. Such covenants, together with covenants in this Article 3, are covenants running with the land.

        SECTION 3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

               (a) Condemnation Awards. Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor in accordance with the terms of the Credit Agreement.

               (b) Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

        SECTION 3.8. OTHER PROPERTY RIGHTS. All easements, leasehold, and other property interests, all utility and other services (including gas, electrical, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to



                                    XV(A)-5
the Premises in order for Grantor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

        SECTION 3.9. PEACEABLE POSSESSION. Grantor's possession of the Mortgaged Property has been peaceable and undisturbed and, to the best of the Grantor's knowledge, after due inquiry, the title thereto has never been disputed or questioned, and the Grantor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

        SECTION 3.10. TAXES.

               (a) Grantor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a Lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as "IMPOSITIONS"). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Beneficiary which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term "Impositions" as defined herein, and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Grantor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Beneficiary, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

               (b) Subject to the provisions of Section 3.10(c), upon Beneficiary's request, Grantor shall furnish to Beneficiary within 30 days after the date upon which any Imposition is due and payable, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

               (c) Grantor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Grantor's obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition; (ii) Grantor has demonstrated to Beneficiary's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; or (iii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority shall have been provided.

        SECTION 3.11. UTILITIES. Grantor shall pay, when due, all utility charges incurred by Grantor for the benefit of the Mortgaged Property, or which may become a charge or Lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature,



                                    XV(A)-6
whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are Liens thereon.

        SECTION 3.12. MAINTENANCE OF PROPERTIES. Grantor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Grantor (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                                    ARTICLE 4
                              LEASEHOLD PROVISIONS

        SECTION 4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Grantor hereby represents, warrants and covenants that:

               (a)(1) The Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

               (b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Subject Lease;

               (c) Grantor shall notify Beneficiary in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under the Subject Lease within three (3) days after Grantor knows of such default;

               (d) Grantor shall, immediately upon receipt thereof, deliver a copy of each notice given to Grantor by the lessor pursuant to the Subject Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

               (e) Unless required under the terms of the Subject Lease, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Beneficiary's written consent shall be void; and



                                    XV(A)-7

               (f) Grantor shall, within twenty (20) days after written request from Beneficiary, use its best efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Beneficiary.

        SECTION 4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the Lien of this Deed of Trust shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary or Trustee may reasonably require to ratify, confirm and further evidence the Lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

        SECTION 4.3. BENEFICIARY AS LESSEE. If the Subject Lease is terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if Beneficiary or its designee acquires from the lessor a new lease of the premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

        SECTION 4.4. NO ASSIGNMENT. If this Deed of Trust constitutes a prohibited collateral assignment of the Subject Lease under the terms of the Subject Lease, then the assignment of the Subject Lease in this Deed of Trust will be deemed conditioned upon the receipt of any consent expressly required under the Subject Lease and Beneficiary and Lenders have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary and Lenders will be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Beneficiary or Lenders are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Grantor's right, title and interest therein.



                                    XV(A)-8

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE

        SECTION 5.1 REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

               (a) Acceleration. Declare the Indebtedness and/or Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

               (b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

               (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7.

               (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

               (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a



                                    XV(A)-9
receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of
Section 5.7.

               (f) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

        SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary, Trustee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, Trustee or the Lenders, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, Trustee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

        SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior Lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

        SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee, Beneficiary or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary, Trustee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan



                                    XV(A)-10

Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary, Trustee, or the Lenders, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, Trustee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary, Trustee, and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, Trustee, or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

        SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary, Trustee, or the Lenders (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

               (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

               (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

               (c) the balance, if any, to the payment of the Persons legally entitled thereto.

        SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

        SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

               (a) If any Event of Default exists, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.



                                    XV(A)-11

               (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

        SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary, Trustee, or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, Trustee, or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        SECTION 5.11. ACTIONS BY BENEFICIARY TO PRESERVE THE MORTGAGED PROPERTY. If Grantor fails to make any payment or do any act as and in the manner provided in this Deed of Trust or in any of the other Loan Documents, Beneficiary, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may make such payment or do such act in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), Beneficiary shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Beneficiary; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, in Beneficiary's judgment, may affect or appear to affect the security of this Deed of Trust; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Grantor shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys' fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note. All such costs and expenses together with interest thereon shall be secured by this Deed of Trust.

        SECTION 5.12 DUE ON SALE. In order to induce Beneficiary and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Hedge Providers to enter into the Lender Hedge Agreement, Grantor agrees that, except as otherwise expressly permitted pursuant to subsection 7.7 of the Credit Agreement, in the event of any "TRANSFER" of the Mortgaged Property without the prior written consent of Beneficiary, Beneficiary has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Deed of Trust immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent is given, any such transfer



                                    XV(A)-12
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will be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Grantor, Borrower or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Beneficiary and Lenders. As used herein, "TRANSFER" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property. The term "TRANSFER" also includes a Change in Control in Borrower or Grantor.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

        SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

        SECTION 6.2. PERFECTION UPON RECORDATION. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's and Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

        SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy



                                    XV(A)-13

Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

        SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT

        SECTION 7.1. SECURITY INTEREST. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Grantor grants to Beneficiary a first and prior security interest in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Mortgaged Property which is personal property sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

        SECTION 7.2. FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is at the address set forth in the first paragraph of this Deed of Trust.

        SECTION 7.3. FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

        SECTION 8.1. CERTAIN RIGHTS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting any personal liability of any person for payment or performance of the Obligations or the effect of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (i) reconvey any part of the Mortgaged Property, (ii) consent in writing to the



                                    XV(A)-14
making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the Lien of charge hereof. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

        SECTION 8.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

        SECTION 8.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action. Trustee shall be deemed to have accepted appointment of this instrument when this instrument is recorded, and any successor shall be deemed to have accepted appointment when the notice of substitution is recorded. Without limitation of the foregoing, Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, recorded in the county in which the Mortgaged Property is located or by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the predecessor Trustee, succeed to all title, estate, rights, powers and duties of such predecessor.

        SECTION 8.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

        SECTION 8.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either



                                    XV(A)-15
as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                    ARTICLE 9
                                  MISCELLANEOUS

        SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 24 of the Security Agreement.

        SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

        SECTION 9.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

        SECTION 9.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee, Grantor and the Lenders and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

        SECTION 9.5. NO WAIVER. Any failure by Beneficiary, Trustee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents



                                    XV(A)-16
shall not be deemed to be a waiver of same, and Beneficiary, Trustee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

        SECTION 9.6 CREDIT AGREEMENT. If any irreconcilable conflict exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

        SECTION 9.7 RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness, performance in full of the Obligations, termination or expiration of the Commitments and cancellation or expiration of the Letters of Credit, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Beneficiary, at Grantor's expense, shall release the Liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

        SECTION 9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary, Trustee or the Lenders.

        SECTION 9.9. APPLICABLE LAW. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the Liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

        SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

        SECTION 9.11. ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents and the Lender Hedge Agreements embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Deed of Trust, the other Loan Documents and the Lender Hedge Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        SECTION 9.12. BENEFICIARY AS ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS.

               (a) Beneficiary has been appointed to act as Administrative Agent hereunder by the Lenders. Beneficiary shall have the right hereunder to make demands, to give notices, to



                                    XV(A)-17
exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Beneficiary and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "AGENCY DOCUMENTS") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Beneficiary, without inquiry into the existence of required consents or approvals of the Lenders therefor.

               (b) Beneficiary shall at all times be the same Person that is Administrative Agent under the Agency Documents. Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall promptly (i) assign and transfer to such successor Beneficiary all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Beneficiary such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the Liens and security interests created under this Deed of Trust. After any retired Administrative Agent's resignation hereunder as Beneficiary, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions take or omitted to be taken by it under this Deed of Trust while it was the Beneficiary hereunder.

        SECTION 9.12. SEVERABILITY. If any provision of this Deed of Trust is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Deed of Trust shall remain in full force and effect.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS
                                    [To Come]


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]



                                    XV(A)-18

               IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

        GRANTOR:                                                               ,
                                             ----------------------------------
                                            a
                                              ---------------------------------



                                            By:
                                                 -------------------------------
                                                 Name:
                                                        ------------------------
                                                 Title:
                                                        ------------------------



                                    XV(A)-19

State of ______________             )
                                    ) ss.
County of _____________             )

On ____________________, before me, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.


[SEAL]
                                             -----------------------------------
My Commission expires:                       Notary Public

-----------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION



Legal Description of premises located at:
                                             -----------------------------------

                                             -----------------------------------


                  [SEE ATTACHED PAGE(s) FOR LEGAL DESCRIPTION]

                                    EXHIBIT B


                                  SUBJECT LEASE

                                  EXHIBIT XV(B)
                                FORM OF MORTGAGE


                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])



                                   BY AND FROM


                    ___________________________, "MORTGAGOR"


                                       TO


                           CREDIT SUISSE FIRST BOSTON,
              IN ITS CAPACITY AS ADMINISTRATIVE AGENT, "MORTGAGEE"


                          DATED AS OF __________, 2001

                             LOCATION:
                             MUNICIPALITY:
                             COUNTY:
                             STATE:


            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899
                           ATTENTION: CHRISTINE H. SUH
                                FILE #185,550-059

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

               THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "MORTGAGE") is dated as of __________, 2001 by and from ___________________________, a ______________________ ("MORTGAGOR"),
whose address is , to CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") for the lenders party from time to time to the Credit Agreement (defined below) and the Hedge Providers (defined below) (all such lenders, together with their respective successors and assigns, and the Hedge Providers are collectively referred to as the "LENDERS"), having an address at 11 Madison Avenue, New York, New York 10010 (Administrative Agent, together with its successors and assigns, "MORTGAGEE").

                                    RECITALS

               A. Administrative Agent and the Lenders have entered into a Credit Agreement dated as of September __, 2001, with The Ackerley Group, Inc., a Delaware corporation ("BORROWER") pursuant to which Administrative Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to the Borrower (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Initially capitalized terms used in this Mortgage without definition are defined in the Credit Agreement.

               B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders (in such capacity, collectively, the "HEDGE PROVIDERS") at the time such Lender Hedge Agreements are entered into in accordance with the terms of the Credit Agreement.

               C. [Mortgagor has executed and delivered that certain Subsidiary Guaranty dated of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY") in favor of Mortgagee and the Lenders, pursuant to which Mortgagor has guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Credit Agreement and other Loan Documents to which it is a party and the obligations of Borrower under the Lender Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof.] (1)

               D. Pursuant to the Credit Agreement, in order to induce Administrative Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Hedge Providers to enter into the Lender Hedge Agreements, Mortgagor has agreed to execute and deliver this Mortgage.


----------

(1) To be modified if the Mortgagor is Borrower.



                                    XV(B)-1

                                    ARTICLE 1
                                   DEFINITIONS

        SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

               (a) "INDEBTEDNESS": (1) All indebtedness of Borrower to Mortgagee and the Lenders, the full and prompt payment of which has been guaranteed by Mortgagor 1 pursuant to the Subsidiary Guaranty, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents and the Lender Hedge Agreements, and (b) principal, interest and other amounts which may hereafter be loaned by Mortgagee or any of the Lenders under or in connection with the Credit Agreement, any of the other Loan Documents or the Lender Hedge Agreements, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the Lenders under documents which recite that they are intended to be secured by this Mortgage. The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all of Mortgagor's obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement.

               (b) "MORTGAGED PROPERTY": All of Mortgagor's right, title and interest in and to the following: (1) the fee interest in the real property described on Exhibit A and the leasehold interest in the real property described in Exhibit A created by the Subject Lease, if any (hereafter defined) together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND") together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the "REAL PROPERTY"); (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"); (3) all fixtures, machinery, appliances, goods, building or other materials, motors, generators, conduits, switchboards, communications apparatus, equipment, (including, without limitation, audio and/or video recording equipment, transmitting towers, transmitters and broadcasting equipment and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage), and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the "FIXTURES") (the Real Property, Improvements and Fixtures are collectively referred to as the "PREMISES"); (4) all personal property, goods,



                                    XV(B)-2
equipment and supplies used in the commercial operations on the Premises, including communication systems, visual and electronic surveillance systems and transportation systems and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, and including everything in clause (3) not permitted to be deemed fixtures and improvements, substitutions, and replacements to any of the foregoing (the "PERSONALTY"); (5) all reserves, escrows or impounds required under the Credit Agreement or other Loan Documents and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"); (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"); (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"); (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"); (9) all property tax refunds (the "TAX REFUNDS"); (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"); (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"); and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises or Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein.

               (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Subsidiary Guaranty and the other Loan Documents to which it is a party.1

               (d) "SUBJECT LEASE": All of the leases described on Exhibit B attached hereto and incorporated herein by this reference.

               (e) "UCC": The Uniform Commercial Code in the [State]. If the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [State], then, as to the matter in question, the term "UCC" means the UCC (as defined in the Credit Agreement) in effect in that state.



                                    XV(B)-3

                                    ARTICLE 2
                                      GRANT

        SECTION 2.1. GRANT. To secure the full and timely payment and performance of the Obligations, Mortgagor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS


               Mortgagor warrants, represents and covenants to Mortgagee and Lenders as follows:

        SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor has (i) good, sufficient and legal title to the Premises; (ii) valid leasehold interests in the Subject Lease and in any leasehold interest in the Personalty; and (iii) good title to all Personalty and to all other Mortgaged Property free and clear of any Liens except for the Permitted Encumbrances. This Mortgage creates valid, enforceable First Priority Liens and security interests against the Mortgaged Property.

        SECTION 3.2. FIRST LIEN STATUS. Mortgagor shall preserve and protect the First Priority Lien and security interest status of this Mortgage and the other Loan Documents. If any Lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such Lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

        SECTION 3.3. PAYMENT AND PERFORMANCE. Mortgagor shall pay and perform the Obligations in full when they are required to be paid and performed.

        SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except for the sale of Inventory in the ordinary course of business and sales permitted pursuant to subsection 7.7 of the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.



                                    XV(B)-4

        SECTION 3.5.  INSPECTIONS.

               (a) Inspections and Meeting. Mortgagor shall permit (i) any authorized representatives designated by Mortgagee to visit and inspect any of the Mortgaged Property, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its finances and accounts with its officers and independent public accountants (provided that Mortgagor may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

               (b) Environmental Inspection. Mortgagor agrees that upon a reasonable belief by Mortgagee that Mortgagor has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at the Premises or by Mortgagor, Mortgagee may conduct its own reasonable investigation of such matter at the Premises and Mortgagor agrees to use its best efforts to obtain permission for Mortgagee's professional consultant to conduct its own investigation of any such matter at the Premises. Mortgagor hereby grants to Mortgagee and its agents, employees, consultants and contractors the right to enter into or on to the Premises upon reasonable notice to Mortgagor to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation.

        SECTION 3.6. OTHER COVENANTS. All of the covenants of Borrower to the extent applicable to the Mortgaged Property in the Credit Agreement are incorporated herein by this reference and are hereby made by Mortgagor with respect to the Mortgaged Property. Such covenants, together with covenants in this Article 3, are covenants running with the land.

        SECTION 3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

               (a) Condemnation Awards. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor in accordance with the terms of the Credit Agreement.

               (b) Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

        SECTION 3.8. OTHER PROPERTY RIGHTS. All easements, leasehold, and other property interests, all utility and other services (including gas, electrical, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate,



                                    XV(B)-5
arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Premises in order for Mortgagor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

        SECTION 3.9. PEACEABLE POSSESSION. Mortgagor's possession of the Mortgaged Property has been peaceable and undisturbed and, to the best of the Mortgagor's knowledge, after due inquiry, the title thereto has never been disputed or questioned, and the Mortgagor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

        SECTION 3.10. TAXES.

               (a) Mortgagor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a Lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as "IMPOSITIONS"). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Mortgagee which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term "Impositions" as defined herein, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Mortgagor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Mortgagee, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

               (b) Subject to the provisions of Section 3.10(c), upon Mortgagee's request, Mortgagor shall furnish to Mortgagee within 30 days after the date upon which any Imposition is due and payable, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payment thereof.

               (c) Mortgagor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Mortgagor's obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition; (ii) Mortgagor has demonstrated to Mortgagee's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; or (iii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority shall have been provided.



                                    XV(B)-6

        SECTION 3.11. UTILITIES. Mortgagor shall pay, when due, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or Lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are Liens thereon.

        SECTION 3.12. MAINTENANCE OF PROPERTIES. Mortgagor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Mortgagor (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                                    ARTICLE 4
                              LEASEHOLD PROVISIONS

        SECTION 4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Mortgagor hereby represents, warrants and covenants that:

               (a)(1) The Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Mortgagor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

               (b) Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease;

               (c) Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Subject Lease within three (3) days after Mortgagor knows of such default;

               (d) Mortgagor shall, immediately upon receipt thereof, deliver a copy of each notice given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

               (e) Unless required under the terms of the Subject Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in



                                    XV(B)-7

Mortgagee's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Mortgagee's written consent shall be void; and

               (f) Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its best efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Mortgagee.

        SECTION 4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the Lien of this Mortgage shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the Lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

        SECTION 4.3. MORTGAGEE AS LESSEE. If the Subject Lease is terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if Mortgagee or its designee acquires from the lessor a new lease of the premises, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

        SECTION 4.4. NO ASSIGNMENT. If this Mortgage constitutes a prohibited collateral assignment of the Subject Lease under the terms of the Subject Lease, then the assignment of the Subject Lease in this Mortgage will be deemed conditioned upon the receipt of any consent expressly required under the Subject Lease and Mortgagee and Lenders have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee and Lenders will be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Mortgagee or Lenders are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Mortgagor's right, title and interest therein.



                                    XV(B)-8

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE

        SECTION 5.1. REMEDIES. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

               (a) Acceleration. Declare the Indebtedness and/or Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

               (b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

               (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

               (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Mortgagee may determine. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

               (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.



                                    XV(B)-9

Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

               (f) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

        SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights
(a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, as the case may be,
(c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

        SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior Lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

        SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor,



                                    XV(B)-10

Mortgagee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

        SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee or the Lenders (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

               (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

               (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

               (c) the balance, if any, to the payment of the Persons legally entitled thereto.

        SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

        SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

               (a) If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

               (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan



                                    XV(B)-11

Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

        SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        SECTION 5.11. ACTIONS BY MORTGAGEE TO PRESERVE THE MORTGAGED PROPERTY. If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage or in any of the other Loan Documents, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting Mortgagee's general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair;
(iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, in Mortgagee's judgment, may affect or appear to affect the security of this Mortgage; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys' fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note. All such costs and expenses together with interest thereon shall be secured by this Mortgage.

        SECTION 5.12. DUE ON SALE. In order to induce Mortgagee and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Hedge Providers to enter into the Lender Hedge Agreement, Mortgagor agrees that, except as otherwise expressly permitted pursuant to subsection 7.7 of the Credit Agreement, in the event of any "TRANSFER" of the Mortgaged Property without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however,



                                    XV(B)-12
release Mortgagor, Borrower or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee and Lenders. As used herein, "TRANSFER" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property. The term "TRANSFER" also includes a Change in Control in Borrower or Mortgagor.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

        SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

        SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee have taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

        SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of
Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security



                                    XV(B)-13
interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

        SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT

        SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Mortgaged Property which is personal property sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

        SECTION 7.2. FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is at the address set forth in the first paragraph of this Mortgage.

        SECTION 7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                    ARTICLE 8
                              INTENTIONALLY DELETED

                                    ARTICLE 9
                                  MISCELLANEOUS

        SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 24 of the Security Agreement.



                                    XV(B)-14

        SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

        SECTION 9.3. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

        SECTION 9.4. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, Mortgagor and the Lenders and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

        SECTION 9.5. NO WAIVER. Any failure by Mortgagee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

        SECTION 9.6. CREDIT AGREEMENT. If any irreconcilable conflict exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

        SECTION 9.7. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness, performance in full of the Obligations, termination or expiration of the Commitments and cancellation or expiration of the Letters of Credit, or upon a sale or other disposition of the



                                    XV(B)-15

Mortgaged Property permitted by the Credit Agreement, Mortgagee, at Mortgagor's expense, shall release the Liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

        SECTION 9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

        SECTION 9.9. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the Liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles.

        SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

        SECTION 9.11. ENTIRE AGREEMENT. This Mortgage and the other Loan Documents and the Lender Hedge Agreements embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Mortgage, the other Loan Documents and the Lender Hedge Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        SECTION 9.12. MORTGAGEE AS ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS.

               (a) Mortgagee has been appointed to act as Administrative Agent hereunder by the Lenders. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Mortgagee and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "AGENCY DOCUMENTS") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Lenders therefor.

               (b) Mortgagee shall at all times be the same Person that is Administrative Agent under the Agency Documents. Written notice of resignation by Administrative Agent



                                    XV(B)-16
pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage. Appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring or Mortgagee shall promptly (i) assign and transfer to such successor Mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the Liens and security interests created under this Mortgage. After any retired Administrative Agent's resignation hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions take or omitted to be taken by it under this Mortgage while it was the Mortgagee hereunder.

        SECTION 9.13. SEVERABILITY. If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS
                                    [To Come]


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]



                                    XV(B)-17

               IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

        GRANTOR:                                                               ,
                                             ----------------------------------
                                             a
                                               ---------------------------------



                                             By:
                                                  ------------------------------
                                                  Name:
                                                         -----------------------
                                                  Title:
                                                         -----------------------



                                    XV(B)-18

State of ______________             )
                                    ) ss.
County of _____________             )

On ____________________, before me, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.


[SEAL]
                                             -----------------------------------
My Commission expires:                       Notary Public

-----------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION



Legal Description of premises located at:
                                             -----------------------------------

                                             -----------------------------------


                  [SEE ATTACHED PAGE(s) FOR LEGAL DESCRIPTION]

                                    EXHIBIT B


                                  SUBJECT LEASE

                                   EXHIBIT XVI
                    FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT


                        ENVIRONMENTAL INDEMNITY AGREEMENT


        THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of September __, 2001, by THE ACKERLEY GROUP, INC., a Delaware corporation ("COMPANY") and each of THE SUBSIDIARIES of Company listed on the signature pages attached hereto (each, a "SUBSIDIARY INDEMNITOR" and collectively, the "SUBSIDIARY INDEMNITORS") (Company and each Subsidiary Indemnitor is referred to as an "INDEMNITOR" and collectively as the "Indemnitors") to and for the benefit of CREDIT SUISSE FIRST BOSTON, as Administrative Agent ("ADMINISTRATIVE AGENT") for and representative of the financial institutions ("LENDERS") that are party to the Credit Agreement referred to below and any Hedge Providers (as defined below), and each of their respective successors, assigns and participants, and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing including any Person that holds or that may hereafter acquire all or any part of the Facilities (as such term is defined in the Credit Agreement) or any interest or estate therein by purchasing any of the Facilities at a foreclosure sale or trustee's sale or by acceptance of a deed in lieu of foreclosure (each of which are referred to hereinafter individually as an "INDEMNITEE" and collectively as the "INDEMNITEES"). Initially capitalized terms used in this Agreement without definition are defined in that certain Credit Agreement dated of even date herewith (the "CREDIT AGREEMENT") by and among the Company, Lenders and Administrative Agent.

                                 R E C I T A L S

        A. Pursuant to the Credit Agreement, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

        B. Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement.

        C. Subsidiary Indemnitors have executed and delivered that certain Subsidiary Guaranty dated of even date herewith (said Subsidiary Guaranty, as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Administrative Agent for the benefit of Lenders and any Hedge Providers, pursuant to which each Subsidiary Indemnitor has guaranteed the prompt payment and performance when due of all Obligations of Company under the Credit Agreement and other Loan Documents and all obligations of Company under the Lender Hedge Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof.

        D. As a condition of entering into the Credit Agreement, Lenders and Hedge Providers require that Indemnitors indemnify, defend and hold Administrative Agent, Lenders, and the other Indemnitees harmless from and against certain obligations for which they may incur liability, whether as beneficiary of the Mortgages or any other Collateral Document, mortgagee in possession, or successor-in-interest to any Subsidiary Indemnitor by foreclosure or deed in lieu of foreclosure, by reason of the threat or presence of any Hazardous Materials at or near the Facilities.

        NOW, THEREFORE, in consideration of the foregoing Recitals, the making of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors, intending to be legally bound, hereby jointly and severally agree as follows:

        1. RECITALS. The foregoing recitals are incorporated into this Agreement by this reference.

        2. COVENANTS. Each Indemnitor hereby makes the representations and warranties in Section 5.13 of the Credit Agreement and shall comply with the provisions of Section 6.7 of the Credit Agreement with respect to each Facility in which such Indemnitor has any interest, each of which is incorporated herein by this reference as if fully set forth herein.

        3. INDEMNITY.

               3.1 Each Indemnitor shall indemnify, defend and hold Administrative Agent and the other Indemnitees harmless from and against all claims, losses, damages, demands, liabilities, penalties, actions, judgments, suits, fees, costs and expenses (including the fees, expenses and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws and Environmental Laws), on common law or equitable causes or on contract or otherwise (collectively, "CLAIMS") of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising from or related to any of the following:

                      3.1.1. Each Indemnitor's breach of any representation, warranty or covenant or other obligation set forth in this Agreement;

                      3.1.2 The presence, Release (or threatened Release), use, generation, manufacture, production, treatment or storage of Hazardous Materials at, on, or from the Facilities or affecting the soil, soil vapor, water, groundwater, vegetation, buildings, personal property, Persons, animals or otherwise at or on the Facilities or other property;

                      3.1.3 Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials, or underground or other storage tanks for Hazardous Materials, on, at or around the Facilities or other property;



                                     XVI-2

                      3.1.4 Any Claim or lawsuit brought or threatened, settlement reached (with Indemnitors' consent, which consent shall not be unreasonably withheld, delayed or conditioned), or government order relating to Hazardous Materials or underground or other storage tanks for Hazardous Materials on, at or around the Facilities or other property;

                      3.1.5 Any violation of Environmental Laws or demand of any Governmental Authority that is based upon or in a way related to the presence, Release, use, generation, manufacture, production, treatment or storage of Hazardous Materials or underground or other storage tanks for Hazardous Materials in connection with the Facilities by any Person or other source, whether related or unrelated to Indemnitors;

                      3.1.6 Any and all losses (including loss of value of the Facilities) and any or all of the following (a) any incurrence of or liability for costs of clean-up, removal or remedial action incurred by a Governmental Authority, or by any other Person, or damages from injury to or destruction or loss of natural resources including the costs of assessing such injury, destruction or loss, legal representation, governmental oversight, financial assurance or ongoing monitoring or maintenance, arising under the provision of any Environmental Law; (b) any incurrence of or liability for any other costs or expenses of abatement, correction or clean-up, or any fines, damages, response costs or penalties, which arise under the provisions of any Environmental Law,
(c) liability for personal injury or property damages arising under any statutory or common law tort theory, including damages assess for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity; (d) any amounts expended in good faith by Administrative Agent or any other Indemnitee to settle or compromise any claim or allegation of liability if Indemnitors fail to promptly and diligently defend such claim or allegation; and (e) consequential or punitive damages; whether or not liability is asserted against or imposed on Administrative Agent as a result of any action or inaction by Administrative Agent;

                      3.1.7 The inaccuracy or breach of any representation, warranty or covenant set forth in the Credit Agreement or any other Loan Document relating to Hazardous Materials or Environmental Laws, or subsequently made by any Indemnitor to Administrative Agent, in each case when such representation or warranty was made (any of the foregoing being referred to in this Agreement as an "INDEMNIFIED CLAIM").

Each Indemnitor's obligations under this Agreement shall arise without regard to whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Materials.

               3.2 The indemnification set out in this Section 3 shall survive satisfaction and payment of the liabilities and termination of this Agreement, the Credit Agreement and the other Loan Documents and shall not be limited in any way by the passage of time or occurrence of any event. The amount of indemnification under this Agreement shall not be limited by and may exceed the amount of the Loans.



                                     XVI-3

               3.3 This Agreement is given to protect Administrative Agent against the Indemnified Claims described in this Agreement, and not as additional security for, or as a means of repayment of, the Loans. The obligations of each Indemnitor under this Agreement are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loans or secured by the Mortgages or any other Collateral Document, (ii) the sufficiency or insufficiency of any collateral (including the Facilities) given to Administrative Agent to secure repayment of the Loans, (iii) the consideration given by Administrative Agent or any other party in order to acquire the Facilities, or any portion thereof, or (iv) the modification, expiration or termination of the Mortgages or any other Loan Document. The rights of Administrative Agent under this Agreement shall be in addition to any other rights and remedies of Administrative Agent against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including any right of reimbursement or contribution pursuant to Environmental Laws), and shall not in any way be deemed a waiver of any of such rights.

        4. DUTY TO DEFEND. Upon written request of Administrative Agent, at Administrative Agent's sole option, Indemnitors shall undertake the defense of Administrative Agent and the other Indemnitees at Indemnitors' sole cost and expense, with counsel approved by Administrative Agent, in connection with any Indemnified Claim. If (i) any Indemnitor refuses to undertake the defense of Administrative Agent or any other Indemnitee after receiving such request; (ii) any Indemnitor fails to assume (within ten (10) Business Days after receiving such request) and thereafter diligently and continuously conduct such defense;
(iii) the use of counsel chosen by Indemnitors to represent Administrative Agent would present such counsel with a conflict of interest; or (iv) the defendants in, or targets of, any such litigation or proceeding include both Administrative Agent and Indemnitors and Administrative Agent in its sole discretion concludes that there are or are likely to be significant legal defenses available to it which are different from or additional to those available to Indemnitors and would require Indemnitors to take inconsistent or conflicting positions from those taken by Administrative Agent (in which case no Indemnitor has the right to direct the defense on behalf of Administrative Agent or any other Indemnitor with respect to such legal defense), then in any of such cases Administrative Agent may employ separate counsel selected by Administrative Agent at the sole cost and expense of Indemnitors without reducing Indemnitors' obligations to protect, indemnify and hold harmless Administrative Agent and the other Indemnitees as provided in this Agreement.

        5. PERFORMANCE.

               5.1 The undertakings, liabilities and obligations of Indemnitors shall not be affected, discharged, improved or varied except by the due and punctual performance of such Indemnitor's obligations as set forth in this Agreement and then only to the extent thereof. The rights of Administrative Agent hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of Administrative Agent in connection with the Facilities prior to the date hereof. No failure or delay on the part of Administrative Agent to exercise any power, right or privilege under this Agreement shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any



                                     XVI-4
single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

               5.2 In the event of any Release of Hazardous Materials, the threat of a Release of any Hazardous Materials, whether or not the same originates or emanates from the Facilities or any contiguous real estate, or the presence of any Hazardous Material affecting the Facilities in breach of Indemnitors' covenants in Section 2 hereof, and/or if any Indemnitor fails to comply with any of the requirements of the Environmental Laws, Administrative Agent may at its election, but without the obligation so to do, after the date that is ten (10) days after delivery of written notice to Indemnitors thereof (unless Indemnitors cure such condition within ten (10) days after such notice is sent to it or within such additional time (not exceeding sixty (60) days) reasonably necessary so long as Indemnitors diligently pursue cure of such condition), cause such work to be performed at the Facilities and/or take any and all other actions as Administrative Agent deems necessary or advisable in order to abate the Release of any Hazardous Material, remove the Hazardous Material or cure Indemnitors' noncompliance. If Administrative Agent elects to act pursuant to this provision, it will do so only to the extent necessary to protect the value of its security interest in the Facilities. Each Indemnitor acknowledges that Administrative Agent is not a guarantor or participant of such Indemnitor under Environmental Laws.

               5.3 Each Indemnitor acknowledges that Administrative Agent and Lenders have agreed to make the Loans and other extensions of credit under the Credit Agreement in reliance upon each Indemnitor's covenants, representations, warranties and indemnities in this Agreement. All of the covenants and indemnities of this Agreement shall survive the repayment of the Notes, the release of the Lien of the Mortgages from the Facilities and the release of any Collateral Document and shall survive the transfer of any or all right, title and interest in and to the Facilities by any Indemnitor to any party, whether or not affiliated with such Indemnitor.

               5.4 In addition to any other remedies hereunder or under applicable law which Administrative Agent may have for an Event of Default, Administrative Agent has the right to waive its Lien against the Facilities or any portion thereof, whether fixtures or personal property, to the extent such Facility is found to be environmentally impaired, and to exercise any and all rights and remedies of an unsecured creditor against Indemnitors and all of Indemnitor's assets and property for the recovery of any deficiency. As between Administrative Agent and Indemnitors, Indemnitors have the burden of proving that any Indemnitor or any related party (or any Affiliate or agent of any Indemnitor or any related party) did not knowingly or negligently cause or contribute to, or knowingly permit or acquiesce to, any Release or threatened Release of a Hazardous Material. Each Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Indemnitors shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and each Indemnitor shall be fully liable for all judgments and awards entered against such Indemnitor hereunder and such liability shall not be limited to the original principal amount of the Loans and each Indemnitor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Facilities.



                                     XVI-5

        6. ATTORNEYS AND CONSULTANTS FEES. If Administrative Agent, or someone on Administrative Agent's behalf, retains the services of an attorney and/or environmental consultant, engineer or other professional in connection with the subject of the indemnity herein, Indemnitors shall pay Administrative Agent's costs and reasonable attorneys fees and consultants fees thereby incurred. Administrative Agent may employ attorneys and consultants of its own choice.

        7. INTEREST. If Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitors shall pay the same to Administrative Agent immediately on demand, and if such payment is not received within ten (10) days after written demand from Administrative Agent to Indemnitors, interest on such amount shall accrue at the default rate of interest in the Notes until such amount, plus interest, is paid in full.

        8. JOINT AND SEVERAL LIABILITY. The liability of Indemnitors is joint and several. In addition, each Indemnitor's obligations hereunder are joint and several with any other Person now or hereafter obligated under the Loan Documents and are independent of the obligations of each Indemnitor. A separate action or actions may be brought and prosecuted against each Indemnitor, whether or not action is brought against any other Indemnitor or any other Person or whether or not any Indemnitor or any other Person is joined in such action or actions.

        9. NOTICE. All notices, demands, requests and other communications required hereunder shall be in writing and shall be given in accordance with the terms and provisions of the Credit Agreement and the Security Agreement.

        10. SEVERABILITY. If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (a) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby; (b) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction; and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

        11. GUARANTOR PROVISIONS. If and to the extent that the Company or any one or more of the Subsidiary Indemnitors (for the purposes of this Section 11, being individually and collectively referred to herein as "GUARANTOR") would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, each Guarantor hereby agrees as follows:

               11.1 Guarantor expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Agreement might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of the Administrative Agent or any Lender or any Hedge Provider or their failure to proceed promptly or otherwise as against the Company or any



                                     XVI-6
of the Subsidiary Indemnitors, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the "PRINCIPAL INDEMNITOR") or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal Indemnitor, or because of any further dealings between the Principal Indemnitor and the Administrative Agent or any Lender or any Hedge Provider, whether relating to this Agreement or otherwise. Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Agreement that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

               11.2 Each Guarantor waives:

                      11.2.1 all statutes of limitations as a defense to any action or proceeding brought against Guarantor by the Administrative Agent or any Lender or any Hedge Provider, to the fullest extent permitted by law;

                      11.2.2 any right it may have to require the Administrative Agent or any Lender or any Hedge Provider to proceed against the Principal Indemnitor or pursue any other remedy in the Administrative Agent or any Lender's or any Hedge Provider's power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal Indemnitor hereunder, and neither the Administrative Agent nor any Lender nor any Hedge Provider shall be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal Indemnitor prior to proceeding against Guarantor to the full extent of Guarantor's obligations hereunder;

                      11.2.3 any defense based on any legal disability of the Principal Indemnitor and any discharge, release or limitation of the liability of the Principal Indemnitor to the Administrative Agent or any Lender or any Hedge Provider, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Principal Indemnitor;

                      11.2.4 all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

                      11.2.5 any defense based on or arising out of any defense that the Principal Indemnitor may have to the payment or performance of any obligation set forth in this Agreement;

                      11.2.6 until all obligations under this Agreement have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor



                                     XVI-7
may have against the Principal Indemnitor, all regardless of whether Guarantor may have made any payments to the Administrative Agent or any Lender or any Hedge Provider; and

                      11.2.7 in the event that notwithstanding the provisions of
Section 3.3, the obligations of the Principal Indemnitor, hereunder are held or deemed to be secured, any right of Guarantor to have the Collateral of the Principal Indemnitor first applied to the discharge of the Secured Obligations, and Guarantor expressly recognizes that any such Collateral is security for the Principal Indemnitor's obligations hereunder but not for Guarantor's obligations hereunder.

                      11.2.8 Each Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal Indemnitor and all other circumstances affecting the Principal Indemnitor's ability to pay for and perform its obligations to the Indemnitees, and agrees that neither the Administrative Agent nor any Lender nor any Hedge Provider have a duty to disclose to Guarantor any information which the Administrative Agent or any such Lender or any such Hedge Provider may receive about the Principal Indemnitor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

               11.3 Each Guarantor jointly and severally agrees to perform and be liable for the obligations of the Principal Indemnitor hereunder.

               11.4 Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 11.4, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

               11.5 Each Guarantor under this Agreement, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in
Section 11.4 , together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Agreement and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Agreement or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be



                                     XVI-8
entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to the Indemnitees.

        12. MISCELLANEOUS

               12.1 THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS RULES AND PRINCIPLES OF SUCH STATE.

               12.2 Administrative Agent may, without notice to, or consent of, Indemnitors, sell, assign or transfer to any Person or Persons all or any part of its rights and remedies under this Agreement, and in the event of any such assignment or grant, the rights and remedies of Administrative Agent hereunder shall extend to, and vest in, any such assignee or assignees who has the right to enforce the provisions of this Agreement as fully as Administrative Agent, provided that Administrative Agent shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of its rights and remedies that it has not sold, assigned or transferred. Each Indemnitor shall fully cooperate with Administrative Agent in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment or grant and amendments to this Agreement in order to effect any such assignment or grant (including the appointment of Administrative Agent as agent for itself and all assignees).

               12.3 This Agreement shall be binding upon each Indemnitor's successors, assigns, heirs, personal representatives and estate and shall inure to the benefit of Administrative Agent, the other Indemnitees and their respective successors, assigns and participants. No Indemnitor may assign its rights or obligations hereunder or any interest herein without the prior written consent of Administrative Agent (and any such assignment or delegation without Administrative Agent's prior written consent shall be an Event of Default under the Credit Agreement).

               12.4 The obligations of Indemnitors hereunder shall be continuing. No assignment or transfer of the Facilities by the Indemnitors shall operate to release the liability hereunder except with the express prior written consent of the Administrative Agent in its sole and absolute discretion. Each Indemnitor agrees that it has no right of contribution (including any right of contribution under CERCLA) or subrogation against each of the other Indemnitors unless and until all obligations of Indemnitors have been satisfied.

               12.5 From time to time, each Indemnitor shall execute and deliver to the Administrative Agent such additional documents as the Administrative Agent may require to carry out the purposes of this Agreement, to preserve and protect the Administrative Agent's and the other Indemnitees' rights as contemplated herein.



                                     XVI-9

               12.6 No failure or delay on the part of any Indemnitee to exercise any power, right or privilege under this Agreement impairs any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor does any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

               12.7 This Agreement may be executed in counterparts each of which is an original and all of which constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any other counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

               12.8 Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

               12.9 Each Indemnitor represents and warrants to Administrative Agent that it has read each and every provision of this instrument, has consulted, or has been given the opportunity to have this instrument reviewed by competent legal counsel of its choosing and understands, agrees to and accepts the provisions hereof.

               12.10 The initial Indemnitor(s) hereunder shall be Company and such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Indemnitor (each an "ADDITIONAL INDEMNITOR"), by executing a counterpart of this Agreement. A form of such a counterpart is attached hereto as Exhibit A. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Indemnitors, each such Additional Indemnitor shall be an Indemnitor and shall be as fully a party hereto as if such Additional Indemnitor were an original signatory hereof. Each Indemnitor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Indemnitor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Indemnitor hereunder. This Agreement shall be fully effective as to any Indemnitor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Indemnitor hereunder.

                  [Remainder of page intentionally left blank]



                                     XVI-10

        IN WITNESS WHEREOF, each Indemnitor has executed this Agreement as of the date first above written.


                                                                               ,
                                        ---------------------------------------
                                        as an Indemnitor

                                        By:
                                             -----------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                        Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------


                                                                               ,
                                        ---------------------------------------
                                        as an Indemnitor

                                        By:
                                             -----------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                        Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------


                                                                               ,
                                        ---------------------------------------
                                        as an Indemnitor

                                        By:
                                             -----------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                        Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------



                                     XVI-11

                                    EXHIBIT A

                 FORM OF COUNTERPART FOR ADDITIONAL INDEMNITORS


        This COUNTERPART (this "COUNTERPART"), dated _______, 200_, is delivered pursuant to Section 12.10 of the Environmental Indemnity Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Environmental Indemnity Agreement, dated as of September ___, 2001 (as it may be from time to time amended, modified, restated, or supplemented, the "AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), executed and delivered by the Indemnitors named therein to and for the benefit of CSFB, acting through one or more of its agencies, branches or affiliates, as Administrative Agent and certain other parties named therein as "INDEMNITEES". The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Indemnitor under the Environment Indemnity Agreement in accordance with Section 12.10 thereof and agrees to be bound by all of the terms thereof.

        IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of _______, 200_.


[NAME OF ADDITIONAL INDEMNITOR]



By:
   --------------------------------
     Name:
     Title:


Address:

     ------------------------------

     ------------------------------

     ------------------------------

                                  SCHEDULE 1.1A
                                       TO
                                CREDIT AGREEMENT

                         CONSOLIDATED EBITDA ADJUSTMENTS

                               (SEPARATE DOCUMENT)

                                  Schedule 1.1A
                                       To
                               To Credit Agreement

                         Consolidated EBITDA Adjustments


                                           Q3 '00         Q4 '00           Q1 '01         Q2 '01           Q3 '01          Q4 '01
                                         ----------      ----------      ----------      ----------      ----------      ----------
NON-RECURRING EXPENSES
 One Time Severance Costs                $        -      $      0.0      $      0.0      $      2.5             $ -             $ -
 Senior Executive Salaries Reductions    $      0.2             0.2             0.2             0.2             $ -             $ -
 One Time 25th Anniversary Expenditures  $      0.3             0.3             0.0             0.0             $ -             $ -
 Employee Headcount Reduction            $      0.2             0.2             0.2             0.2             $ -             $ -
 Lear Jet Disposal                       $      0.4             0.4             0.8             0.4             $ -             $ -
                                         ----------      ----------      ----------      ----------      ----------      ----------

TOTAL NON-RECURRING EXPENSES             $      1.0      $      1.0      $      1.2      $      3.2             $ -             $ -

                                          Q1 '02          Q2 '02
                                         ----------      ----------

NON-RECURRING EXPENSES
 One Time Severance Costs                       $ -             $ -
 Senior Executive Salaries Reductions           $ -             $ -
 One Time 25th Anniversary Expenditures         $ -             $ -
 Employee Headcount Reduction                   $ -             $ -
 Lear Jet Disposal                              $ -             $ -
                                         ----------      ----------

TOTAL NON-RECURRING EXPENSES                    $ -             $ -

                                  SCHEDULE 1.1B
                         OPERATING LEASES EXCLUDED FROM
                            "INDEBTEDNESS" DEFINITION

        1. Master Equipment Lease Agreement, dated as of August 16, 1999, by and between First Security Bank, N.A, as Owner Trustee under Trust Agreement (TC Aviation, Inc. Trust 1999-A), dated August 16, 1999, and TC Aviation, Inc. (Operating Lease for Gulfstream aircraft)

        2. Master Equipment Lease Agreement, dated as of May 30, 2000, between KeyCorp Leasing, a division of Key Corporate Capital, Inc. and AK Mobile Television, Inc. (Operating Lease for HDTV mobile unit)

        3. Lease Agreement, dated January 24, 1996, between Automotive Rentals, Inc. ("ARI") and Ackerley Communications, Inc.

        4. Other operating leases incurred in the ordinary course of business, such as office equipment leases, occupancy leases, tower leases and additional vehicle leases.

                                  SCHEDULE 4.1C
                               CORPORATE STRUCTURE

                               (SEPARATE DOCUMENT)

                                  [FLOWCHART]

                                  SCHEDULE 5.1
                                5.1A THROUGH D --
            INFORMATION REGARDING LOAN PARTIES AND OTHER SUBSIDIARIES

------------------------------------------------ --------------------- ----------------------- -----------------------
                                                 Domestic              Foreign                 Outstanding
Name of Corporation                              Jurisdiction          Jurisdiction            Capital Stock
------------------------------------------------ --------------------- ----------------------- -----------------------
PARENT:
------------------------------------------------ --------------------- ----------------------- -----------------------
The Ackerley Group, Inc.                         Delaware              WA                      N/A
------------------------------------------------ --------------------- ----------------------- -----------------------
SUBSIDIARIES(1):
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Broadcasting Fresno, LLC (2)            Delaware              CA                      100% LLC Interest
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Communications of Massachusetts, Inc    Washington            None                    1,000
(2)
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Interactive Media, Inc.                 Washington            CA                      1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Media Group, Inc.                       Washington            AK, CA, CO, FL, NJ,     1
                                                                       NY, OR
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Seattle Storm, Inc. (3)                 Washington            None                    1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
Ackerley Ventures, Inc. (2)                      Washington            None                    1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
AK Florida Outdoor, Inc (2)                      Washington            FL, OR                  1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
AK Mobile Television, Inc.                       Washington            None                    1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
Central NY News, Inc.                            Washington            NY                      1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
Full House Sports and Entertainment, Inc. (2)    Washington            None                    1,000
------------------------------------------------ --------------------- ----------------------- -----------------------
iKnow Bakersfield LLC (4)                        Washington            CA                      LLC Interest (4)
------------------------------------------------ --------------------- ----------------------- -----------------------
KVOS TV, Ltd.(2)                                 British Columbia      None                    1
------------------------------------------------ --------------------- ----------------------- -----------------------
SSI, Inc.                                        Washington            None                    100
------------------------------------------------ --------------------- ----------------------- -----------------------
TC Aviation, Inc.                                Oregon                Washington              1,000
------------------------------------------------ --------------------- ----------------------- -----------------------

(1) Unless otherwise indicated, each subsidiary is 100% owned by The Ackerley Group, Inc.

(2)  Wholly-owned subsidiary of Ackerley Media Group, Inc.

(3)  Wholly-owned subsidiary of SSI, Inc.

(4) Ownership: Ackerley Media Group, Inc. -- 35%; Ackerley Interactive Media, Inc. -- 35%; third party ownership -- 30%

                                  SCHEDULE 5.1E
                                5.1E(i) AND (ii)
                     STATION DESCRIPTION; FCC LICENSES OWNED

---------------- ------------------------------ -------------- ---------------------------- -------------------------
                                                                    AUTHORIZED HOLDER               LICENSE
 CALL LETTERS               MARKET                 SERVICE              /LICENSEE               EXPIRATION DATE
---------------- ------------------------------ -------------- ---------------------------- -------------------------
   CENTRAL
    COAST
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KCOY-TV               Santa Barbara-Santa           TV(1)      Ackerley Media Group, Inc.   December 1, 2006
                   Maria-San Luis Obispo, CA
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KGET(TV)                Bakersfield, CA             TV(2)      Ackerley Media Group, Inc.   December 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KGPE(TV)              Fresno-Visalia, CA            TV(1)      Ackerley Broadcasting        December 1, 2006
                                                               Fresno, LLC
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KKFX-CA                Santa Barbara, CA            TV(3)      Ackerley Media Group, Inc.   December 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
NORTH COAST
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KION(TV)                  Salinas, CA               TV(1)      Ackerley Media Group, Inc.   December 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KFTY(TV)                Santa Rose, CA               TV        Ackerley Media Group, Inc.   December 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KMOR-LP                   Eugene, OR            Low Power TV   Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KMTR(TV)                Springfield, OR             TV(2)      Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KMTX-TV                  Roseburg, OR                TV        Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KMTZ(TV)                 Coos Bay, OR                TV        Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KVIQ-TV                   Eureka, CA                TV(1)      Ackerley Media Group, Inc.   December 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
NEW YORK
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WBGH-CA                 Binghamton, NY              TV(2)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WIVT(TV)                Binghamton, NY              TV(4)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WIXT(TV)                E. Syracuse, NY             TV(4)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WOKR(TV)                 Rochester, NY              TV(4)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WUTR(TV)                   Utica, NY                TV(4)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
WWTI(TV)                 Watertown, NY              TV(1)      Central NY News, Inc.        June 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
PACIFIC NW
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KTVF(TV)                 Fairbanks, AK              TV(2)      Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KVOS-TV                 Bellingham, WA               TV        Ackerley Media Group, Inc.   February 1, 2007
---------------- ------------------------------ -------------- ---------------------------- -------------------------
RADIO
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KHHO(AM)                  Seattle, WA                AM        AK Media Group, Inc.(5)      February 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KJR(AM)                   Seattle, WA                AM        Ackerley Media Group, Inc.   February 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KBTB(FM)                  Seattle, WA                FM        Ackerley Media Group, Inc.   February 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------
KUBE(FM)                  Seattle, WA                FM        Ackerley Media Group, Inc.   February 1, 2006
---------------- ------------------------------ -------------- ---------------------------- -------------------------

(1)  CBS Affiliate

(2)  NBC Affiliate

(3)  Fox Affiliate

(4)  ABC Affiliate

(5)  n/k/a Ackerley Media Group, Inc. -- by reason of change of corporate name.

                            SCHEDULE 5.1E(v) - LMA'S

LMA                                                    TERMINATION DATE                     AMOUNT PAYABLE

WETM-TV Local Marketing Agreement, dated February 1,   Earlier of the Closing of Spinoff    $275,000/quarter (1)
2000, between Smith Television of New York             or Purchase Option, unless
and Central NY News, Inc.                              otherwise terminated

Time Brokerage Agreement, dated                        January 12, 2008 (unless FCC         $350,000/quarter (2)
January 12, 2000, between Seal Rock                    license earlier assigned to
Broadcasters, LLC and Ackerley Media Group, Inc.       Programmer or otherwise earlier
(fka AK Media Group, Inc.) for television station      terminated)
KCBA(TV) in Salinas, California

Joint Sales Agreement, dated September 10, 1999,       Until termination of Put and Call    $55,000/month (4)
between Rock On Radio, LLC and Ackerley Media Group,   Agreement, unless earlier
Inc. (fka AK Media Group, Inc.), for KKBY(FM). (3)     terminated


(1)  $275,000 plus certain costs and expenses.

(2) Estimated amount based on prior three fiscal quarters. Payment is set forth in Attachment II to Time Brokerage Agreement and includes payment of estimated employee costs, certain debt payments and certain insurance costs, plus $45,000.

(3)  KKBY(FM) now KFNK(FM).

(4)  Plus certain annual and monthly adjustments.

                                  SCHEDULE 5.5B
                                  REAL PROPERTY
                               (SEPARATE DOCUMENT)

                 THE ACKERLEY GROUP
                 PROPERTY LISTING

------------------------------------------------------------------------------------------------------------------------------------
SEGMENT          DIVISION                                                       DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
Corporate        CORPORATE                     IT and Marketing office space (Lease dated 4/12/99, between 401 Elliott West LLC,
                                               Landlord and The Ackerley Group, Inc., Tenant)

Corporate        CORPORATE                     351 Elliott common areas (Lease dated 4/12/99, between 401 Elliott West LLC, Landlord and The Ackerley Group, Inc., Tenant)

Corporate        CORPORATE                     Rainier Tower office space (Sublease Agreement between Board of Regents of the
                                               University of Washington, Sublandlord and Ackerley Communications, Inc., Subtenant)

Outdoor          AK MA                         Main Office

Outdoor          AK MA                         Sales Office (Lease Agreement, dated 7/17/97, between 370 Main Street Associates, LP, lessor and Ackerley Group, Inc., d/b/a AK Media/MA)

Outdoor          AK MA                         Sales Office (Indenture of Lease, between Ten North Main Street LLC, landlord and AK
                                               Media Group, Inc., Tenant, dated 5/11/99)

Outdoor          AK MA                         Comm building

Outdoor          AK NY                         Nat'l Sales Office (Second Amendment of Lease, dated 2/12/01 between Sage Realty
                                               Corporation Landlord, and Ackerley Media Group, Inc., Tenant; First Amendment and
                                               Extension of Lease between Landlord and Tenant, dated 12/17/91; Lease between
                                               Ackerley Airport Advertising, Inc. and Landlord dated 5/20/81)

Outdoor          AK WA                         AK Media/WA Admin & Operations Facility

Outdoor          AK WA                         AK Media/WA Tacoma Sales Office (Lease Amendment, dated 5/9/00, between Rust
                                               Building- Tacoma, LLC and AK Media Group, Inc., d/b/a AK Media/NW, of Lease, dated
                                               12/30/96, between Rust Building-Tacoma, LLC and AK Media Group, Inc., d/b/a AK Media
                                               Northwest

Outdoor          AK WA                         AK Media/OR Admin Facility

Outdoor          AK OR                         AK Media/OR Operations Facility

Outdoor          AK OR                         AK Media/OR Real Estate Office (Office Lease, dated 1/11/00, between Flanders 720
                                               LLC and AK Media Group, Inc., d/b/a AK Media/NW)

Outdoor          Outdoor Mgmt                  Nat'l Sales Office (Second Amendment of Lease, dated 2/12/01 between Sage Realty
                                               Corporation Landlord, and Ackerley Media Group, Inc., Tenant; First Amendment and
                                               Extension of Lease between Landlord and Tenant, dated 12/17/91; Lease between
                                               Ackerley Airport Advertising, Inc. and Landlord dated 5/20/81)

Outdoor          Outdoor Mgmt                  Los Angeles National Sales Office (First Amendment to Office Lease, dated 5/5/01, between Wilshire Associates, LLC, Landlord and Ackerley Media Group, Inc., Tenant;
                                               Lease between) Landlord and AK Media Airport, dated 1/29/97)

Outdoor          Outdoor Mgmt                  Chicago National Sales Office (Standard Office Lease, dated 8/1/99, between WDI
                                               Realty Co., Landlord and AK Media Group, Inc., Tenant.)

Radio            NEW CENTURY MEDIA             prior KHHO offices in Tacoma (Lease Amendment, dated 5/9/00, between Rust Building-
                                               Tacoma, LLC and AK Media Group, Inc., d/b/a AK Media/NW, of Lease, dated 12/30/96, between Rust Building-Tacoma, LLC and AK Media Group, Inc., d/b/a AK Media Northwest

Radio            NEW CENTURY MEDIA             FM broadcast systems for KUBE FM & KBTB FM - we lease space on the tower and adjacent building (Broadcast Site Lease, dated 9/30/98, between Ratelco Properties Corp,
                                               Lessor and New Century Seattle Partners, LP, Lessee)

Radio            NEW CENTURY MEDIA             KHHO AM and KJR AM Tower Site

Radio            NEW CENTURY MEDIA             Main office space (Lease dated 4/12/99, between 401 Elliott West LLC, Landlord and
                                               The Ackerley Group, Inc., Tenant)

TV               KMTR                          Main studio facility

TV               KMTR                          KMTR transmitter facility - we own the building and tower which sit on leased land.

TV               KMTR                          KMOR transmitter - we lease space in the transmitter building and space on the tower, no land involved. We do not own the tower. (Site Lease Agreement, dated 8/1/96 between James D. Silke, the Lessor and Greg A. Peterson, Lessee)

TV               KMTR                          Microwave relay and KMTX translator - we lease tower space only (Joint Occupancy
                                               Agreement, dated 12/31/87, between KEZI, Inc., d/b/a KEZI-TV, Eugene Television, Inc.
                                               dba KVAL-TV and KMTR, Inc.)

TV               KMTR                          KMTX transmitter - we lease tower space only (Letter Agreement, dated 6/3/86, between KEZI-TV and KMTR-TV regarding Mt. Nebo translator site in Roseburg)

TV               KMTR                          KMTX translator - we lease tower space only (Lease Agreement for Space on Tower and
                                               Space in Building, dated 5/1/97, between Subar Enterprises, a JV of Barbara G. Putnam and Sue A. Columbo the Successor in interest to Umpqua Research Company, Lessor and
                                               Wicks Broadcast Group, LP)

TV               KMTR                          Microwave relay - we lease tower space only (Joint Occupancy Agreement, dated
                                               12/31/87, between KEZI, Inc., d/b/a KEZI-TV, Eugene Television, Inc. dba KVAL-TV and
                                               KMTR, Inc.)

TV               KMTR                          KMTZ Transmitter facility - we lease tower space only (Joint Occupancy Agreement, dated 12/31/87, between KEZI, Inc., d/b/a KEZI-TV, Eugene Television, Inc. dba
                                               KVAL-TV and KMTR, Inc.)


                 SCHEDULE 5.5B
                 REAL PROPERTY

----------------------------------------------------------------------------------------------------------------------------
     STREET ADDRESS                                CITY                 STATE    ZIP CODE      OWN/LEASE      SQUARE FOOTAGE
----------------------------------------------------------------------------------------------------------------------------
351 Elliott Avenue West                            Seattle                WA       98119         Leased            7,600


352 Elliott Avenue West                            Seattle                WA       98120         Leased           21,979


1301 5th Avenue, suite 3500                        Seattle                WA       98101         Leased           16,814


89 Maple St                                        Stoneham               MA       02180         OWNED*           22,000

370 Main St                                        Worcester              MA       01608         LEASED            1,873


10 N. Main St                                      Fall River             MA       02720         LEASED            1,952


442-452 Bennington                                 East Boston            MA                     OWNED*            6,225

767 Third Ave                                      NY                     NY       10017         Leased            2,200




3601 Sixth Ave South                               Seattle                WA                     OWNED*           24,966

950 Pacific Ave Suite 1230                         Tacoma                 WA                     Leased            1,185




715 NE Everett                                     Portland               OR                     OWNED*            4,243

633 NE Everett                                     Portland               OR                     OWNED*            6,680

720 NE Flanders, Suite 207                         Portland               OR                     Leased              570


767 3rd Ave, 24th Floor                            New York               NY                     Leased            4,000




6300 Wilshire Blvd, Suite 810                      Los Angeles            CA                     Leased            1,841



350 N. La Salle, Suite 720                         Chicago                IL                     Leased            3,323


950 Pacific Avenue, Ste 1200 & 1230                Tacoma                 WA       98402         Leased            4,254



Cougar Mountain                                                           WA                    LEASED*              800



2622, 2921, 2515  29th Ave E.                      Tacoma                 WA                     OWNED*            3,456

351 Elliott Avenue West                            Seattle                WA       98119         Leased           31,387


3825 International Court                           Springfield            OR                     OWNED*           10,900

Coburg ridge                                       Eugene                 OR                     OWNED*            1,500

Blanton hill                                       Eugene                 OR                    LEASED*               50



Scott Mtn                                          Sutherlin              OR                    LEASED*               50



Mt. Nebo                                           Roseburg               OR                    LEASED*               50


Boomer Hill                                        Tri-Cities             OR                    LEASED*               50




Kenyon Mtn                                         Canyonville            OR                     OWNED*              200



Noah Butte                                         Coos Bay               OR                     OWNED*              600

TV               KMTR                          KMTZ Translator facility - land lease, we own facility (Road Use Permit and Site
                                               Lease, dated 12/31/92, between John Hancock Mutual Life Insurance Co. and KMTR
                                               Newsource 16, The Ackerley Group, Inc.)

TV               KMTR                          leased KMTZ M/W relay facility (Renewal Lease, dated 11/1/98 between Black Tail
                                               Development LLC, Landlord and KEZI, Inc. and Wicks Broadcast Group Limited
                                               Partnership successor to KMTR, Inc., collectively the Tenant)

TV               KCBA/KION                     Broadcast facility

TV               KCBA/KION                     Space leased to Access Monterey Penninsula

TV               KCBA                          KCBA Tower Site - land lease, we own the tower (Ground Lease Agreement, dated
                                               12/12/80 between William A. Reeves, Marylin Reeves Baldocchi, Lauren R. Boyle,
                                               William R. Reeves, Michael S. Reeves, Donald R. Baldocchi and A. Raquel Baldocchi,
                                               d/b/ Gabilan Cattle Co., Lessors and KLOC Broadcasting Co., Inc., Assigned to Cyperss
                                               Broadcasting, Inc.)

TV               KION                          KION Tower Site - land lease, we own the tower (Communication Site Land Lease, dated
                                               8/13/99 between Dorrance Raches, LP, Lessor and AK Media Group, Inc., dba KION TV,
                                               Lessee)

TV               KVIQ                          Broadcast Facility

TV               KVIQ                          KVIQ Tower Site - land lease, we own the tower (Agreement between Miller
                                               Broadcasting Company and KVIQ-TV6, dated 1/1/98)

TV               KFTY                          Broadcast Facility

TV               KFTY                          Broadcast Tower (Lease, dated 10/14/80, between Norman B. Livermore & Sons, Lessor and Sonoma Broadcasting, Inc., Lessee)

TV               NYHQ                          one-story office building on 2 acres

TV               WIXT                          one-story bldg. w/ offices, tv studio & garage on 4 acres

TV               WIXT                          900 ft. TV tower w/ bldg. & garage on 98 acres

TV               WIVT/WBGH                     two-story bldg. w/ offices, tv studio & 500 ft. TV on 7 acres

TV               WOKR                          one-story bldg. w/ offices, tv studio & garage

TV               WOKR                          300 ft. TV tower w/ bldg. on 0.5 acre

TV               WUTR                          one-story bldg. w/ offices, tv studio, garage & 375 ft. TV tower on 21 acres

TV               WWTI                          one-story bldg. w/ offices & tv studio (Lease Extension Agreement, dated 12/1/98, between Stateway Plaza Shopping Center and Smith Broadcasting Grup of Watertown, LP,
                                               original Lease between Stateway Plaza Shopping Center and Moreland Broadcast
                                               Associates, dated 10/86)

TV               WWTI                          1,000 ft. TV tower w/ small bldg. on 16.5 acres

TV               KCOY                          Studio & Office Facilities

TV               KCOY                          Transmitter Site - sits on leased land (Communications Use Lease, dated 5/21/97, between Benedek Broadcasting Corp., dba KCOY-TV, as Lessee and the USA acting through the Forest Service, Department of Agriculture, as Lessor)

TV               KCOY                          Sales & News Bureau (Standard Industrial/Commercial Multi-Tenant Lease-Modified Net,
                                               dated 4/28/99 between Foothill Triangle, LLC, Lessor and AK Media Group, Inc.,
                                               Lessee)

TV               KCOY                          Sales & News Bureau (Sublease, dated June, 2000, between Mark Carrillo and Cynthia
                                               Carrillo dba City Market and AK Media Group, Inc., of Lease, dated 10/4/96, between
                                               Edward Carrillo and Annette B. Carrillo, lessor and Mark R. Carrillo and Cynthia A.
                                               Carrillo, dba City Meat Market, lessee)

TV               KGET                          Studio & Office Facilities

TV               KGET                          Transmitter Site - sits on leased land (Ground Lease, dated 8/14/67, between Edwin L.
                                               O'Reilly and Elvira M. O'Reilly, owner and Kern County Broadcasting Co., lessee)

TV               KGPE                          Studio & Office Facilities

TV               KGPE                          Transmitter Site - sits on owned land

TV               KKFX                          Transmitter Site - we lease space on tower only (Assignment of Contracts and Leases, dated 5/9/00, between Fox 11, LLC and AK Media Group, Inc., assigning the Use
                                               Agreement, dated 9/1/98 between Digisphere Broadcasting LP and Fox 11, LLC and
                                               Communications Use Lease, dated 7/15/97 between Digisphere Broadcasting (KSLY-FM) and
                                               USA acting through the Forest Service)

TV               KVOS TV                       Office space & broadcast facility

TV               KVOS TV                       Transmitter building.  Tower and related facilities on State owned land.  KVOS has land use rights for the tower and related equipment. (Communications Site Agreement, dated 4/12/76, between State of Washington and KVOS Television Corporation)

TV               KVOS TV LTD                   Office space (Lease, dated 5/2/96, between Poplar Properties, Ltd., Lessor and KVOS
                                               TV LTD, Lessee

TV               KTVF TV                       Office space & broadcast facility (Building Lease Agreement, dated 8/2/99, between
                                               C&N Partnership and AK Media Group)

TV               KTVF TV                       Transmitter/tower site (Tower Lease, dated 8/2/99 between Fourth and Lacey, LLC and
                                               AK Media Group, Inc.)





TV               WBGH                          TV Tower (Antenna Site Lease, dated ____, between Pinnacle Towers, Inc., Lessor and
                                               Central NY News, Inc., Lessee)


 Bennet Butte                                       Bandon                 OR                    Leased*               50



 Roman Nose Mtn                                     Richardson             OR                    Leased*               50



 1550 Moffett St                                    Salinas                CA                     OWNED*           30,000

 2200 Garden Road                                   Monterey               CA                     OWNED*           17,000

 Fremont Peak                                                              CA                    Leased*            1,200





 Toro Peak                                                                 CA                    Leased*            2,175



 1800 Broadway                                      Eureka                 CA                     OWNED*            7,128

 1733 Barry Road                                    Kneeland               CA       95549        LEASED*            1,680


 533 Mendocino Avenue                               Santa Rosa             CA                     OWNED*           13,032

 Mt St Helena                                                              CA                    LEASED*              900


 5701 Enterprise Pkwy.                              East Syracuse          NY                    LEASED*           15,000

 5904 Bridge St.                                    East Syracuse          NY                     OWNED*           25,000

 Sevier Rd.                                         Pompey                 NY                     OWNED*            2,700

 203 Ingraham Hill Rd.                              Binghampton            NY                     OWNED*           11,000

 4225 W. Henrietta Rd                               Rochester              NY                     OWNED*           32,000

 Pinnacle Hill                                      Brighton               NY                     OWNED*            2,300

 Smith Hill Rd.                                     Utica                  NY                     OWNED*           12,000

 1222 Arsenal St.                                   Watertown              NY                    Leased*           10,000




 Hayes Rd.                                          Denmark                NY                     OWNED*              750

 1211 West McCoy Lane                               Santa Maria            CA                     OWNED*           13,000

 Tepesquet Peak                                     Santa Barbara County   CA                     Owned*            1,320



 553 Higuera St, Ste A                              San Luis Obispo        CA                     Leased            2,100



 1100 Chapala S                                     Santa Barbara          CA                     Leased            2,500




 2120 L St                                          Bakersfield            CA                     OWNED*           33,117

 Mt Adelaide                                        Kern County            CA                     Owned*            1,727


 4880 North First Street                            Fresno                 CA                     OWNED*           16,500

 42568 Radio Lane                                   Auberry                CA                     OWNED*            2,172

 Cuesta Peak                                        San Luis Obispo        CA                    Leased*                4





 1151 Ellis Street                                  Bellingham             WA       98225         OWNED*            13130

 Moran St Park                                      Orcas Island           WA                    LEASED*             3781



 West 8th Ave, Suite 320                            Vancouver              BC      V6H 3V9        Leased             8108


 3528 International Way                             Fairbanks              AK       99701        LEASED*            12267


 AK Natl Bk Bldg, Block 46, Suite 817.              Fairbanks              AK       99701        Leased*              600
 Tower is located on top of building. We
 lease space in the building and the
 space on top of the building on which
 the ower sits.


 Ingraham Hill                                      Binghampton            NY                    LEASED*              100

 * POST CLOSING DATE MORTGAGED PROPERTIES

                                  SCHEDULE 5.5C
                              INTELLECTUAL PROPERTY

U.S. TRADEMARKS:
================================= ================================= ===================== =============================
        REGISTERED OWNER               TRADEMARK DESCRIPTION        REGISTRATION NUMBER           REGISTRATION
                                              (Class)                                                 DATE
--------------------------------- --------------------------------- --------------------- -----------------------------
Ackerley Media Group, Inc.        INSIDE OUTDOOR  (35)                   2,466,429                   7/3/01
--------------------------------- --------------------------------- --------------------- -----------------------------
Ackerley Communications, Inc.(1)  PROJECT HANGTIME AND DESIGN                                        8/6/96
                                  (42)                                   1,991,067
--------------------------------- --------------------------------- --------------------- -----------------------------
Ackerley Media Group, Inc.        FASTFLEX  (35, 42)                     2,326,491                   3/7/00
--------------------------------- --------------------------------- --------------------- -----------------------------
Ackerley Media Group, Inc.        WHERE IDEAS GET BIGGER  (35, 42)       2,326,513                   3/7/00
--------------------------------- --------------------------------- --------------------- -----------------------------


STATE TRADEMARKS:
============================== ============================== ========= ============= ============ ========== =========
      REGISTERED OWNER         TRADEMARK DESCRIPTION (Class)   STATE     SERIAL NO.    REG. NO.    DURATION   RENEWAL
                                                                         FILE DATE     REG. DATE
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------
Ackerley Communications        EYESTREET PRODUCTIONS             CA       045,341       045,341    10 Years   12/5/05
Group(2)                                                                  12/3/95       12/3/95
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------

New Century Seattle Partners   SUMMER JAM (35)                   WA       025,382       025,382     6 Years   8/28/02
L.P.(3)                                                                   8/28/96       8/28/96
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------

New Century Seattle Partners   KUBE 93 FM (35)                   WA       025,383       025,383     6 Years   8/28/02
L.P.(3)                                                                   8/28/96       8/28/96
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------

New Century Seattle Partners   KJR 95.7 FM GREATEST HITS OF      WA       025,384       025,384     6 Years   8/28/02
L.P.(3)                        THE 70'S (LOGO) (35)                       8/28/96       8/28/96
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------

New Century Seattle Partners   SPORTS RADIO 950 AM (&            WA       025,385       025,385     6 Years   8/28/02
L.P.(3)                        DESIGN) (35)                               8/28/96       8/28/96
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------

KJR -- FM/New Century          WIN AT WOKR (42)                  WA       026,875       026,875     6 Years   4/13/04
Media(3)                                                                  4/13/98       4/13/98
------------------------------ ------------------------------ --------- ------------- ------------ ---------- ---------


FOREIGN TRADEMARK:
-------------------------- --------------------------------- ------------------------ -----------------------
       Registered               Trademark Description          Registration Number         Registration
          Owner                                                                                Date
-------------------------- --------------------------------- ------------------------ -----------------------
AK Media Group, Inc.(2)         DIGITALCENTRALCASTING               1,337,765                1/30/01
-------------------------- --------------------------------- ------------------------ -----------------------


FOREIGN PENDING TRADEMARK:
======================= ======================== ======== ============= ============= ============================
        CLIENT                DESCRIPTION         CLASS     COUNTRY      SERIAL NO.            COMMENTS
                                                            (AGENT)      FILE DATE
----------------------- ------------------------ -------- ------------- ------------- ----------------------------
Ackerley Media Group,
Inc.                    DIGITAL CENTRALCASTING     n/a       Canada      1,031,549    6/26/01: CLIENT DECIDED TO
                                                           (Shapiro)      10/7/99     ABANDON
                                                                        US Priority   (Will Lapse: 11/3/01)
                                                                          (4/9/99)
----------------------- ------------------------ -------- ------------- ------------- ----------------------------

(1)  n/k/a The Ackerley Group, Inc. by reason of change of corporate name.

(2)  n/k/a Ackerley Media Group, Inc. by reason of change of corporate name.

(3) n/k/a Ackerley Media Group, Inc. by reason of asset transfer from wholly-owned subsidiary.

                                  SCHEDULE 5.5C
                                   (CONTINUED)
                              INTELLECTUAL PROPERTY

U.S. PENDING TRADEMARKS:

=================================  ====================================  =======  ==========  ===========  ===========
APPLICANT/OWNER                    DESCRIPTION  (CLASS)                  LOGO     FILE DATE   SERIAL NO.   PUB
                                                                                  FILE BASE                (NOA)
---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive               I KNOW  (35)                          n/a      7/6/00      76/085,024   3/27/01
Media, Inc.                                                                       ITU                      (6/19/01)

---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive               I KNOW (42)                           n/a      7/6/00      76/085,014   3/27/01
Media, Inc.                                                                       ITU

---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive               I KNOW AND DESIGN                              7/6/00      76/085,013
Media, Inc.                        (35)                                  [LOGO]   ITU


---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive               I KNOW AND DESIGN                              7/6/00      76/085,012
Media, Inc.                        (42)                                  [LOGO]   ITU


---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive               THE I KNOW NETWORK                             7/6/00      76/085,011
Media, Inc.                        AND DESIGN  (35)                      [LOGO]   ITU


---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Interactive Media, Inc.   THE I KNOW NETWORK AND DESIGN  (42)            7/6/00      76/085,010
                                                                         [LOGO]   ITU

---------------------------------  ------------------------------------  -------  ----------  -----------  -----------
Ackerley Media Group, Inc.         YOU'VE GOT PROOF  (35)                n/a      4/26/99     75/691,808    12/21/99
                                                                                  ITU                       (3/14/00)
---------------------------------  ------------------------------------  -------  ----------  -----------  -----------

=================================    ==============================================
APPLICANT/OWNER                                        COMMENTS

---------------------------------    ----------------------------------------------
Ackerley Interactive                 6/26/01:  NO FURTHER WORK NEEDED
Media, Inc.                          PER CLIENT
                                     (Will Lapse: 12/19/01)
---------------------------------    ----------------------------------------------
Ackerley Interactive                 6/26/01:  NO FURTHER WORK NEEDED
Media, Inc.                          PER CLIENT
                                     6/25/01:  Extension to Oppose due by Motorola
---------------------------------    ----------------------------------------------
Ackerley Interactive                 4/18/01: LET IT LAPSE PER ERIC
Media, Inc.                          RUBIN
                                     4/11/01:  Further Examination Suspended
                                     (Prior Mark 76/085,686 Cited) Will Lapse
---------------------------------    ----------------------------------------------
Ackerley Interactive                 4/18/01: LET IT LAPSE PER ERIC
Media, Inc.                          RUBIN
                                     4/11/01:  Further Examination Suspended
                                     (Prior Mark 76/085,686 Cited) Will Lapse
---------------------------------    ----------------------------------------------
Ackerley Interactive                 4/18/01: LET IT LAPSE PER ERIC
Media, Inc.                          RUBIN
                                     4/11/01:  Further Examination Suspended
                                     (Prior Mark 76/085,686 Cited) Will Lapse
---------------------------------    ----------------------------------------------
Ackerley Interactive Media, Inc.     4/18/01: LET IT LAPSE PER ERIC RUBIN
                                     4/11/01:  Further Examination Suspended
                                     (Prior Mark 76/085,686 Cited) Will Lapse
---------------------------------    ----------------------------------------------
Ackerley Media Group, Inc.           4/18/01: LET IT LAPSE PER ERIC RUBIN
                                     (Will Lapse: 9/14/01)
---------------------------------    ----------------------------------------------

                                  SCHEDULE 5.5C
                                   (CONTINUED)
                              INTELLECTUAL PROPERTY

UNREGISTERED COMMON LAW TRADEMARKS:

===========================  ========================================  =========  ===========  ===========  ===========
      APPLICANT/OWNER                     MARK (CLASS)                             FILE DATE    SERIAL NO.     PUB
                                                                           LOGO    FILE BASE                  (NOA)
---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
Ackerley Group, Inc. The     PROGRESSIVE HD MOBILE PRODUCTIONS  (38)       n/a      7/11/00     76/086,832
                                                                                      ITU

---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
Ackerley Group, Inc. The     PROGRESSIVE HD MOBILE PRODUCTIONS  (41)       n/a      7/11/00     76/086,833
                                                                                      ITU

---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
Ackerley Media Group, Inc.   DIGITAL CENTRALCASTING (35, 38, 41)           n/a       4/9/99     75/678,435
                                                                                      ITU

---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
Ackerley Media Group, Inc.   AK MEDIAPRINT AND DESIGN  (42)              [LOGO]      5/19/99    75/709,034    1/18/00
                                                                                      ITU                    (4/11/00)

---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
AK Media Group, Inc.(1)      KJR-TV  (38)                                  n/a      5/27/99     75/716,085    5/23/00
                                                                                      ITU                    (8/15/00)
---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------
Ackerley Group, Inc. The     (CORPORATE LOGO)                            [LOGO]       n/a          n/a          n/a

---------------------------  ----------------------------------------  ---------  -----------  -----------  -----------

===========================  =============================================
      APPLICANT/OWNER                          COMMENTS

---------------------------  ---------------------------------------------
Ackerley Group, Inc. The     ABANDONED
                             7/18/01: Response to OA due
                             6/26/01:  Client decided to abandon
---------------------------  ---------------------------------------------
Ackerley Group, Inc. The     ABANDONED
                             7/18/01: Response to OA due
                             6/26/01:  No further work needed per client
---------------------------  ---------------------------------------------
Ackerley Media Group, Inc.   ABANDONED
                             6/26/01: No further work is necessary
                             (Final Refusal & Appeal Not filed)
---------------------------  ---------------------------------------------
Ackerley Media Group, Inc.   ABANDONED (Mark Not Being Used)
                             4/10/01:  Client decided to abandon

---------------------------  ---------------------------------------------
AK Media Group, Inc.(1)      ABANDONED
                             2/12/01:  Client decided to abandon
---------------------------  ---------------------------------------------
Ackerley Group, Inc. The     NOT APPLIED FOR REG.
                             4/18/01: Per Eric Rubin, no need to register
---------------------------  ---------------------------------------------


U.S. COPYRIGHTS:

-----------------------------  ------------------------  --------------  --------------------------
         TITLE                     REGISTRATION NO.      DATE OF ISSUE         REGISTERED OWNER
-----------------------------  ------------------------  --------------  --------------------------
AK MEDIA ANSWER BOOK           Reg. No.: TX 5-155-741    11/8/99         AK Media Group, Inc.(1)
                               Expires: July 23, 2074
-----------------------------  ------------------------  --------------  --------------------------
AK MEDIA INSIDE OUTDOOR GUIDE  Reg. No.: TX 5-177-062    11/8/99         AK Media Group, Inc.(1)
                               Expires: July 23, 2074
-----------------------------  ------------------------  --------------  --------------------------

(1)  n/k/a Ackerley Media Group, Inc. by reason of change of corporate name

                                  SCHEDULE 5.5B
                               (SEPARATE DOCUMENT)

                                  SCHEDULE 7.1
                          CERTAIN EXISTING INDEBTEDNESS
                               (SEPARATE DOCUMENT)

                                  SCHEDULE 7.1

                       CERTAIN OTHER EXISTING INDEBTEDNESS


----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Current       Long Term        Total
             Description                                        Rate        Term          Portion        Portion         Debt
             -----------                                      --------    ---------     ----------      ----------      ----------
Deferred Compensation - New Century Media                                                   91,237               -          91,237
Deferred Compensation - Full House Sports & Entertainment                                  448,976       1,467,576       1,916,552
                                                                                        ----------      ----------      ----------
                                                                                           540,213       1,467,576       2,007,789
                                                                                        ----------      ----------      ----------

Surety bonds                                                                                                               397,002
Note payable to employees(1)                                                                                               500,000
                                                                                                                        ----------
Total Other Indebtedness                                                                                                $  897,002
                                                                                                                        ==========


(1)  See Schedule 7.9 describing transactions with affiliates

                                  SCHEDULE 7.2
                             CERTAIN EXISTING LIENS


COMPANY                         JURISDICTION     SECURED PARTY         FILE DATE          FILE NUMBER
AK Mobile Television, Inc.      Washington       KeyCorp Leasing       6/7/00             20001590225

The Ackerley Group, Inc.        Washington       Copelco Capital,      12/27/99           00993610376
                                                 Inc.

                          SCHEDULE 7.3
                  CERTAIN EXISTING INVESTMENTS:

INVESTMENTS:

1.      Central Media/adDirect, Inc. (Fast Channel) made by         $ 2,615,000
        The Ackerley Group, Inc.

2.      Maveron Equity Partners 2000, LP made by                        300,000
        The Ackerley Group, Inc.(1)

3.      i5 Digital, LLC, made by Ackerley Ventures, Inc.              1,500,000

4.      Radio Central, Inc., made by Ackerley Ventures, Inc.            500,000

5.      Nonvoting Common Stock of Smith Television                   17,000,000
        of NY, purchased by Central NY News, Inc.

6.      Mylackey.com made by Ackerley Media Group, Inc.(2)               58,622

7.      Payment under KKBY Put & Call Agreement                       4,080,195
        made by Ackerley Media Group, Inc.(3)

8.      Advance to Barry A. Ackerley from The Ackerley                  102,344
        Group, Inc.(4)

9.      Loan to Denis Curley from The Ackerley Group, Inc.(5)           375,000

LMA'S:

1.      WETM-TV Local Marketing Agreement, dated February 1,
        2000, between Smith Television of New York and Central NY News, Inc.

2.      Joint Sales Agreement, dated September 1, 1999, between
        Rock On Radio, LLC for and under contract to become the licensee of FM broadcast Station KKBY(FM), and AK Media
        Group, Inc.

3. Time Brokerage Agreement, dated January 12, 2000, between Seal Rock Broadcasters, LLC and AK Media Group,
        Inc. for television station KCBA(TV) in Salinas, California

        --------------

        (1) Remaining commitment for Maveron is $700,000

        (2) Bankruptcy petition recently filed by Mylackey.com.

        (3) Bears interest and will be used to determine station's purchase price under Put/Call Option to acquire radio station KFNK. This does not represent an ownership interest.

        (4) See Schedule 7.9 -- Certain Transactions with Affiliates

        (5) Addressed in Retirement Agreement with Denis Curley, referenced in
            Schedule 7.9 -- Certain Transactions with Affiliates

                                  SCHEDULE 7.4
                     CERTAIN EXISTING CONTINGENT OBLIGATIONS


        1. NBA Plan withdrawal -- liability in an amount not expected to exceed $3 million as referenced in Section 5.11B.

        2. Potential liability for complete withdrawal from Multi-Employer Plans in an amount not expected to exceed $1 million as referenced in Section 5.11E

        3.  Guaranties of Operating Leases described in Schedule 1.1B.

        4. Existing Letters of Credit in the aggregate amount of $1,315,000, which will be replaced by Letters of Credit issued under the Credit Agreement(1).




(1) DETAIL OF LETTERS OF CREDIT

IN FAVOR OF                      DESCRIPTION                 AMOUNT    HOLDING BANK     REFERENCE #
Aetna Casualty & Surety Co.      Health Plan reserve         500,000   First Union      H158451
Employers Insurance of           Workers Comp reserve        815,000   First Union      S149887
Wausau

                                  SCHEDULE 7.9
                      CERTAIN TRANSACTIONS WITH AFFILIATES



    1.     Advance to Barry Ackerley                                              $102,344 in principal

    2.     Ted Ackerley and Christopher Ackerley loan to Company for Radio
           Central investment                                                     $500,000 in principal

    3.     Retirement Agreement and Consulting Agreement with Denis Curley,       Approximately $2,000,000
           dated as of July 24, 2001                                              compensation package.